Exhibit 2.6

EXECUTION VERSION

LUXFER HOLDINGS PLC

US$25,000,000 3.67% Series A Senior Notes due September 15, 2021

Private Shelf Facility

AMENDED AND RESTATED NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

Dated June 29, 2016

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Information Schedule	—	Authorized Officers
Schedule A	—	Information Relating to Purchasers
Schedule B	—	Defined Terms
Schedule C	—	Original Subsidiary Guarantors
Exhibit 1(a)	—	Form of 3.67% Series A Senior Note due September 15, 2021
Exhibit 1(b)	—	Form of Shelf Note
Exhibit 1(c)(i)	—	Form of English Guarantee Agreement
Exhibit 1(c)(ii)	—	Form of Joinder Agreement
Exhibit 2	—	Form of Request for Purchase
Exhibit 3	—	Form of Confirmation of Acceptance
Exhibit 4.9(b)	—	Confirmation of Guarantee
Exhibit 7.2	—	Form of Compliance Certificate
Schedule 5.22	—	Group Structure Chart

LUXFER HOLDINGS PLC

Anchorage Gateway

5 Anchorage Quay

Salford, M50 3XE

United Kingdom

US$25,000,000 3.67% Series A Senior Notes due September 15, 2021

Private Shelf Facility

June 29, 2016

To:          PGIM, Inc. (“Prudential”)

To:          Each purchaser of Series A Notes (as defined below) as set out in Schedule A (the “Series A Purchasers”)

To:          Each other Prudential Affiliate which becomes bound by this Agreement as hereinafter provided (together with the Series A Purchasers, each a “Purchaser” and, collectively, the “Purchasers”):

Ladies and Gentlemen:

Luxfer Holdings PLC (Registered No. 3690830), a public limited company organized under the laws of England and Wales (the “Issuer” or any successor that becomes such in the manner prescribed in Section 9.7), and each of the parties listed in Schedule C (each an “Original Subsidiary Guarantor” and collectively the “Original Subsidiary Guarantors”), agrees with Prudential and each Purchaser as follows:

1.                                      BACKGROUND; AMENDMENTS AND RESTATEMENTS AND AUTHORIZATION OF NOTES; GUARANTEES.

The Issuer is currently a party to and the issuer of notes pursuant to that certain Note Purchase and Private Shelf Agreement, originally dated as of September 18, 2014 (as amended, restated, supplemented or otherwise modified and in effect on the date hereof, the “Original Agreement”), between the Issuer, the Original Subsidiary Guarantors and the Purchasers identified therein.

Pursuant to the terms of the Original Agreement, the Issuer has, among other things, issued and sold to the Purchasers, and the Purchasers have purchased from the Issuer, Series A Senior Notes in the aggregate original principal amount of US$25,000,000 due September 15, 2021 (as amended, restated, supplemented or otherwise modified and as in effect from time to time and including any notes issued in substitution therefor pursuant to Section 14, the “Series A Notes”).  The Series A Notes shall be substantially in the form set out in Exhibit 1(a).

The Issuer and the Purchasers have agreed, subject to the terms and condition contained herein, to enter into this Agreement to, among other things, amend and restate the terms of the Original Agreement and the Original Notes and reduce the Available Facility Amount of the Shelf Facility by $50,000,000.

Certain capitalized terms used in this Agreement are defined in Schedule B attached hereto; references to a Section are, unless otherwise specified, to one of the Sections of this Agreement and references to an “Exhibit” or “Schedule” are, unless otherwise specified, to one of the exhibits or schedules attached to this Agreement.

1.1.                            Amendment and Restatement of Original Agreements.

Effective upon June 29, 2016, this Agreement shall, and hereby does, amend, restate and replace in its entirety the Original Agreement (including the Unconditional Guarantee) which, as so amended and restated by this Agreement, continues in full force and effect without rescission or novation thereof, and each of the Obligors hereby ratifies and affirms its obligations under the Original Agreement (as amended and restated by this Agreement).  The parties hereto hereby acknowledge and agree that the amendments to the Original Agreement set forth herein could have been effected through an agreement or instrument amending such agreement, and for convenience, the parties hereto have agreed to restate the terms and provisions of the Original Agreement, as amended hereby, pursuant to this Agreement.

1.2.                            Authorization of Issue of Shelf Notes.

The Issuer will authorize the issue of its additional senior promissory notes (as amended, restated, supplemented or otherwise modified and as in effect from time to time and including any notes issued in substitution therefor pursuant to Section 14, the “Shelf Notes”) in the aggregate principal amount of US$0 or such other amount as may be agreed between the Issuer and Prudential from time to time (including the equivalent in the Available  Currencies), to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than 12 years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than 12 years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to Section 2.2(e), and to be substantially in the form of Exhibit 1(b).  The terms “Note” and “Notes” as used herein shall include each Series A Note and each Shelf Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision.  Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods, (vi) the same currency specification and (vii) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note’s ultimate predecessor Note was issued), are herein called a “Series” of Notes.

1.3.                            Guarantees.

The payment by the Issuer of all amounts due with respect to the Notes shall be absolutely and unconditionally guaranteed by (i) each of the Original Subsidiary Guarantors that is a U.S. Guarantor pursuant to the Unconditional Guarantee contained in Section 13, (ii) each of the Original Subsidiary Guarantors that is an English Guarantor pursuant to a Guarantee Agreement in substantially the form of Exhibit 1(c)(i) (each an “English Guarantee Agreement”), and (iii) each Subsidiary (each an “Additional Subsidiary Guarantor”) which, after the date of this Agreement, becomes a party hereto pursuant to a Joinder Agreement in substantially the form of Exhibit 1(c)(ii) (each a “Joinder Agreement”) and guarantees the Notes pursuant to such Joinder Agreement, an English Guarantee Agreement or a guarantee agreement in form and substance satisfactory to the Required Holders, but shall exclude at such time any Subsidiary theretofore released from its obligations as a Subsidiary Guarantor pursuant to Section 9.31.

2.                                      SALE AND PURCHASE OF NOTES.

2.1.                            Reserved.

2.2.                            Sale and Purchase of Shelf Notes.

(a)           Facility.  Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement.  The willingness of Prudential to consider such purchase of Shelf Notes is herein called the “Facility”.  At any time, the aggregate principal amount of Shelf Notes stated in Section 1.2, minus the aggregate principal amount of Shelf Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the “Available Facility Amount” at such time.  For purposes of the preceding sentence, all aggregate principal amounts of Shelf Notes and Accepted Notes shall be calculated in U.S. Dollars; with respect to any Shelf Notes denominated or Accepted Notes to be denominated in any Available Currency other than U.S. Dollars, the Dollar Equivalent of such Shelf Notes or Accepted Notes shall be used for such calculation.  NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES BY PRUDENTIAL AFFILIATES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

(b)           Issuance Period.  Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the third anniversary of the date of this Agreement (or if such anniversary date is not a New York Business Day, the New York Business Day next preceding such anniversary), (ii) the thirtieth day after Prudential shall have given to the Issuer, or the Issuer shall have given to Prudential, a written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day), (iii) the last Closing Day after which there is no Available Facility Amount, (iv) the termination of the Facility under Section 11 of this Agreement and (v) the acceleration of any Note under Section 11 of this Agreement.  The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the “Issuance Period”.

(c)           Request for Purchase.  The Issuer may from time to time during the Issuance Period make requests for purchases of Shelf Notes (each such request being herein called a “Request for Purchase”).  Each Request for Purchase shall be made to Prudential by telecopier or overnight delivery service, and shall (i) specify the currency (which shall be an Available Currency) of the Shelf Notes covered thereby, (ii) specify the aggregate principal amount of Shelf Notes covered thereby, which shall not be less than US$5,000,000 (or its equivalent in another Available Currency) and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (iii) specify the principal amounts, final maturities, principal prepayment dates and amounts and interest payment periods (quarterly or semi-annually in arrears) of the Shelf Notes covered thereby, (iv) specify the use of proceeds of such Shelf Notes, (v) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 30 days (or such later time as Prudential and the Issuer may agree) after the making of such Request for Purchase, (vi) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing Day for such purchase and sale, (vii) certify that the representations and warranties contained in Section 5 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default, and (viii) be substantially in the form of Exhibit 2 attached hereto.  Each Request for Purchase shall be in writing signed by the Issuer and shall be deemed made when received by Prudential.

(d)           Rate Quotes.  Not later than five Business Days after the Issuer shall have given Prudential a Request for Purchase pursuant to Section 2.2(c), Prudential may, but shall be under no obligation to, provide to the Issuer by telephone or telecopier, in each case between 9:30 A.M. and 1:30 P.M. New York City local time (or such later time as Prudential and the Issuer may agree) interest rate quotes for the several currencies, principal amounts, maturities, principal prepayment schedules, and interest payment periods of Shelf Notes specified in such Request for Purchase (each such interest rate quote provided in response to a Request for Purchase herein called a “Quotation”).  Each Quotation shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes at which a Prudential Affiliate would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.  During the Acceptance Window, Prudential and the Issuer may enter into negotiations in respect of the interest rate quote provided in a Quotation (the “Original Quotation”) and Prudential shall have the right (but not the obligation) to improve the interest rate quote provided in the

Original Quotation by issuing another Quotation (the “Replacement Quotation”).  A new Acceptance Window shall commence each time a Replacement Quotation is issued.

(e)           Acceptance.  Within the Acceptance Window, an Authorized Officer of the Issuer may, subject to Section 2.2(f), elect to accept on behalf of the Issuer a Quotation as to the aggregate principal amount of the Shelf Notes specified in the related Request for Purchase.  Such election shall be made by an Authorized Officer of the Issuer notifying Prudential by telephone or telecopier within the Acceptance Window that the Issuer elects to accept such Quotation, specifying the Shelf Notes (each such Shelf Note being herein called an “Accepted Note” and such acceptance being herein called an “Acceptance”).  The day the Issuer notifies Prudential of an Acceptance with respect to any Accepted Notes is herein called the “Acceptance Day” for such Accepted Notes.  Any Quotation as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on any such expired Quotation.  Subject to Section 2.2(f) and the other terms and conditions hereof, the Issuer agrees to sell to a Prudential Affiliate, and Prudential agrees to cause the purchase by a Prudential Affiliate of, the Accepted Notes at 100% of the principal amount of such Notes, which purchase price shall be paid in the currency in which such Notes are denominated.  As soon as practicable following the Acceptance Day, the Issuer, Prudential and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit 3 attached hereto (herein called a “Confirmation of Acceptance”).  If the Issuer should fail to execute and return to Prudential within three Business Days following the Issuer’s receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, Prudential may at its election at any time prior to Prudential’s receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Issuer in writing.  Subject to the satisfaction of each of the conditions specified in Section 4, a failure by Prudential to execute and deliver to the Issuer a Confirmation of Acceptance shall not relieve Prudential of its obligations to purchase, or procure the purchase by a Prudential Affiliate, of the Accepted Notes.

(f)            Market Disruption.  Notwithstanding the provisions of Section 2.2(e), any Quotation provided pursuant to Section 2.2(d) shall expire if prior to the time an Acceptance with respect to such Quotation shall have been notified to Prudential in accordance with Section 2.2(e): (i) in the case of any Shelf Notes to be denominated in U.S. Dollars, the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or derivatives, or (ii) in the case of Shelf Notes to be denominated in a currency other than U.S. Dollars, the markets for the relevant government securities (which in the case of the Euro, shall be the German Bund) or the spot and forward currency market, the financial futures market or the interest rate swap market shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading.  No purchase or sale of Shelf Notes hereunder shall be made based on such expired Quotation.  If the Issuer thereafter notifies Prudential of the Acceptance of any such Quotation, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Issuer that the provisions of this Section 2.2(f) are applicable with respect to such Acceptance.

(g)           Fees.

(i)            Delayed Delivery Fee.  If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Issuer will pay to each Purchaser which shall have agreed to purchase such Accepted Note on the Cancellation Date or actual closing date of such purchase and sale, an amount (herein called the “Delayed Delivery Fee”) equal to:

(A)          in the case of an Accepted Note denominated in U.S. Dollars, the product of (1) the amount determined by Prudential to be the amount by which the bond equivalent yield per annum of such Accepted Note exceeds the investment rate per annum on an alternative U.S. Dollar investment of the highest quality selected by Prudential and having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day from time to time fixed for the delayed delivery of such Accepted Note, (2) the principal amount of such Accepted Note, and (3) a fraction the numerator of which is equal to the number of actual days elapsed from and including the original Closing Day for such Accepted Note to but excluding the date of such payment, and the denominator of which is 360; and

(B)          in the case of an Accepted Note denominated in a currency other than U.S. Dollars, the sum of (1) the product of (x) the amount by which the bond equivalent yield per annum of such Accepted Note exceeds the arithmetic average of the Overnight Interest Rates on each day from and including the original Closing Day for such Accepted Note, (y) the principal amount of such Accepted Note, and (z) a fraction the numerator of which is equal to the number of actual days elapsed from and including the original Closing Day for such Accepted Note to but excluding the date of such payment, and the denominator of which is 360 (in case of any Accepted Note denominated in Euro) or 365 (in the case of any Accepted Note denominated in British Pounds) and (2) the costs and expenses (if any) incurred by such Purchaser or its affiliates with respect to any interest rate, currency exchange or similar agreement entered into by the Purchaser or any such affiliate in connection with the delayed closing of such Accepted Notes.

In no case shall the Delayed Delivery Fee be less than zero.  The Delayed Delivery Fee described in clause (B) above shall be paid in the currency in which the Accepted Notes are denominated.  Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with Section 3.2.

(ii)           Cancellation Fee.  If the Issuer at any time notifies Prudential in writing that the Issuer is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Issuer in writing under the circumstances set forth in the last sentence of Section 2.2(e) or the penultimate sentence of Section 3.2 that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the “Cancellation Date”), the Issuer will pay to each Purchaser which shall have agreed to purchase such Accepted Note no later than one day after the Cancellation Date in immediately available funds an amount (the “Cancellation Fee”) equal to:

(A)          the product of (1) the principal amount of such Accepted Note and (2) the quotient (expressed in decimals) obtained by dividing (y) the excess of the ask price (as reasonably determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as reasonably determined by Prudential) of the Hedge Treasury Note(s) on the Acceptance Day for such Accepted Note by (z) such bid price, with the foregoing bid and ask prices as reported on the Bridge\Telerate Service, or if such information ceases to be available on the Bridge\Telerate Service, any publicly available source of such market data selected by Prudential, and rounded to the second decimal place; and

(B)          in the case of an Accepted Note denominated in a currency other than U.S. Dollars, the aggregate of all unwinding costs incurred by such Purchaser or its affiliates on positions executed by or on behalf of such Purchaser or such affiliates in connection with the proposed lending in such currency and setting the coupon in such currency, including replacement positions entered into for purposes of achieving short form hedge account treatment under FAS133, provided, however, that any gain realized upon the unwinding of any such positions shall be offset against any such unwinding costs.  Such positions include (without limitation) currency and interest rate swaps, futures and forwards, government bond (including U.S. Treasury bond) hedges and currency exchange contracts, all of which may be subject to substantial price volatility.  Such costs may also include (without limitation) losses incurred by such Purchaser or its affiliates as a result of fluctuations in exchange rates.  All unwinding costs incurred by such Purchaser shall be reasonably determined by Prudential or its affiliate in accordance with generally accepted financial practice.

In no case shall the Cancellation Fee be less than zero.

3.                                      AMENDMENT AND RESTATEMENT; CLOSINGS.

3.1.                            Facility Closings.

Not later than 7:00 A.M. (New York City local time) (or such later time as Prudential and the Issuer may agree) on the Closing Day for any Accepted Notes, the Issuer will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of Prudential Capital Group, Two Prudential Plaza, Suite 5600, Chicago, Illinois 60601, Attention:  Law Department, or at such other place pursuant to the directions of Prudential, the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser’s name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Issuer’s account specified in the Request for Purchase of such Notes.

3.2.                            Rescheduled Facility Closings.

If the Issuer fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in Section 3.1, or any of the conditions specified in Section (B)4 shall not have been fulfilled by the time required on such scheduled Closing Day, the Issuer shall, prior to 8:00 A.M., New York City local time (or such later time as Prudential and the Issuer may agree), on such scheduled Closing Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the “Rescheduled Closing Day”)) and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Issuer reasonably believes that it will be able to comply with the conditions set forth in Section 4 on such Rescheduled Closing Day and that the Issuer will pay the Delayed Delivery Fee in accordance with Section 2.2(g)(i) or (ii) such closing is to be canceled.  If a Rescheduled Closing Day is established in respect of Notes denominated in a currency other than U.S. Dollars, such Notes shall have the same maturity date, principal prepayment dates and amounts and interest payment dates as originally scheduled.  In the event that the Issuer shall fail to give such notice referred to in the second preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 1:00 P.M., New York City local time (or such later time as Prudential and the Issuer may agree), on such scheduled Closing Day, notify the Issuer in writing that such closing is to be canceled.  Notwithstanding anything to the contrary appearing in this Agreement, the Issuer may not elect to reschedule a closing with respect to any given Accepted Notes on more than one occasion, unless Prudential shall have otherwise consented in writing.

4.                                      CONDITIONS TO AMENDMENT AND RESTATEMENT AND SHELF CLOSINGS.

(A)              The obligation of the Purchasers to agree to the amendments and restatements provided in Section 1.1 is subject to the satisfaction, on or before the date of this Agreement, of the following conditions:

4.1.                            Representations and Warranties.

The Major Representations shall be correct when made at the date of this Agreement.

4.2.                            Performance; No Major Default.

Each Obligor shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the date of this Agreement and no Major Default shall have occurred and be continuing.

4.3.                            Compliance Certificates; Payment of Fees.

(a)           Officer’s Certificates.  The Issuer shall have delivered to the Series A Purchaser an Officer’s Certificate, dated the date of this Agreement, in Agreed Form, certifying that the conditions specified in Section (A)4.1 and (A)4.2 have been fulfilled.

(b)           Secretary’s or Director’s Certificates.  The Issuer shall have delivered to the Series A Purchaser a certificate of its Secretary or an Assistant Secretary or a director or other appropriate person, dated the date of this Agreement, certifying (A) as to the resolutions of the board of directors of such person attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Note Documents to which it is a party, (B) constitutive documents of such person, and (C) to the incumbency and specimen signature of each person authorized by the resolutions referred to in clause (A) above to execute the Note Documents, all in Agreed Form.

(c)           Payment of Special Counsel Fees. Without limiting the provisions of Section 17.1, the Issuer shall have paid on or before the date of this Agreement the reasonable fees, charges and disbursements of the Purchasers’ special counsel to the extent reflected in a statement of such counsel rendered to the Issuer at least one Business Day prior to the Closing.

(B)          Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing for such Notes after the Series A Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at such Closing, of the following conditions:

4.1.                            Representations and Warranties.

The Major Representations shall be correct when made and at the time of the applicable Closing (except to the extent of changes caused by the transactions herein contemplated).

4.2.                            Performance; No Default.

Each Obligor shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at such Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.29(b)) no Major Default shall have occurred and be continuing.  Nothing in this Section (B)4.2 operates as a waiver of any Event of Default or will affect the rights of the holders of Notes in respect of any outstanding Event of Default upon purchase of the Notes, irrespective of whether that Event of Default occurred prior to such purchase of Notes or not, and the holders of Notes may exercise all or any of their rights and remedies set out in this Agreement in respect of any continuing Event of Default upon purchase of such Notes (including without limitation their rights under Section 11.1).

4.3.                            Compliance Certificates.

(a)           Officer’s Certificates.  Each Obligor shall have delivered to such Purchaser an Officer’s Certificate, dated the date of such Closing, in Agreed Form, certifying that the conditions specified in Sections (B)4.1 and (B)4.2 have been fulfilled.

(b)           Secretary’s or Director’s Certificates.

(i)            Each Obligor shall have delivered to such Purchaser a certificate of its Secretary or an Assistant Secretary or a director or other appropriate person, dated the date of such Closing, certifying (A) as to the resolutions of the board of directors and shareholders of such Obligor attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Note Documents to which it is a party, (B) constitutive documents of such Obligor (and in respect of each U.S. Obligor as certified by the applicable regulatory authority) or, in respect of the delivery of any such certificate for any Closing after the Series A Closing, confirmation that no changes have occurred since the Series A Closing Day to such documents previously delivered, and (C) to the incumbency and specimen signature of each person authorized by the resolutions referred to in clause (A) above to execute the Note Documents, all in Agreed Form.

(ii)           The Issuer shall have delivered to such Purchaser a certificate of a director, dated the date of such Closing confirming that issuing or guaranteeing or securing, as appropriate, the Notes would not cause any borrowing, guarantee, Security or similar limit binding on the Issuer or any other Obligor to be exceeded;

4.4.                            Opinions of Counsel.

Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of such Closing (a) from Fried, Frank, Harris, Shriver & Jacobson LLP, U.S. counsel for the Obligors, Fried, Harris, Shriver & Jacobson (London) LLP, English counsel for the Obligors, and Montalbano, Condon & Frank, P.C., New Jersey counsel for the Obligors, substantially in the respective forms provided in connection with the Series A Closing (and the Obligors hereby instruct their counsel to deliver such opinions to the Purchasers) and (b) from Morgan Lewis LLP, the Purchasers’ U.S. and English special counsel, respectively, in connection with such transactions, substantially in the respective forms provided in connection with the Series A Closing.

4.5.                            Purchase Permitted by Applicable Law, etc..

On the date of such Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.  If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

4.6.                            Sale of Other Notes.

Contemporaneously with such Closing the Issuer shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at such Closing as specified in the applicable Confirmation of Acceptance (in the case of Shelf Notes).

4.7.                            Payment of Special Counsel Fees.

Without limiting the provisions of Section 16.1, the Issuer shall have paid on or before such Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section (B)4.4 to the extent reflected in a statement of such counsel rendered to the Issuer at least one Business Day prior to such Closing.

4.8.                            Private Placement Number.

A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for such Notes.

4.9.             Confirmation of Guarantee.

With respect to each Closing (other than the Series A Closing), each Subsidiary Guarantor at the time of such Closing shall have delivered to each Purchaser a confirmation of guarantee substantially in the form of Exhibit 4.9(b) executed by each such Subsidiary Guarantor.

4.10.                     Cross Receipt.

Such Purchaser shall have received a cross receipt with respect to the relevant Purchasers’ receipt of such Notes and the Issuer’s receipt of payment in full for such Notes, which shall be executed by the Issuer and shall be in Agreed Form.

5.                                      REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS.

The Purchasers and the holders of the Notes recognize and acknowledge that the Issuer may supplement the following representations and warranties in this Section 5, including the Schedules related thereto, pursuant to a Request for Purchase; provided that no such supplement to any representation or warranty applicable to any particular Closing Day shall change or otherwise modify or be deemed or construed to change or otherwise modify any representation or warranty given on any other Closing Day or any determination of the falseness or inaccuracy thereof pursuant to Section 10(d).  Each Obligor jointly and severally represents and warrants to each Purchaser that, as of the date of this Agreement with respect to the Major Representations and as of the date of each Closing with respect to all representations:

5.1.                            Status.

(a)           It and each of its Subsidiaries is a limited liability corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation and, where legally applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)           It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

5.2.                            Binding Obligations.

Subject to the Legal Reservations, the obligations expressed to be assumed by it in each Note Document to which it is a party are legal, valid, binding and enforceable obligations.

5.3.                            Non-conflict with Other Obligations.

The entry into and performance by it of, and the transactions contemplated by, the Note Documents do not and will not conflict with:

(a)           any law or regulation applicable to it;

(b)           the constitutional documents of any member of the Group; or

(c)           any agreement or instrument binding upon it or any member of the Group or any of its or any member of the Group’s assets or constitute a default or termination event (however described) under any such agreement or instrument unless such conflict, default or termination event would not have or is not reasonably likely to have a Material Adverse Effect.

5.4.                            Power and Authority.

(a)           It has the power to enter into, perform and deliver, and has taken all necessary action to authorize its entry into, performance and delivery of, the Note

Documents to which it is or will be a party and the transactions contemplated by such Note Documents.

(b)           No limit on its powers will be exceeded as a result of the borrowing, grant of Security or giving of guarantees or indemnities contemplated by the Note Documents to which it is a party.

5.5.                            Validity and Admissibility in Evidence.

(a)           All Authorizations required:

(i)            to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Note Documents to which it is a party including, without limitation, any Authorizations required in connection with the obtaining of U.S. Dollars to make payments under this Agreement or the Notes and the payment of such U.S. Dollars to Persons resident in the United States of America; and

(ii)           to make the Note Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect except any Authorization referred to in Section 5.8 (No Filing or Stamp Taxes).

(b)           All Authorizations necessary for the conduct of the business, trade and ordinary activities of the members of the Group have been obtained or effected and are in full force and effect if failure to obtain or effect those Authorizations has or is reasonably likely to have a Material Adverse Effect.

5.6.                            Governing Law and Enforcement.

(a)           The choice of governing law of the Note Documents will be recognized and enforced in its Relevant Jurisdictions.

(b)           Any judgment obtained in relation to a Note Document in the jurisdiction of the governing law of that Note Document will be recognized and enforced in its Relevant Jurisdictions.

5.7.                            Insolvency.

(a)           No:

(i)            corporate action, legal proceeding or other procedure or step described in Section 10(g)(i); or

(ii)           creditors’ process described in Section 10(h),

has been taken or, so far as it is aware, threatened in relation to an Obligor or a Material Subsidiary.

(b)           No corporate action, legal proceeding or other procedure or step described in Section 10(g)(ii) has been taken or, so far as it is aware, threatened in relation to the Issuer or any other Obligor or Material Subsidiary incorporated in the United States of America.

(c)           None of the circumstances described in Section 10(f) applies to an Obligor or a Material Subsidiary.

5.8.                            No Filing or Stamp Taxes.

Under the laws of its Relevant Jurisdiction it is not necessary that the Note Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Note Documents or the transactions contemplated by the Note Documents except for those registrations specifically set out in any legal opinion delivered to the Purchasers pursuant to Section (B)4.4.

5.9.                            Deduction of Tax.

No liability for any Tax, directly or indirectly, imposed, assessed, levied or collected by or for the account of any Governmental Authority of the United Kingdom or any political subdivision thereof will be incurred by any Obligor or any holder of a Note as a result of the execution or delivery of any Note Document and no deduction or withholding in respect of Taxes imposed by or for the account of the United Kingdom or, to the knowledge of the Obligors, any other Taxing Jurisdiction, is required to be made from any payment by any Obligor under any Note Document to any Series A Purchaser or any subsequent Purchaser or holder resident in the same jurisdiction for tax purposes as a Series A Purchaser (on the assumption that such subsequent Purchaser or holder is entitled to full exemption from tax imposed by the United Kingdom on interest under the double taxation agreement between that jurisdiction and the United Kingdom) except for any such liability, withholding or deduction imposed, assessed, levied or collected by or for the account of any such Governmental Authority of the United Kingdom arising out of circumstances described in clause (a), (b) or (c) of Section 12.

5.10.                     No Default.

(a)           No Default or Event of Default is continuing or is reasonably likely to result from the issuance of the Notes or the entry into, the performance of, or any transaction contemplated by, any Note Document.

(b)           No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which has or is reasonably likely to have a Material Adverse Effect.

5.11.                     No Misleading Information.

(a)           All factual information contained in the Note Documents and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Obligors in connection with the transactions contemplated hereby and the Specified Financial Statements (the Note Documents, such documents, certificates or other writings and the Specified Financial Statements delivered to each Purchaser prior to (i) with respect to the Series A Closing, August 6, 2014, and (ii) with respect to any Closing (other than the Series A Closing), the date of the applicable Request for Purchase, being referred to, collectively, as the “Disclosure Documents”) was true and accurate in all material respects as at the date of the relevant report or document containing the information or (as the case may be) as at the date the information is expressed to be given.

(b)           Any financial projection or forecast contained in the Disclosure Documents delivered in connection with the applicable Closing has been prepared on the basis of recent historical information and on the basis of reasonable assumptions and was fair (as at the date of the relevant report or document containing the projection or forecast) and arrived at after careful consideration (it being acknowledged by the Purchasers that financial projections or forecasts are subject to uncertainties and contingencies and no representation or warranty is given that such financial projections or forecasts will be realized).

(c)           The expressions of opinion or intention provided by or on behalf of an Obligor for the purposes of the Disclosure Documents delivered in connection with the applicable Closing were made after careful consideration and (as at the date of the relevant report or document containing the expression of opinion or intention) were fair and based on reasonable grounds.

(d)           No event or circumstance has occurred or arisen and no information has been omitted from the Disclosure Documents delivered in connection with the applicable Closing and no information has been given or withheld that results in the information, opinions, intentions, forecasts or projections contained in such Disclosure Documents being untrue or misleading in any material respect as of the date they were provided.

(e)           All material information provided to a Purchaser by or on behalf of the Group on or before the applicable Closing Day and not superseded before that date (whether or not contained in the Disclosure Documents delivered in connection with the applicable Closing) is accurate and not misleading in any material respect and all projections provided to any Purchaser on or before the applicable Closing Day have been prepared in good faith on the basis of assumptions which were reasonable at the time at which they were prepared and supplied.

(f)            All other written information provided by any Obligor to a Purchaser on or before the applicable Closing Day was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any material respect.

5.12.                     Specified Financial Statements.

(a)           The Issuer has delivered to Prudential (on behalf of each Purchaser of the Series A Notes and any Accepted Notes) the following financial statements identified by a principal financial officer of the Issuer (collectively, the “Specified Financial Statements”): (i) the Original Financial Statements, (ii) (x) the Issuer’s audited consolidated profit and loss accounts, balance sheets and cashflow statements and (y) the consolidated profit and loss accounts, balance sheets and cashflow statements (consolidated if appropriate) of each other Obligor (audited where required under the Relevant Jurisdiction), in each case for each of the three Financial Years most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than Financial Years completed within 180 days prior to such date for which such financial statements have not been released), and (iii) the consolidated unaudited management financial statements for each calendar month subsequent to the date as at which the most recent audited consolidated financial statements of the Issuer provided to such Purchaser were prepared (other than months not completed within 45 days prior to such date.

(b)           Its Original Financial Statements were prepared in accordance with the Accounting Principles consistently applied.

(c)           Its unaudited Specified Financial Statements fairly represent its financial condition and results of operations for the relevant period in accordance with the basis of preparation and Accounting Principles unless expressly disclosed to the Purchasers in writing to the contrary prior to the applicable Closing Day.

(d)           Its audited Specified Financial Statements give a true and fair view of its financial condition and results of operations during the relevant Financial Year.

(e)           There has been no material adverse change in its assets, business or financial condition (or the assets, business or consolidated financial condition of the Group, in the case of the Issuer) since the date of its most recent audited Specified Financial Statements.

(f)            The Specified Financial Statements of the Issuer do not consolidate the results, assets or liabilities of any Person or business which does not form part of the Group (other than in respect of any joint venture) as at the applicable Closing Day.

5.13.                     No Proceedings Pending or Threatened.

(a)           No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which, if adversely determined, are reasonably likely to result in liabilities to it or any of its Subsidiaries (whether actual or contingent) which has or is reasonably likely to have a Material Adverse Effect have (so far as it is aware) been started or threatened against it or any of its Subsidiaries.

(b)           No labor disputes are current or, so far as it is aware, threatened against any member of the Group which have or are reasonably likely to result in liabilities to it or any of its Subsidiaries which has or is reasonably likely to have a Material Adverse Effect.

5.14.                     No Breach of Laws.

It has not (and none of its Subsidiaries has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

5.15.                     Environmental Laws.

(a)           It and each of its Subsidiaries is in compliance with Section 9.4 and, so far as it is aware, no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to result in a Material Adverse Effect.

(b)           No Environmental Claim has been commenced or, so far as it is aware, is threatened against any member of the Group where that claim has or is reasonably likely, if determined against that member of the Group, to result in a Material Adverse Effect.

(c)           The cost to the Group of compliance with Environmental Laws (including Environmental Permits) is, so far as it is aware, adequately provided for in the most recent audited consolidated Specified Financial Statements of the Issuer.

5.16.                     Taxation.

(a)           It is not (and none of its Subsidiaries is) materially overdue in the filing of any Tax returns and it is not (and none of its Subsidiaries is) overdue in the payment of any amount in respect of Tax.

(b)           No claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any of its Subsidiaries) with respect to Taxes such that a liability of, or claim against, any member of the Group which would have or is reasonably likely to have a Material Adverse Effect.

(c)           It is resident for Tax purposes only in the jurisdiction of its incorporation.

5.17.                     Security and Financial Indebtedness.

(a)           No Security or Quasi-Security exists over all or any of the present or future assets of any member of the Group other than as permitted by this Agreement.

(b)           No member of the Group has any Financial Indebtedness outstanding other than as permitted by this Agreement.

5.18.                     Ranking.

Any unsecured and unsubordinated claims of a holder against any Obligor under the Note Documents will rank at least pari passu with the claims of all of such Obligor’s other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

5.19.                     Good Title to Assets.

It and each of its Subsidiaries has a good, valid and marketable title to, or valid leases or licenses of, and all appropriate Authorizations to use, the assets necessary to carry on its business as presently conducted.

5.20.                     Shares.

There are no agreements in force which provide for the issue, allotment or transfer of, or grant any Person the right to call for the issue, allotment or transfer of, any share or loan capital of any member of the Group (including any option or right of pre-emption or conversion) other than pursuant to the Share Option Documents.

5.21.                     Intellectual Property.

It and each of its Subsidiaries:

(a)           is the sole legal and beneficial owner of or has licensed to it on normal commercial terms all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business as it is being conducted and as it is contemplated, to be conducted, and where the Intellectual Property is licensed to it, that license has not been breached in any material respect or terminated by any party;

(b)           does not, in carrying on its businesses, infringe any Intellectual Property of any third party in any respect which has or is reasonably likely to have a Material Adverse Effect; and

(c)           has taken all formal or procedural actions (including payment of fees) required to maintain any Intellectual Property owned by it which is required by it in order to carry on its business as it is being conducted and as it is contemplated to be conducted.

5.22.                     Group Structure Chart.

(a)           The group structure chart contained in Schedule 5.23 (the “Group Structure Chart”) is true, complete and accurate in all material respects and shows, as of the date of this Agreement, each member of the Group, including current name and company registration number, and its jurisdiction of incorporation and/or establishment.

(b)           No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the Bank Facilities Agreement, the Existing Note Agreement and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Issuer or any of its respective Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.23.                     Obligors.

(a)           Each Subsidiary of the Issuer incorporated in the United Kingdom (other than a Dormant Subsidiary, LGL 1996 Limited, Biggleswick Limited and Lumina Trustees Limited) and each Material Company (other than the French Subsidiary and the Czech Subsidiary) incorporated in any other jurisdiction is an Obligor on the date of this Agreement.

(b)           The aggregate:

(i)            earnings before interest, tax and amortization (calculated on the same basis as EBITA) of the Obligors on the applicable Closing Day (calculated on an unconsolidated basis and excluding all unrealized intra-Group profits of any member of the Group) exceeds 75% of EBITA of the Group; and

(ii)           gross assets of the Obligors on the applicable Closing Day (calculated on an unconsolidated basis and excluding all intra-Group items and investments in Subsidiaries of any member of the Group) exceeds 75% of the consolidated gross assets of the Group.

5.24.                     Accounting Reference Date.

The Accounting Reference Date of each member of the Group is December 31.

5.25.                     Centre of Main Interests and Establishments.

For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (Regulation), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in its jurisdiction of incorporation and it has no establishment (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.

5.26.                     Dormant Companies.

As at the date of this Agreement, there are no Dormant Subsidiaries other than:

(a)           BAL 1996 Limited; and

(b)           Mel Chemicals China Limited.

5.27.                     Reserved.

5.28.                     No Adverse Consequences.

(a)           It is not necessary under the laws of its Relevant Jurisdictions:

(i)            in order to enable any holder to enforce its rights under any Note Document; or

(ii)           by reason of the execution of any Note Document or the performance by it of its obligations under any Note Document,

that any Purchaser or other holder should be licensed, qualified or otherwise entitled to carry on business in any of its Relevant Jurisdictions.

(b)           No Purchaser or other holder is or will be deemed to be resident, domiciled or carrying on business in its Relevant Jurisdictions by reason only of the execution, performance and/or enforcement of any Note Document.

5.29.                     U.S. Regulations.

(a)           Employee Benefit Plans

(i)            No Obligor or ERISA Affiliate has incurred at any time within the last six years or could be reasonably expected to incur any liability to, or on account of, a Multiemployer Plan as a result of a violation of section 515 of ERISA or pursuant to section 4201, 4204 or 4212(c) of ERISA.

(ii)           Each Employee Plan complies in form and operation in all material respects with ERISA, the Internal Revenue Code and all other applicable laws and regulations.

(iii)          The present value of the aggregate benefit liabilities under each of the Employee Plans (other than any Multiemployer Plan), determined as of the end of such plan’s most recently ended plan year on the basis of the actuarial methods and assumptions specified for funding purposes in such plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such plan allocable to such benefit liabilities by more than US$9,000,000 (or its equivalent) in the case of any single Employee Plan and by more than US$10,500,000 (or its equivalent) in the aggregate for all Employee Plans.  The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(iv)          There is (to the best of each Obligor’s and ERISA Affiliate’s knowledge and belief) no litigation, arbitration, administrative proceeding or claim pending or threatened against or with respect to any Employee Plan (other than routine claims for benefits) which has or, if adversely determined, could reasonably be expected have a Material Adverse Effect.

(v)           Within the last six years each Obligor and each ERISA Affiliate has made all material contributions to each Employee Plan and Multiemployer Plan required by law within the applicable time limits prescribed by law, the terms of that Plan and any contract or agreement requiring contributions to that Plan.

(vi)          No Obligor or ERISA Affiliate has ceased operations at a facility so as to be subject to the provisions of section 4062(e) of ERISA, withdrawn as a substantial employer so as to be subject to the provisions of section 4063 of ERISA, or ceased making contributions to any Employee Plan subject to section 4064(a) of ERISA to which it made contributions.

(vii)         No Obligor or ERISA Affiliate has incurred any material liability to the PBGC, which remains outstanding or could reasonably be expected to incur any material liability to the PBGC.

(viii)        No ERISA Event has occurred or, as at the date of this Agreement, is reasonably likely to occur that could reasonably be expected to have a Material Adverse Effect.

(ix)          The execution and delivery of this Agreement and the other Note Documents and the issuance and sale of the Notes will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Internal Revenue Code.  The representation by the Obligors to each Purchaser in the first sentence of this Section 5.29(a)(x) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

(b)           Margin Regulations

No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Issuer in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 25% of the value of the consolidated assets of the Group and none of the Obligors has any present intention that margin stock will constitute more than 25% of the value of such assets.  As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

(c)           Other U.S. Regulation

No Obligor or any Affiliate of an Obligor is:

(i)            a public utility within the meaning of, or subject to regulation under, the United States Federal Power Act of 1920,

(ii)           an investment company or a company controlled by an investment company within the meaning of the United States Investment Company Act of 1940,

(iii)          subject to regulation under the ICC Termination Act of 1995, as amended, or

(iv)          subject to regulation under any United States federal or state law or regulation that limits its ability to incur or guarantee indebtedness.

(d)           Foreign Assets Control Regulations, etc.

No Obligor or any of its Subsidiaries or any of its Affiliates or Holding Companies, or to its knowledge any of their respective brokers or other agents acting or benefiting in any capacity in connection with the Notes or any other Note Document:

(i)            is in violation of any Anti-Terrorism Law,

(ii)           is in violation of the OFAC Sanctions Regulations,

(iii)          is a Designated Person, or

(iv)          is a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, any Designated Person, any Person that is otherwise a sanctions target of the U.S. government, or any government of a country subject to the OFAC Sanctions Regulations (each Designated Person and each other Person described in this clause (v) is a “Blocked Person”).

5.30.                     Sanctions.

The Issuer represents that neither the Issuer nor any member of the Group (collectively for the purpose of this clause only, the “Company”) or, to the knowledge of the Company, any director, officer, employee, agent, affiliate or representative of the Company is a Person currently the subject of any sanctions administered or enforced by OFAC, the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions.  The Company represents and covenants that it will not, directly or indirectly, use the proceeds of the transaction, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person, or in Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan or in any other country or territory, that, at the time of such funding, would result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

5.31.                     Private Offering.

None of the Obligors nor anyone acting on their behalf has offered the Notes, the Unconditional Guarantee or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers, each of which has been offered the Notes and the Unconditional Guarantee at a private sale for investment.  Subject to the Purchasers’ representations and warranties in Section 6, none of the Obligors nor anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the Unconditional Guarantee to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

6.                                      REPRESENTATIONS OF THE PURCHASERS.

6.1.                            Purchase for Investment.

Each Purchaser severally represents that it is purchasing the Notes purchased by it hereunder for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution or resale thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control.  Each Purchaser understands that the Notes have not been registered under the Securities Act or any state or other securities law, that the Notes are being issued by the Issuer in transactions exempt from the registration requirements of the Securities Act and that the Notes may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration under the Securities Act is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Issuer is not required to register the Notes.  Each Purchaser is an “accredited investor” as defined in Regulation D promulgated by the Securities Act.  Each Purchaser represents that (a) it is a sophisticated institutional investor and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Notes, (b) it has been furnished with or has had access to the information it has requested from the Issuer and its Affiliates and has had an opportunity to discuss with the management of the Issuer and its Affiliates the business and financial affairs of the Issuer and its Subsidiaries and (c) it must bear the economic risk of its investment in the Notes for an indefinite period of time because the Notes will not be registered under the Securities Act or any applicable state securities laws.

6.2.                            Source of Funds.

Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by it hereunder:

(a)           the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of

Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)           the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)           the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Issuer in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)           the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Issuer that would cause the QPAM and the Issuer to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Issuer in writing pursuant to this clause (d); or

(e)           the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of

“control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Issuer and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Issuer in writing pursuant to this clause (e); or

(f)            the Source is a governmental plan; or

(g)           the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Issuer in writing pursuant to this clause (g); or

(h)           the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

7.                                      INFORMATION AS TO THE OBLIGORS.

7.1.                            Financial and Business Information.

The Issuer shall deliver to Prudential and each holder of Notes that is an Institutional Investor (and for purposes of this Agreement the information required by this Section 7.1 shall be deemed delivered on the date of delivery of such information in the English language or the date of delivery of an English translation thereof):

(a)           Monthly Statements — promptly after the same are available and in any event within 45 days after the end of each calendar month, a duplicate copy of the Issuer’s management financial statements on a consolidated basis for that calendar month and for the Financial Year to date, which statements shall be substantially in the form of the monthly management accounts supplied by the Issuer to the Purchasers pursuant to Section (B)4.3(b);

(b)           Annual Statements — promptly after the same are available and in any event within 180 days after the end of each Financial Year, a duplicate copy of

(i)            its audited consolidated profit and loss accounts, balance sheets and cashflow statements for that Financial Year, and

(ii)           the consolidated profit and loss accounts, balance sheets and cashflow statements (consolidated if appropriate) of each other Obligor (audited where required under the Relevant Jurisdiction) for that Financial Year, setting forth in each case in comparative form the figures for the previous Financial Year, all in reasonable detail, prepared by the Group’s Auditors in accordance with Accounting Principles, and accompanied by an opinion thereon of the Group’s Auditors, which opinion shall state that such financial statements give a true and fair view of the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with Accounting Principles, and that the examination of the Group’s Auditors in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

(c)           SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, circular, notice or proxy statement or similar document sent by the Issuer or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Issuer or any Subsidiary with the Securities and Exchange Commission or any similar Governmental Authority or securities exchange and of all press releases and other statements made available generally by the Issuer or any Subsidiary to the public concerning developments that are Material;

(d)           Notice of Default or Event of Default — promptly after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Obligors are taking or propose to take with respect thereto;

(e)           ERISA —

(i)            promptly upon a request by any holder, deliver to such holder copies of the Annual Report (IRS form 5500 Series) together with all schedules and documentation reasonably requested by such holder with respect to each Employee Plan; and

(ii)           within twenty-one Business Days after it or any ERISA Affiliate becomes aware that any ERISA Event has occurred or, in the case of any ERISA Event which requires advance notice under section 4043(b) of ERISA, will occur, deliver to the holders a statement signed by a director, member or officer of the Issuer or ERISA Affiliate describing that ERISA Event and the action, if any, taken or proposed to be taken with respect to that ERISA Event;

(f)            Budget — as soon as it becomes available but in any event before the start of each Financial Year, an annual Budget for that Financial Year, which Budget shall be in a form acceptable to the Required Holders and shall:

(i)            include a projected consolidated profit and loss, balance sheet and cashflow statement for each principal division of the Group; and

(ii)           include projected financial covenant calculations for such Financial Year;

(iii)          be prepared in accordance with the Accounting Principles and the accounting practices and financial reference periods applied to financial statements under Sections 7.1(a) and 7.1(b); and

(iv)          have been approved by the board of directors of the Issuer;

(g)           Litigation — promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which, if adversely determined, would involve a liability, or a potential or alleged liability, exceeding US$1,650,000 (or its equivalent in other currencies);

(h)           Issuer — promptly upon the reasonable request of any holder, information regarding any changes to the main board or the executive board of the Issuer and an up to date copy of its register of members (or equivalent in its jurisdiction of incorporation) (provided that the Issuer shall not be required to provide a copy of its register of members to any one holder more frequently than twice in any Financial Year unless such holder requires the register of members for know your customer requirements and/or if such holder suspects that there has been a Change of Control); and

(i)            Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Issuer or any of its Subsidiaries or relating to the ability of the Obligors to perform their obligations under any Note Document or the ability of the Issuer to perform its obligations under the Notes as from time to time may be reasonably requested by any such holder of Notes, including information readily available to the Obligors explaining the Issuer’s financial statements if such information has been requested by the SVO in order to assign or maintain a designation of the Notes.

7.2.                            Other Requirements as to Financial Statements; Officer’s Certificate.

(a)           Each set of Annual Financial Statements delivered to a holder of Notes pursuant to Section 7.1(b) shall be accompanied by any letter addressed to the management of the relevant company (to the extent the Issuer receives such a letter) by the auditors accompanying those Annual Financial Statements.

(b)           Each set of Monthly Financial Statements delivered to a holder of Notes pursuant to Section 7.1(a) shall be accompanied by a commentary from a Senior Financial Officer of the Issuer comparing actual performance for the period to which such Monthly Financial Statements relate to (i) the projected performance for that period set out in the Budget and (ii) the actual performance for the corresponding period in the preceding Financial Year.

(c)           Each set of Quarterly Financial Statements and each set of Annual Financial Statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a Compliance Certificate.

7.3.                            Access.

Each Obligor shall (and the Issuer shall ensure that each member of the Group shall) permit the representatives of each holder of Notes that is an Institutional Investor:

(a)           No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Issuer, to visit the principal executive office of any member of the Group, to discuss the affairs, finances and accounts of the Group with such Group member’s officers, and (with the consent of such member, which consent will not be unreasonably withheld) to visit the other offices and properties of the Group, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)           Default — if a Default or Event of Default then exists, at the expense of the Issuer to visit and inspect any of the offices or properties of the Group, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss the Group members’ respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Obligors authorize said accountants to discuss the affairs, finances and accounts of the Group), all at such times and as often as may be requested.

7.4.                            Limitation on Disclosure Obligation.

The Obligors shall not be required to disclose the following information pursuant to Section 7.1(d), 7.1(i) or 7.3:

(a)           information that the applicable Obligor determines after consultation with counsel qualified to advise on such matters that, notwithstanding the confidentiality requirements of Section 21, it would be prohibited from disclosing by applicable law or regulations without making public disclosure thereof; or

(b)           information that, notwithstanding the confidentiality requirements of Section 21, the applicable Obligor is prohibited from disclosing by the terms of an obligation of confidentiality contained in any agreement with any non-Affiliate binding upon such Obligor and not entered into in contemplation of this clause (b), provided that such Obligor shall use commercially reasonable efforts to obtain consent from the party in whose favor the obligation of confidentiality was made to permit the disclosure of the relevant information and provided further that the applicable Obligor has received a written opinion of counsel confirming that disclosure of such information without consent from such other contractual party would constitute a breach of such agreement.

Promptly after a request therefor from any holder of Notes that is an Institutional Investor, the Obligors will provide such holder with a written opinion of counsel (which may be addressed to the applicable Obligor) relied upon as to any requested information that the applicable Obligor is prohibited from disclosing to such holder under circumstances described in this Section 7.4.

8.                                      PAYMENT AND PREPAYMENT OF THE NOTES.

8.1.                            Maturity.

(a)           Series A Notes.  As provided therein, the entire unpaid principal balance of the Series A Notes shall be due and payable on the stated maturity date thereof.

(b)           Shelf Notes.  Each Series of Shelf Notes shall be subject to required prepayments, if any, set forth in the Notes of such Series, provided that upon any partial prepayment of the Shelf Notes of any Series pursuant to Section 8.2, 8.7 or 8.8, the principal amount of each required prepayment of the Shelf Notes of such Series becoming due under this Section 8.1(b) on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Shelf Notes of such Series is reduced as a result of such prepayment, and the entire unpaid principal balance of the Shelf Notes of such Series shall be due and payable on the stated maturity date thereof.

8.2.                            Optional Prepayments with Make-Whole Amount.

The Issuer may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than US$1,000,000 (and in integrals of US$500,000) in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount.  The Issuer will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer of the Issuer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two Business Days prior to such prepayment, the Issuer shall deliver to each holder of Notes a certificate of a Senior Financial Officer of the Issuer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.  Prior to the date that is three Business Days before the prepayment date specified in a prepayment notice delivered pursuant to this Section 8.2, by written notice to each holder of Notes, the Issuer may revoke such notice of prepayment or postpone the prepayment date specified therein to a later date specified in such written notice; provided, however, the Issuer may revoke a notice of prepayment or postpone the prepayment date specified therein only in the event that the Issuer has notified the holders of Notes that it intends to make such prepayment using the proceeds of the incurrence of Financial Indebtedness under a financing facility that is not currently in effect and such refinancing fails to close or, in the case of a postponement of the prepayment date only, the closing of such refinancing is postponed to a date falling after the prepayment date specified in such notice.

8.3.                            Allocation of Partial Prepayments.

In the case of each partial prepayment of the Notes of any Series pursuant to Section 8.1(b) or Section 8.2, the principal amount of the Notes of such Series to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.4.                            Maturity; Surrender, etc..

In the case of each prepayment of Notes of any Series pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any.  From and after such date, unless the Issuer shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Issuer and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.5.                            Purchase of Notes.

The Obligors will not and will not permit any of their respective Affiliates to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes.  The Issuer will promptly cancel all Notes acquired by any Obligor or any Affiliate of an Obligor pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.6.                            Make-Whole Amount.

The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Applicable Percentage” in the case of a computation of the Make-Whole Amount for any purpose means 0.50% (50 basis points).

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or Section 8.8 or has become or is declared to be immediately due and payable pursuant to Section 11.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called

Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Implied Rate British Pound Yield” means, with respect to the Called Principal of any Note denominated in British Pounds, the yield to maturity implied by (i) the ask- side yields reported, as of 10:00 A.M. (New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated “Page PXUK” on Bloomberg Financial Markets (or such other display as may replace “Page PXUK” on Bloomberg Financial Markets) for actively traded gilt-edged securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported are not ascertainable (including by way of interpolation), the average of the ask-side yields as determined by Recognized British Government Bond Market Makers.  Such implied yield will be determined, if necessary, by (a) converting quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded gilt-edged security with the maturity closest to and greater than the Remaining Average Life of such Called Principal and (2) the actively traded gilt-edged security with the maturity closest to and less than the Remaining Average Life of such Called Principal.

“Implied Rate Dollar Yield” means, with respect to the Called Principal of any Note denominated in U.S. Dollars, the yield to maturity implied by (i) the ask-side yields reported as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1”  (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life.

“Implied Rate Euro Yield” means, with respect to the Called Principal of any  Note denominated in Euros, the yield to maturity implied by (i) the ask-side yields reported, as of 10:00 A.M. (New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PXGE” on Bloomberg Financial Markets (or such other display as may replace “Page PXGE” on Bloomberg Financial Markets) for the benchmark German Bund having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported are not ascertainable (including by way of interpolation), the average of the ask-side yields as determined by Recognized German Bund Market Makers.  Such implied yield will be determined, if necessary, by (a) converting quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the benchmark German Bund with the maturity closest to and greater than the Remaining Average Life of such Called Principal and (2) the benchmark German Bund with the maturity closest to and less than the Remaining Average Life of such Called Principal.

“Recognized British Government Bond Market Makers” means two internationally recognized dealers of gilt edged securities reasonably selected by Prudential.

“Recognized German Bund Market Makers” means two internationally recognized dealers of German Bunds reasonably selected by Prudential.

“Reinvestment Yield” means, with respect to the Called Principal of any Note denominated in (a) U.S. Dollars, the Applicable Percentage plus the Implied Rate Dollar Yield, (b) Euros, the Applicable Percentage plus the Implied Rate Euro Yield and (c) British Pounds, the Applicable Percentage plus the Implied Rate British Pound Yield.  The Reinvestment Yield will be rounded to that number of decimals as appears in the coupon for the applicable Note.

“Remaining Average Life”  means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, Section 8.8 or Section 11.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or Section 8.8 or has become or is declared to be immediately due and payable pursuant to Section 11.1, as the context requires.

8.7.                            Change of Control Prepayment.

(a)           Within 15 days following the date upon which a Responsible Officer of any Obligor first has actual knowledge of a Change of Control, the Issuer shall give written notice of such Change of Control (a “Change of Control Notice”) to each holder of a Note, which Change of Control Notice shall (i) describe the facts and circumstances of such Change of Control in reasonable detail, (ii) refer to this Section 8.7 and the rights of the holders of Notes hereunder, (iii) contain an offer to prepay on a date, which shall be no more than 60 days and not less than 30 days after the date of such Change of Control Notice, the entire unpaid principal amount of the Notes held by such holder, together with interest thereon to the prepayment date, if any, with respect to each Note prepaid (showing in such offer the amount of interest which would be paid on such prepayment date together with specific information as to how such estimated amount was calculated), and (iv) request such holder to notify the Issuer in writing by a stated date (a “Response Date”), which date is not less than 10 days prior to the prepayment date and not less than 20 days after such holder’s receipt of the Change of Control Notice, of its acceptance or rejection of such prepayment offer.  If a holder does not notify the Issuer on or before the Response Date specified in the Change of Control Notice of such holder’s acceptance of the prepayment offer contained therein, then the holder shall be deemed to have rejected such offer.

(b)           On the prepayment date specified in the Change of Control Notice, the entire unpaid principal amount of the Notes held by each holder of a Note who has accepted such prepayment offer, together with accrued and unpaid interest thereon to the prepayment date shall become due and payable.

(c)           To the extent they may legally do so (including without breaching any confidentiality undertaking) the Obligors will promptly provide any holder of a Note with all information in their possession which such holder may reasonably request in order to enable such holder to evaluate the effect of a Change of Control on such holder’s investment in the Notes.

8.8.                            Disposal and Insurance Prepayments.

(a)           Notice and Offer.  In the event that any member of the Group receives any Disposal Proceeds, Permitted Disposal Net Proceeds or any Insurance Proceeds, the Issuer shall give written notice thereof to each holder of Notes.  Such written notice shall contain, and such written notice shall constitute, an irrevocable offer (a “Disposal Prepayment Offer”, “Permitted Disposal Net Proceeds Prepayment Offer” or “Insurance Prepayment Offer”, respectively) to prepay, at the election of each holder, a portion of the Notes held by such holder equal to such holder’s Ratable Portion of such Disposal Proceeds or Insurance Proceeds or such holder’s Permitted Disposal Pro Rata Portion of such Permitted Disposal Net Proceeds, as applicable, on a date specified in such notice (the “Disposal Prepayment Date” (in the case of a Disposal Prepayment Offer or a Permitted Disposal Net Proceeds Prepayment Offer) or “Insurance Prepayment Date” (in the case of an Insurance Prepayment Offer)) that is not less than 30 days and not more than 60 days after the date of such notice.  If such prepayment date shall not be specified in such notice, the Disposal Prepayment Date or Insurance Prepayment Date, as applicable, shall be the 45th day after the date of such notice.

(b)           Acceptance; Rejection.

(i)            Disposal Prepayment Offer.  The failure of a holder of a Note to respond to a Disposal Prepayment Offer in writing within 20 days after the date of such written notice thereof from the Issuer shall be deemed to constitute an acceptance of the Disposal Prepayment Offer with respect to such Note.  A holder may reject a Disposal Prepayment Offer with respect to any or all of such holder’s Notes by causing a notice of its rejection to be delivered to the Issuer not later than 20 days after the date of such written notice from the Issuer.

(ii)           Permitted Disposal Net Proceeds Prepayment Offer.  The failure of a holder of a Note to respond to a Permitted Disposal Net Proceeds Prepayment Offer in writing within 20 days after the date of such written notice thereof from the Issuer shall be deemed to constitute a rejection of the Permitted Disposal Net Proceeds Prepayment Offer with respect to such Note.  A holder may accept a Permitted Disposal Net Proceeds Prepayment Offer with respect to any or all of such holder’s Notes by causing a notice of its acceptance to be delivered to the Issuer not later than 20 days after the date of such written notice from the Issuer.

(iii)          Insurance Prepayment Offer.  The failure of a holder of a Note to respond to an Insurance Prepayment Offer in writing within 20 days after the date of such written notice thereof from the Issuer shall be deemed to constitute a rejection of the Insurance Prepayment Offer with respect to such Note.  To accept an Insurance Prepayment Offer, a holder shall cause a notice of its acceptance to be delivered to the Issuer not later than 20 days after the date of such written notice from the Issuer.

(c)           Prepayment.

(i)            Disposal Prepayment Offer.  Once accepted by a holder of a Note, a prepayment in respect of a Disposal Prepayment Offer (equal to such holder’s Ratable Portion of the relevant Disposal Proceeds) shall be due and payable on the Disposal Prepayment Date.  Such offered prepayment shall be made at 100% of the principal amount of such Notes being so prepaid, plus the Make-Whole Amount determined for the Disposal Prepayment Date with respect to such principal amount, together with interest on such principal amount then being prepaid accrued to the Disposal Prepayment Date.  On the Business Day preceding the Disposal Prepayment Date, the Issuer shall deliver to each holder of Notes being prepaid a statement showing the Make-Whole Amount due in connection with such prepayment and setting forth the details of the computation of such amount.  The prepayment shall be made on the Disposal Prepayment Date.

(ii)           Permitted Disposal Net Proceeds Prepayment Offer.  Once accepted by a holder of a Note, a prepayment in respect of a Permitted Disposal Net Proceeds Prepayment Offer (equal to such holder’s Permitted Disposal Pro Rata Portion of the relevant Permitted Disposal Net Proceeds) shall be due and payable on the Disposal Prepayment Date.  Such offered prepayment shall be made at 100% of the principal amount of such Notes being so prepaid, together with interest on such principal amount then being prepaid accrued to the Disposal Prepayment Date.  The prepayment shall be made on the Disposal Prepayment Date.

(iii)          Insurance Prepayment Offer.  Once accepted by a holder of a Note, a prepayment in respect of an Insurance Prepayment Offer (equal to such holder’s Ratable Portion of the relevant Insurance Proceeds) shall be due and payable on the Insurance Prepayment Date.  Such offered prepayment shall be made at 100% of the principal amount of such Notes being so prepaid, together with interest on such principal amount then being prepaid accrued to the Insurance Prepayment Date.  The prepayment shall be made on the Insurance Prepayment Date.

(d)           Other Terms.  Each offer to prepay the Notes pursuant to this Section 8.8 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Issuer and dated the date of such offer, specifying (i) the Disposal Prepayment Date or Insurance Prepayment Date, as applicable, (ii) the amount of the relevant Disposal Proceeds, Permitted Disposal Net Proceeds or Insurance Proceeds, (iii) that such offer is being made pursuant to this Section 8.8, (iv) the principal amount of each Note offered to be prepaid, (v) with respect to a prepayment pursuant to a Disposal Prepayment Offer, the estimated Make-Whole Amount due in respect of each Note in connection with such prepayment (calculated as if the date of such certificate were the Disposal Prepayment Date), setting forth the details of such computation, (vi) the interest that would be due on each Note offered to be prepaid, accrued to the Disposal Prepayment Date or Insurance Prepayment Date, as applicable, and (vii) in reasonable detail, the nature of such Disposal or relevant insurance claim and certifying that no Default or Event of Default exists or would exist after giving effect to the prepayment contemplated by such offer.  For the avoidance of doubt, any Disposal giving rise to an Event of Default under any provision of this Agreement shall not be deemed to be permitted, and such Event of Default shall not be deemed to be waived by any holder, by reason of any holder’s acceptance or rejection of a Disposal Prepayment Offer or Permitted Disposal Net Proceeds Prepayment Offer in respect of such Disposal or any payment in connection therewith.

9.                                      COVENANTS.

Each Obligor covenants that, at all times on and after the date of this Agreement until no Notes are outstanding:

9.1.                            Financial Covenants.

(a)           Financial Condition.

(i)            Debt Service Cover.  The Issuer shall ensure that Debt Service Cover in respect of any Relevant Period shall not be less than 1.25:1.

(ii)           Interest Cover.  The Issuer shall ensure that Interest Cover in respect of any Relevant Period shall not be less than 4.0:1.

(iii)          Leverage.  The Issuer shall ensure that Leverage in respect of any Relevant Period shall not exceed 3.0:1.

(iv)          Capital Expenditure.  The Issuer shall ensure that the aggregate capital expenditure of the Group in respect of any Financial Year shall not exceed 110% of budgeted capital expenditure for that Financial Year as set out in the Budget for that Financial Year.

(b)           Financial testing.

(i)            The financial covenants set out in Section 9.1(a) shall be calculated in accordance with the Accounting Principles and tested by reference to:

(b)           the Annual Financial Statements; and

(c)           the Quarterly Financial Statements for the Relevant Period.

(i)            If in respect of any period there is a discrepancy between the information set out in the Quarterly Financial Statements for such period and that set out in the Annual Financial Statements for such period, the information in the Annual Financial Statements shall prevail.

(ii)           In respect of any Relevant Period, the exchange rate used to calculate Total Net Debt shall be the Average Exchange Rate for that Relevant Period.

9.2.                            Authorizations.

Each Obligor shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect any Authorization required under any law or regulation of a Relevant Jurisdiction to:

(i)            enable it to perform its obligations under the Note Documents;

(ii)           ensure the legality, validity, enforceability or admissibility in evidence of any Note Document; and

(iii)          carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.

9.3.                            Compliance with Laws.

Each Obligor shall (and the Issuer shall ensure that each member of the Group will) comply in all respects with all laws to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

9.4.                            Environmental Compliance.

Each Obligor shall (and the Issuer shall ensure that each member of the Group will):

(a)           comply with all Environmental Law;

(b)           obtain, maintain and ensure compliance with all requisite Environmental Permits; and

(c)           implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

9.5.                            Environmental Claims.

Each Obligor shall (and the Issuer shall ensure that each member of the Group will) promptly upon becoming aware of the same, inform the holders in writing of:

(a)           any Environmental Claim against any member of the Group which is current, pending or threatened; and

(b)           any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group,

where the claim, if determined against that member of the Group, has or is reasonably likely to have a Material Adverse Effect.

9.6.                            Taxation.

Each Obligor shall pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)                            such payment is being contested in good faith;

(ii)                           adequate reserves are being maintained for those Taxes and the costs required to contest them in accordance with the Accounting Principles; and

(iii)                          such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

9.7.                            Merger.

No Obligor shall enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction without the prior written consent of the Required Holders (such consent not to be unreasonably withheld or delayed).

9.8.                            Change of Business.

The Issuer shall procure that no substantial change is made to the general nature of the business of the Issuer, the Obligors or the Group taken as a whole from that carried on by the Group at the date of this Agreement.

9.9.                            Acquisitions.

(a)           No Obligor shall (and the Issuer shall ensure that no other member of the Group will):

(i)            acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them); or

(ii)           incorporate a company.

(b)           Section 9.9(a) does not apply to an acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company which is a Permitted Acquisition or a Permitted Transaction.

9.10.                     Joint Ventures.

No Obligor shall (and the Issuer shall ensure that no member of the Group will):

(a)           enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or

(b)           transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing).

Sections 9.10(a) and 9.10(b) above do not apply to any Joint Venture which is a Permitted Joint Venture.

9.11.                     Preservation of Assets.

Each Obligor shall maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary in the conduct of its business provided that this Section 9.11 shall not prevent the Issuer or any Subsidiary from discontinuing the operation and the maintenance of any of its assets if such discontinuance is desirable in the conduct of its business and the Issuer (as applicable) has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.12.                     Pari Passu Ranking.

(a)           Each Obligor shall ensure that at all times its payment obligations under the Note Documents will rank at least pari passu, without preference or priority, with its payment obligations under the Bank Facilities Agreement and the other Bank Documents and any Permitted Refinancing Agreement and any other Permitted Refinancing Documents.

(b)           Each Obligor shall (and the Issuer shall ensure that each member of the Group will) ensure that at all times any unsecured and unsubordinated claims of a holder against it under the Note Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

9.13.                     Negative Pledge.

In this Agreement, “Quasi-Security” means an arrangement or transaction described in Section 9.13(b).

(a)           No Obligor shall (and the Issuer shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)           No Obligor shall (and the Issuer shall ensure that no other member of the Group will):

(i)            sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)           sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)          enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)          enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)           Section 9.13(a) and 9.13(b) do not apply to any Security or (as the case may be) Quasi-Security, which is: (i) Permitted Security; or (ii) which is created or subsists in connection with a Permitted Transaction.

9.14.                     Disposals.

(a)           No Obligor shall (and the Issuer shall ensure that no member of the Group will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)           Section 9.14(a) above does not apply to any sale, lease, transfer or other disposal which is:

(i)            a Permitted Disposal; or

(ii)           a Permitted Transaction.

9.15.                     Arm’s Length Basis.

(a)           No Obligor shall (and the Issuer shall ensure no member of the Group will) enter into any transaction with any Person except on arm’s length terms and for full market value.

(b)           Section 9.15(a) does not apply to:

(i)            intra-Group loans permitted under Section 9.16;

(ii)           fees, costs and expenses payable under the Note Documents or under the Bank Documents in the amounts set out in the Bank Documents delivered to the Purchasers under Section (B)4 or agreed by the Required Holders;

(iii)          any Permitted Transaction;

(iv)          the sale and/or licensing by Revere Graphics Worldwide of certain Intellectual Property for a nominal amount to a third party as approved by the U.S. Federal Trade Commission;

(v)           transactions between members of the Group; or

(vi)          Permitted Distributions.

9.16.                     Loans or Credit.

(a)           No Obligor shall (and the Issuer shall ensure that no member of the Group will) be a creditor in respect of any Financial Indebtedness.

(b)           Section 9.16(a) does not apply to a Permitted Loan or a Permitted Transaction.

9.17.                     No Guarantees or Indemnities.

(a)           No Obligor shall (and the Issuer shall ensure no member of the Group will) incur or allow to remain outstanding any guarantee in respect of any obligation of any Person.

(b)           Section 9.17(a) does not apply to a Permitted Guarantee or a Permitted Transaction.

9.18.                     Dividends and Share Redemption.

(a)           The Issuer shall not (and the Issuer shall ensure that no member of the Group will):

(i)            declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(ii)           repay or distribute any dividend or share premium reserve;

(iii)          pay or allow any member of the Group to pay any management, advisory or other fee to or to the order of any of the shareholders of the Issuer; or

(iv)          redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so.

(b)           Section 9.18(a) does not apply to a Permitted Distribution or a Permitted Transaction.

9.19.                     [Reserved].

9.20.                     Financial Indebtedness.

(a)           No Obligor shall (and the Issuer shall ensure that no member of the Group will) incur or allow to remain outstanding any Financial Indebtedness.

(b)           Clause 9.20(a) does not apply to:

(i)            Permitted Financial Indebtedness; and

(ii)           a Permitted Transaction.

9.21.                     Share Capital.

(a)           No Obligor shall (and the Issuer shall ensure no member of the Group will) issue any shares.

(b)           Section 9.21(a) does not apply to a Permitted Share Issue or a Permitted Transaction.

9.22.                     Insurance.

Each Obligor shall maintain insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.23.                     Reserved.

9.24.                     Intellectual Property.

Each Obligor shall:

(a)           preserve and maintain the subsistence and validity of the Intellectual Property necessary for the business of the relevant Obligor;

(b)           use reasonable endeavors to prevent any infringement in any material respect of the Intellectual Property;

(c)           make registrations and pay all registration fees and Taxes necessary to maintain the Intellectual Property that the relevant Obligor is required to maintain under Section 9.24(a) above in full force and effect and record its interest in that Intellectual Property;

(d)           not use or permit the Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of the Intellectual Property or imperil the right of any Obligor to use such property; and

(e)           not discontinue the use of the Intellectual Property,

where failure to do so, in the case of Sections 9.24(a) and 9.24(b) or, in the case of Sections 9.24(d) and 9.24(e), such use, permission to use, omission or discontinuation is reasonably likely to have a Material Adverse Effect.

9.25.                     Transaction Documents.

(a)           No Obligor shall amend, vary, novate, supplement, supersede, waive or terminate any term of a Transaction Document (subject to Section 9.25(b), other than a Bank Document) or any other document delivered to the Purchasers pursuant to Section (B)4 or enter into any agreement with any shareholders of the Issuer or any of their Affiliates which is not a member of the Group except in writing:

(i)            in accordance with the provisions of Section 18.1;

(ii)           prior to or on the date of this Agreement, with the prior written consent of the Purchasers;

(iii)          after the date of this Agreement, in a way which could not be reasonably expected materially and adversely to affect the interests of the holders; or

(iv)          in respect of any Permitted Refinancing Documents, in a way which:

(b)           could not be reasonably expected materially and adversely to affect the interests of the holders; and

(c)           would not change the date, amount or method of payment of interest or principal payable under any Permitted Refinancing Agreement.

(b)           No Obligor shall amend or waive the terms of a Bank Document if the amendment or waiver is:

(i)            an amendment or waiver constituting an increase in the principal amount or commitment of the facilities available under the Bank Facilities Agreement on September 18, 2014 (other than a Permitted Bank Increase);

(ii)           an amendment or waiver making the due date of payment of any amount under the Bank Documents earlier than as set out in the Bank Documents (as in effect on September 18, 2014);

(iii)          an amendment or waiver constituting an increase in, or addition of, any fees or commission other than such an increase or addition which is:

(b)           contemplated by the Bank Documents (as in effect on September 18, 2014); or

(c)           a Permitted Bank Increase; or

(i)            an amendment or waiver the effect of which is to make any member of the Group liable to make additional or increased payments not:

(d)           provided for under the Bank Documents (as in effect on September 18, 2014); or

(e)           a  Permitted Bank Increase

unless the prior consent of the Required Holders is obtained.

(c)           The Issuer shall promptly supply to the holders a copy of any document relating to any of the matters referred to in Sections 9.25(a) and Section 9.25(b) above.

(d)           Each Obligor shall (and the Issuer shall ensure that each member of the Group will) comply with the material terms of all Transaction Documents to which it is party.

9.26.                     Financial Assistance.

Any Obligor which is incorporated in any jurisdiction other than England and Wales shall comply with any law or regulation on financial assistance or its equivalent in that jurisdiction.

9.27.                     Reserved.

9.28.                     Treasury Transactions.

No Obligor shall (and the Issuer will ensure that no member of the Group will) enter into any Treasury Transaction, other than:

(a)                                 any hedging of the interest rate liabilities of the borrowers under the Bank Facilities Agreement;

(b)                                 spot and forward delivery foreign exchange contracts entered into in the ordinary course of business and not for speculative purposes; and

(c)                                  any Treasury Transaction entered into for the hedging of actual or projected real exposures arising in the ordinary course of trading activities of a member of the Group and not for speculative purposes.

9.29.                     Auditors.

The Issuer shall ensure that the auditors of each member of the Group are Auditors.

9.30.                     Further Assurance.

The Obligors shall, promptly upon the request of the Required Holders, file or record, as applicable, all termination statements and lien releases and take such other actions as may be necessary to discharge all mortgages, deeds of trust and security interests granted by members of the Group in respect of any other security over assets of any Obligor other than Permitted Security (excluding Permitted Security identified in paragraph (g) of the definition of such term).

9.31.                     Guarantors; Security.

(a)                                 The Issuer shall ensure that at all times after the date of this Agreement the aggregate:

(i)                                     earnings before interest, tax and amortization (calculated on the same basis as EBITA) of the Obligors (calculated on an unconsolidated basis and excluding all unrealized intra-Group profits of any member of the Group) exceeds 75% of EBITA of the Group; and

(ii)                                  gross assets of the Obligors (calculated on an unconsolidated basis and excluding all intra-Group items and investments in Subsidiaries of any member of the Group) exceeds 75% of the consolidated gross assets of the Group.

Notwithstanding the foregoing, the Issuer need only perform its obligations under this Section 9.31(a) if it is not unlawful for the relevant Person to become a Subsidiary Guarantor and that Person becoming a Subsidiary Guarantor would not result in personal liability for that Person’s directors or other management.  Each Obligor must use, and must procure that the relevant Person uses, all reasonable endeavors lawfully available to avoid any such unlawfulness or personal liability.  This includes agreeing to a limit on the amount guaranteed.  The holders may (but shall not be obliged to) agree to such a limit if, in their opinion, to do so would avoid the relevant unlawfulness or personal liability.

(b)                                 The Issuer shall ensure that each Material Company (other than the Issuer, the French Subsidiary, the Czech Subsidiary and, solely for the six-month period commencing on September 18, 2014, the German Subsidiary) is a Subsidiary Guarantor.

(c)                                  The Issuer shall ensure that each Subsidiary that at any time becomes obligated as a borrower or a guarantor under or with respect to any Principal Lending Facility is a Subsidiary Guarantor.

(d)                                 The Issuer shall, at its sole cost and expense, cause each Subsidiary that, after the date of this Agreement, becomes a Subsidiary Guarantor to concurrently therewith deliver to each of the holders of the Notes the following items:

(i)                                     an executed Joinder Agreement;

(ii)                                  (A) in the case of any Subsidiary that is incorporated or formed under the laws of England and Wales, an executed English Guarantee Agreement and (B) in the case of any Subsidiary that is incorporated or formed under the laws of any jurisdiction outside the United States of America and England and Wales, an executed guarantee agreement in form and substance reasonably satisfactory to the Required Holders;

(iii)                               [Reserved];

(iv)                              such documents and evidence with respect to such Subsidiary as the Required Holders may reasonably request in order to establish the existence and good standing of such Subsidiary and the authorization of the transactions contemplated by the Note Documents being executed by such Subsidiary;

(v)                                 an opinion of counsel to such Subsidiary in form and substance reasonably satisfactory to the Required Holders to the effect that (w) the Note Documents being executed by such Subsidiary have been duly authorized, executed and delivered by such Subsidiary, (x) the Note Documents being executed by such Subsidiary constitute the legal, valid and binding contracts and agreements of such Subsidiary, enforceable in accordance with their terms (except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles), and (y) the execution, delivery and performance by such Subsidiary of the Note Documents being executed by such Subsidiary do not (A) violate any law, rule or regulation applicable to such Subsidiary, or (B) (1) conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Security not permitted by this Agreement or (2) conflict with or result in any breach of any of the provisions of or constitute a default under the provisions of the constitutive documents of such Subsidiary; and

(vi)                              such Subsidiary’s most recent annual financial statements in the form specified in Section 7.1(b).

(e)                                  If at any time, any Subsidiary Guarantor:

(i)                                     is not required to be a Subsidiary Guarantor pursuant to Sections 9.31(a) or 9.31(b),

(ii)                                  is not a borrower under any Principal Lending Facility and, pursuant to the terms and conditions of each Principal Lending Facility, is discharged and released from any guarantee it shall have granted with respect to each such Principal Lending Facility, and

(iii)                               the Issuer shall have delivered to each holder of Notes an Officer’s Certificate of the Issuer certifying that (x) the conditions specified in clauses (i) and (ii) above have been satisfied and (y) immediately preceding the release of such Subsidiary Guarantor from its guarantee with respect to the Notes and after giving effect thereto, no Default or Event of Default will have existed or would exist, then, upon receipt by the holders of Notes of such Officer’s Certificate, such Subsidiary Guarantor will be discharged and released, automatically and without the need for any further action, from its obligations under its Joinder Agreement, English Guarantee Agreement or other guarantee agreement (if applicable) with respect to the Notes; provided that, if in connection with any release of a Subsidiary Guarantor from its guarantee with respect to any Principal Lending Facility any fee or other consideration is paid or given to any Person in connection with such release, each holder of a Note shall receive equivalent consideration on a pro rata basis.  Without limiting the foregoing, for purposes of further assurance, each of the holders agrees to provide to the Obligors, if reasonably requested by the Obligors and at the Issuer’s expense, written evidence of such discharge and release signed by such holder.

(f)                                   The Issuer shall not (and the Issuer shall ensure that no member of the Group will) grant any Security to secure the Financial Indebtedness evidenced by any Principal Lending Facility unless, at the same time, such Security is also provided in favor of the holders of Notes on an equal and ratable basis pursuant to documentation in form and substance reasonably satisfactory to the Required Holders.

9.32.                     Anti-Terrorism Laws.

Each Obligor agrees to the extent applicable to each Obligor:

(a)                                 to comply and require its Affiliates to comply with all Anti-Terrorism Laws;

(b)                                 to comply and require its Affiliates to comply with the OFAC Sanctions Regulations;

(c)                                  not to take actions that would render it or any of its Affiliates to become subject to sanctions under CISADA;

(d)                                 not to be listed and not to permit any of its Affiliates to be listed as a Designated Person or a Blocked Person, and not to violate any Anti-Terrorism Law or OFAC Sanctions Regulation;

(e)                                  notwithstanding its obligations under Section 9.32(d), immediately to notify the holders if it obtains knowledge that it or any of its Affiliates has become or been listed as a Designated Person or a Blocked Person or has been charged with or has engaged in any violation of any Anti-Terrorism Law or the OFAC Sanctions Regulations;

(f)                                   to exclude any funds derived from any Designated Person or Blocked Person or from any Person involved in the violation of any Anti-Terrorism Law or OFAC Sanctions Regulation from being used to pay debt service or any other amounts owing under the Note Documents;

(g)                                  except for transfers of stock of any publicly traded Obligor or Affiliate effected on a stock exchange, not to transfer or permit the transfer of any legal or beneficial ownership interest of any kind in such Obligor or any Affiliate of such Obligor to a Designated Person, Blocked Person or any Person or entity that such Obligor has to its best knowledge (based upon reasonable inquiry by such Obligor) been involved in the violation of any Anti-Terrorism Law or OFAC Sanctions Regulation;

(h)                                 not to acquire, directly or indirectly, ownership interest of any kind in any Designated Person, Blocked Person or any Person or entity that such Obligor has, to its best knowledge (based upon reasonable inquiry by such Obligor) been involved in the violation of any Anti-Terrorism Law or OFAC Sanctions Regulation, not to form any partnership or joint venture with any such Person and not to act, directly or indirectly, as the agent or representative of any such Person or engage in any other dealings or transactions with any such Person; and

(i)                                     to indemnify the holders for any costs incurred by any of them as a result of any violation of an Anti-Terrorism Law or OFAC Sanctions Regulation by any Obligor or any Affiliate of any Obligor.

9.33.                     ERISA.

Each Obligor shall:

(a)                                 ensure that neither it nor any ERISA Affiliate engages in a complete or partial withdrawal, within the meaning of sections 4203 and 4205 of ERISA, from any Multiemployer Plan without the prior consent of the Required Holders;

(b)                                 ensure that any material liability imposed on it or any ERISA Affiliate pursuant to Title IV of ERISA is paid and discharged when due;

(c)                                  ensure that neither it nor any ERISA Affiliate adopts an amendment to an Employee Plan requiring the provision of Security under ERISA or the Internal Revenue Code without the prior consent of the Required Holders; and

(d)                                 ensure that no Employee Plan is terminated under section 4041 of ERISA.

9.34.                     Margin Regulation.

If requested by any holder, each Obligor shall furnish to such holder a statement in conformity with the requirements of FR Form U-1 referred to in Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221).

9.35.                     U.S. Regulation.

Each Obligor shall ensure that it will not, by act or omission, become subject to any of the categories, laws or regulations described in Section 5.29(c).

9.36.                     Favored Lender Status.

(a)                                 No Obligor shall, or shall permit any of its Subsidiaries to, at any time after the date of this Agreement enter into or amend or otherwise modify any Principal Lending Facility (including any amendment to the Bank Facilities Agreement) which would result in such Principal Lending Facility including any Financial Covenant (whether set forth as a covenant, undertaking, event of default, restriction or other such provision) that would be more beneficial to the holders of Notes than the provisions of this Agreement (any such covenant, a “More Favorable Provision”) unless the Obligors shall have delivered a Favored Lender Notice to each holder of a Note and the Required Holders have accepted (or have been deemed to accept) or rejected the offer contained in such Favored Lender Notice in accordance with this Section 9.36(a).  If holders of Notes constituting the Required Holders do not notify the Issuer on or before the date that is fifteen days after each holder’s receipt of such Favored Lender Notice of their rejection of the offer contained therein, then the Required Holders shall be deemed to have accepted such offer and such More Favorable Provision shall be deemed automatically incorporated by reference into this Agreement, mutatis mutandis, as if set forth fully herein, effective as of the date when such More Favorable Provision shall become effective under such Principal Lending Facility (any More Favorable Provision incorporated into this Agreement pursuant to this Section 9.36, an “Incorporated Provision”).  Thereafter, upon the request of the Required Holders, the Obligors shall enter into any additional agreement or amendment to this Agreement reasonably requested by the Required Holders evidencing any of the foregoing.

(b)                                 For the avoidance of doubt, each of the existing covenants and events of default in Section 9 and Section 10 as of the date of this Agreement shall remain in this Agreement regardless of whether any Incorporated Provisions are incorporated into this Agreement.

(c)                                  For purposes of this Section 9.36, a “Favored Lender Notice” means, in respect of any More Favorable Provision, a written notice to each of the holders of Notes by a Senior Financial Officer of the Issuer which: (i) refers to this Section 9.36 and the rights of the holders of Notes hereunder, (ii) sets forth a reasonably detailed description of such More Favorable Provision (including any defined terms used therein) and related explanatory calculations, as applicable, (iii) contains an offer to incorporate such More Favorable Provision into this Agreement, and (iv) requests such holder to notify the Issuer within fifteen days of such holder’s receipt of such Favored Lender Notice of its acceptance or rejection of such offer.

9.37.                     Year-end.

The Issuer shall procure that its Financial Year-end falls on December 31 and that each Financial Year-end of each other member of the Group falls on December 31 save where otherwise required by law in any Relevant Jurisdiction.

9.38.                     Reserved.

9.39.                     Replacement Agent for Service of Process.

In the event that BA Holdings, Inc. ceases to be a Group member or otherwise ceases to serve as the Non-U.S. Obligors’ agent for the purpose of accepting service of process in the United States for and on their behalf, each Non-U.S. Obligor shall, within thirty (30) days, appoint a replacement agent for such purpose from the date of such appointment to the date that is one calendar year after the latest maturity date of any Note as stated therein, which replacement agent shall be reasonably satisfactory to the holders of Notes.

10.                               EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)                                 Non-payment.  An Obligor does not pay on the due date any amount payable pursuant to a Note Document at the place and in the currency in which it is expressed to be payable unless:

(i)                                     its failure to pay is caused by:

(A)                               an administrative or technical error; or

(B)                               a Disruption Event; and

(ii)                                  payment is made within 3 Business Days of its due date.

(b)                                 Financial Covenants and Other Obligations.

(i)                                     Any requirement of Section 9.1 is not satisfied.

(ii)                                  An Obligor does not comply with any Material Provision.

(c)                                  Other Obligations.

(i)                                     An Obligor does not comply with any provision of the Note Documents (other than those referred to in Sections 10(a) and 10(b)).

(ii)                                  No Event of Default under Sections 10(c)(i) will occur if the failure to comply is capable of remedy and is remedied within 15 Business Days of the earlier of:

(A)                               any holder giving notice to the Issuer or relevant Obligor; and

(B)                               the Issuer or the relevant Obligor becoming aware of the failure to comply.

(d)                                 Misrepresentation.

(i)                                     Any representation or statement made or deemed to be made by an Obligor in the Note Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Note Document is or proves to have been incorrect or misleading when made or deemed to be made.

(ii)                                  No Event of Default under Section 10(d)(i) will occur if:

(A)                               the event or circumstance causing the representation or statement to be incorrect or misleading is capable of remedy; and

(B)                               such Obligor shall have remedied such event or circumstance within ten Business Days after the earlier of:

(1)                                 the relevant Obligor becoming aware of such incorrect or misleading representation or statement; and

(2)                                 receipt by the relevant Obligor of written notice from any holder to such Obligor requiring the event or circumstance to be remedied.

(e)                                  Cross Default.

(i)                                     Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(ii)                                  Any Financial Indebtedness of any member of the Group (A) is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described), or (B) is otherwise required to be repurchased prior to its specified maturity as a result of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Financial Indebtedness to convert such Financial Indebtedness into equity interests), provided, that this clause (B) shall not apply with respect to any event constituting a Change of Control which is covered by Section 8.7 or any offer of repayment of the type set forth in Section 8.8.

(iii)                               Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(iv)                              No Event of Default will occur under this Section 10(e) if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within Section 10(e)(i) to 10(e)(iii) (inclusive) is less than US$4,125,000 (or its equivalent in any other currency or currencies).

(f)                                   Insolvency.

(i)                                     An Obligor or a Material Subsidiary is unable or admits inability to pay its debts as they fall due, suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness (other than negotiations with holders of Notes or creditors under a Principal Lending Facility).

(ii)                                  A moratorium is declared in respect of any indebtedness of any Obligor or Material Subsidiary.  If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

(g)                                  Insolvency Proceedings.

(i)                                     Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(A)                               the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or Material Subsidiary;

(B)                               a composition, compromise, assignment or arrangement with any creditor of any Obligor or Material Subsidiary other than as permitted under paragraph (b) of the definition of “Permitted Transaction”;

(C)                               the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Obligor or Material Subsidiary or any of their assets; or

(D)                               enforcement of any Security over any assets of any Obligor or Material Subsidiary,

or any analogous procedure or step is taken in any jurisdiction.

(ii)                                  Any of the following occurs in respect of a U.S. Obligor:

(A)                               it makes a general assignment for the benefit of creditors;

(B)                               it commences a voluntary case or proceeding under any U.S. Bankruptcy Law;

(C)                               an involuntary proceeding under any U.S. Bankruptcy Law is commenced against it and is not challenged by appropriate means within thirty (30) days and is not dismissed or stayed within ninety (90) days after commencement of such case; or

(D)                               a custodian, conservator, receiver, liquidator, assignee, trustee, sequestrator or other similar official is appointed under any U.S. Bankruptcy Law for, or takes charge of, all or a substantial part of the property of a U.S. Obligor.

(iii)                               Section 10(g) shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement.

(h)                                 Creditors’ Process.  Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of an Obligor or Material Subsidiary having an aggregate value of US$2,475,000 (or its equivalent in any currency) and is not discharged within 21 days of the commencement of such process.

(i)                                     Unlawfulness and Invalidity.

(i)                                     It is or becomes unlawful for an Obligor to perform any of its obligations under the Note Documents.

(ii)                                  Any obligation or obligations of any Obligor under any Note Document are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the holders of Notes under the Note Documents.

(iii)                               Any Note Document ceases to be in full force and effect or is alleged by a party to it (other than a holder) to be ineffective.

(j)                                    [Reserved].

(k)                                 Cessation of Business.  Any member of the Group suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business where such suspension or cessation is reasonably likely to have a Material Adverse Effect.

(l)                                     Change of Ownership.  After the date of this Agreement, an Obligor (other than the Issuer) ceases to be a wholly-owned Subsidiary of the Issuer except as a result of a disposal which is a Permitted Disposal or a Permitted Transaction.

(m)                             Audit Qualification.  The Auditors of the Group qualify the Annual Financial Statements of the Issuer where the qualification is material and adverse.

(n)                                 Expropriation.  The authority or ability of any Obligor to conduct its business is materially limited or wholly or substantially curtailed by any seizure, expropriation, nationalization, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other Person in relation to any Obligor or any of its assets which has or is reasonably likely to have a Material Adverse Effect.

(o)                                 Repudiation and Rescission of Agreements.  An Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Note Document or evidences an intention to rescind or repudiate a Note Document.

(p)                                 Litigation.  Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened in relation to the Transaction Documents or the transactions contemplated in the Transaction Documents or against any member of the Group or its assets which results in a liability to such member of the Group (whether actual or contingent) that would be reasonably likely to have a Material Adverse Effect.

(q)                                 ERISA.

(i)                                     Any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code;

(ii)                                  a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Issuer or any ERISA Affiliate that a Plan may become a subject of any such proceedings;

(iii)                               there is any “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under one or more Plans, determined in accordance with Title IV of ERISA;

(iv)                              the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities;

(v)                                 the Issuer or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans;

(vi)                              the Issuer or any ERISA Affiliate withdraws from any Multiemployer Plan;

(vii)                           the Issuer or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Issuer or any Subsidiary thereunder;

(viii)                        the Issuer or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up; or

(ix)                              the Issuer or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and

any such event or events described in clauses (i) through (ix) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.  As used in this Section 11(q), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

(r)                                    Material Adverse Change.  Any event or circumstance occurs which has a Material Adverse Effect.

(s)                                   Reserved.

11.                               REMEDIES ON DEFAULT, ETC.

11.1.                     Acceleration.

(a)                                 If an Event of Default with respect to any Obligor described in Section 10 (f), (g) or (h) has occurred, all the Notes then outstanding shall automatically become immediately due and payable and the Facility shall automatically terminate.

(b)                                 If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Issuer, declare all the Notes then outstanding to be immediately due and payable, and Prudential may at its option, by notice in writing to the Issuer, terminate the Facility.

(c)                                  If any Event of Default described in Section 10(a) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Issuer, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 11.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, without limitation, interest accrued thereon at the Default Rate) and (y) with respect to an acceleration under Section 11.1(a) or (b), the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  Each Obligor acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Issuer (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Issuer in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

11.2.                     Other Remedies.

If any Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 11.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

11.3.                     Rescission.

At any time after any Notes have been declared due and payable pursuant to Section 11.1(b) or (c), the Required Holders, by written notice to the Issuer, may rescind and annul any such declaration and its consequences if (a) the Issuer has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Issuer nor any other Person shall have paid any amounts that have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 11.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

11.4.                     No Waivers or Election of Remedies, Expenses, etc..

No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Issuer under Section 16, the Issuer will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 11, including, without limitation, reasonable attorneys’ fees, expenses and disbursements and any Registration Duty.

12.                               TAX INDEMNIFICATION.

All payments whatsoever under the Note Documents will be made by the relevant Obligor in the Applicable Currency free and clear of, and without liability for withholding or deduction for or on account of, any present or future Taxes of whatever nature imposed or levied by or on behalf of any jurisdiction other than the United States (or any political subdivision or taxing authority of or in such jurisdiction) (hereinafter a “Taxing Jurisdiction”), unless the withholding or deduction of such Tax is compelled by law.

If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by an Obligor under a Note Document, the relevant Obligor will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to each holder of a Note such additional amounts as may be necessary in order that the net amounts paid to such holder pursuant to the terms of such Note Document after such deduction, withholding or payment (including, without limitation, any required deduction or withholding of Tax on or with respect to such additional amount), shall be not less than the amounts then due and payable to such holder under the terms of such Note Document before the assessment of such Tax, provided that no payment of any additional amounts shall be required to be made for or on account of:

(a)                                 any Tax that would not have been imposed but for the existence of any present or former connection between such holder (or a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation or any Person other than the holder to whom the Notes or any amount payable thereon or in connection therewith is attributable for the purposes of such Tax) and the Taxing Jurisdiction, other than the mere holding of the relevant Note or the receipt of payments thereunder or in respect thereof, including, without limitation, such holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Tax that would not have been imposed but for the relevant Obligor, after the date of this Agreement, opening an office in, moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of any Note Document are made to, the Taxing Jurisdiction imposing the relevant Tax;

(b)                                 any Tax that would not have been imposed but for the delay or failure by such holder (following a written request by the relevant Obligor) in the filing with the relevant Taxing Jurisdiction of Forms (as defined below) that are required to be filed by such holder to avoid or reduce such Taxes (including for such purpose any refilings or renewals of filings that may from time to time be required by the relevant Taxing Jurisdiction), provided that the filing of such Forms would not (in such holder’s reasonable judgment) impose any unreasonable burden (in time, resources or otherwise) on such holder or result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such holder, and provided further that such holder shall be deemed to have satisfied the requirements of this clause (b) upon the good faith completion and submission of such Forms (including refilings or renewals of filings) as may be specified in a written request of the relevant Obligor no later than 60 days after receipt by such holder of such written request (accompanied by copies of such Forms and related instructions, if any, all in the English language or with an English translation thereof); or

(c)                                  any combination of clauses (a) and (b) above;

and provided further that in no event shall an Obligor be obligated to pay such additional amounts to any holder of a Note (i) not resident in the United States of America or any other jurisdiction in which an original Purchaser is resident for tax purposes on the date of the Series A Closing in excess of the amounts that such Obligor would be obligated to pay if such holder had been a resident of the United States of America or such other jurisdiction, as applicable, for purposes of, and fully eligible for the maximum benefits of, any double taxation treaty from time to time in effect between the United States of America or such other jurisdiction and the relevant Taxing Jurisdiction or (ii) registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law) securities held in the name of a nominee do not qualify for an exemption from the relevant Tax and such Obligor shall have given timely notice of such law or interpretation to such holder or (iii) resident of the United States of America or any other jurisdiction in which an original Purchaser is resident for tax purposes on the date of the Series A Closing (as applicable) but who, at the time of payment in question, would not be fully eligible for a full exemption from tax imposed by the United Kingdom on interest pursuant to any double taxation treaty between the United States of America or such other jurisdiction (as applicable) and the United Kingdom as it was in effect on the date the relevant holder acquired the relevant Note, in each case in excess of the amounts that the Company would be obligated to pay if such holder had been a resident of the United States of America or such other jurisdiction (as applicable) for the purposes of, and fully eligible for the maximum benefits of, any double taxation treaty from time to time in effect between the United States of America or such other jurisdiction and the relevant Taxing Jurisdiction.

By acceptance of any Note, the holder of such Note agrees, subject to the limitations of clause (b) above, that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by an Obligor all such forms, certificates, documents and returns provided to such holder by such Obligor (collectively, together with instructions for completing the same, “Forms”) required to be filed by or on behalf of such holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of a tax treaty between the United States of America or other jurisdiction of residence of the holder (as applicable) and such Taxing Jurisdiction and (y) provide such Obligor with such information with respect to such holder as such Obligor may reasonably request in order to complete any such Forms, provided that nothing in this Section 12 shall require any holder to provide information with respect to any such Form or otherwise if in the opinion of such holder such Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to such holder, and provided further that each such holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such holder to such Obligor or mailed to the appropriate taxing authority (which in the case of a United Kingdom HMRC Form US/Company 2002 or any similar Form shall be deemed to occur when such Form is submitted to the United States Internal Revenue Service in accordance with instructions contained in such Form), whichever is applicable, within 60 days following a written request of such Obligor (which request shall be accompanied by copies of such Form and English translations of any such Form not in the English language) and, in the case of a transfer of any Note, at least 90 days prior to the relevant interest payment date.

Any Purchaser or other holder of a Note who is a UK Treaty Holder and who holds a UK Treaty Passport, and who wishes to apply its UK Treaty Passport to this Agreement, shall irrevocably include an indication to that effect by including its scheme reference number and its jurisdiction of tax residence in Schedule A, in the case of a Series A Purchaser, or in the applicable Confirmation of Acceptance, in the case of any other Purchaser (or, in the case of any transferee of a Note, in the information provided to the Issuer pursuant to Section 14.2).  Where a Purchaser of a Note has included such an indication in Schedule A, in the applicable Confirmation of Acceptance or in the information provided to the Issuer pursuant to Section 14.2, the Issuer shall file a duly completed form DTTP2 in respect of such Purchaser or holder with HMRC within 30 days of the applicable Closing Day (or, in the case of any transferee of a Note, within 30 days of completion of the transfer thereof).  The Issuer shall provide such Purchaser or holder with a copy of that filing and shall notify such Purchaser or holder if the filing has not been made within the aforementioned period or if the Issuer becomes aware that HMRC has decided not to apply the UK Treaty Passport Scheme to this Agreement or any Note in respect of that Purchaser or holder.  For the avoidance of doubt, any Purchaser or other holder of a Note who is a UK Treaty Holder holding a UK Treaty Passport which can be used by such UK Treaty Holder in respect of this Agreement, and who has given the Issuer an indication or notification in accordance with the foregoing, shall not be required to file any other Form seeking relief in respect of UK Tax pursuant to the applicable double taxation agreement unless and until it has received any notification by the Issuer in accordance with this paragraph (and then only in accordance with this Section 12).

If any payment is made by an Obligor to or for the account of the holder of any Note after deduction for or on account of any Taxes, and increased payments are made by such Obligor pursuant to this Section 12, then, if such holder at its sole discretion determines that it has received or been granted a refund of such Taxes, such holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, reimburse to such Obligor such amount as such holder shall, in its sole discretion, determine to be attributable to the relevant Taxes or deduction or withholding.  Nothing herein contained shall interfere with the right of the holder of any Note to arrange its tax affairs in whatever manner it thinks fit and, in particular, no holder of any Note shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in clause (b) above) oblige any holder of any Note to disclose any information relating to its tax affairs or any computations in respect thereof.

Each Obligor will furnish the holders of Notes, promptly and in any event within 60 days after the date of any payment by such Obligor of any Tax in respect of any amounts paid under any Note Document, the original tax receipt issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid (or if such original tax receipt is not available or must legally be kept in the possession of such Obligor, a duly certified copy of the original tax receipt or any other reasonably satisfactory evidence of payment), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any holder of a Note.

If any Obligor is required by any applicable law, as modified by the practice of the taxation or other authority of any relevant Taxing Jurisdiction, to make any deduction or withholding of any Tax in respect of which such Obligor would be required to pay any additional amount under this Section 12, but for any reason does not make such deduction or withholding with the result that a liability in respect of such Tax is assessed directly against the holder of any Note, and such holder pays such liability, then such Obligor will promptly reimburse such holder for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by such Obligor) upon demand by such holder accompanied by an official receipt (or a duly certified copy thereof) issued by the taxation or other authority of the relevant Taxing Jurisdiction.

If any Obligor makes payment to or for the account of any holder of a Note and such holder is entitled to a refund of the Tax to which such payment is attributable upon the making of a filing (other than a Form described above), then such holder shall, as soon as practicable after receiving written request from such Obligor (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver such refund forms to or as directed by such Obligor, subject, however, to the same limitations with respect to Forms as are set forth above.

The obligations of the Obligors under this Section 12 shall survive the payment or transfer of any Note and the provisions of this Section 12 shall also apply to successive transferees of the Notes.

13.                               GUARANTEE AND OTHER RIGHTS AND UNDERTAKINGS.

13.1.                     Guarantee.

Each U.S. Guarantor, in consideration of the execution and delivery of this Agreement, the purchase of the Notes by the Purchasers and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby irrevocably, unconditionally and jointly and severally with the other Guarantors guarantees to each holder, the due and punctual payment in full by the Issuer of (a) the principal of, Make-Whole Amount, if any, and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise) and (b) any other sums which may become owing by the Issuer to the holders under the terms and provisions of the Notes, this Agreement, any other Note Document or any other instrument referred to therein (all such obligations described in clauses (a) and (b) above are herein called the “Guaranteed Obligations”).  The guarantee in the preceding sentence (the “Unconditional Guarantee”) is an absolute, present and continuing guarantee of payment and not of collectability and is in no way conditional or contingent upon any attempt to collect from any other Obligor or guarantor of the Notes (including, without limitation, any other U.S. Guarantor hereunder and any other Guarantor that executes an English Guarantee Agreement) or upon any other action, occurrence or circumstance whatsoever.  In the event that the Issuer shall fail so to pay any of such Guaranteed Obligations, each U.S. Guarantor agrees to pay the same when due to the holders entitled thereto, without demand, presentment, protest or notice of any kind, in the Applicable Currency, pursuant to the requirements for payment specified in the Notes and this Agreement.  Each default in payment of any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises.  Each U.S. Guarantor agrees that the Notes may (but need not) make reference to the Unconditional Guarantee.

Each U.S. Guarantor agrees to pay and to indemnify and save each holder harmless from and against any damage, loss, cost or expense (including attorneys’ fees) which such holder may incur or be subject to as a consequence, direct or indirect, of (x) any breach by such U.S. Guarantor, by any other Guarantor or by the Issuer of any warranty, covenant, term or condition in, or the occurrence of any default under, this Agreement (including, without limitation, the Unconditional Guarantee), the Notes, any other Note Document or any other instrument referred to therein, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (y) any legal action commenced to challenge the validity or enforceability of this Agreement (including, without limitation, the Unconditional Guarantee), the Notes, any other Note Document or any other instrument referred to therein and (z) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Section 13, provided, that no U.S. Guarantor shall be liable for any damage, loss, cost or expense arising out of the gross negligence or willful misconduct of any holder.

Each U.S. Guarantor hereby acknowledges and agrees that such U.S. Guarantor’s liability hereunder is joint and several with the other Guarantors and any other Person(s) who may guarantee the obligations and indebtedness under and in respect of the Notes and the other Note Documents.

Notwithstanding the foregoing provisions or any other provision of this Agreement, the Purchasers (on behalf of themselves and their successors and assigns) and each U.S. Guarantor hereby agree that if at any time the Guaranteed Obligations exceed the Maximum Guaranteed Amount determined as of such time with regard to such U.S. Guarantor, then this Section 13 shall be automatically amended to reduce the Guaranteed Obligations to the Maximum Guaranteed Amount.  Such amendment shall not require the written consent of any U.S. Guarantor or any holder and shall be deemed to have been automatically consented to by each U.S. Guarantor and each holder.  Each U.S. Guarantor agrees that the Guaranteed Obligations may at any time exceed the Maximum Guaranteed Amount without affecting or impairing the obligation of such U.S. Guarantor.  “Maximum Guaranteed Amount” means as of the date of determination with respect to a U.S. Guarantor, the lesser of (a) the amount of the Guaranteed Obligations outstanding on such date and (b) the maximum amount that would not render such U.S. Guarantor’s liability under this Section 13 subject to avoidance under Section 548 of the United States Bankruptcy Code (or any successor provision) or any comparable provision of applicable law of any jurisdiction.

13.2.                     Obligations Absolute.

The obligations of each U.S. Guarantor under this Section 13 shall be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of the Notes, any other Note Document or any other instrument referred to therein, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim such U.S. Guarantor may have against the Issuer or any holder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not such U.S. Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment to, modification of, supplement to or restatement of the Notes, any other Note Document or any other instrument referred to therein (it being agreed that the obligations of each U.S. Guarantor under this Section 13 shall apply to the Notes, the other Note Documents and any such other instrument as so amended, modified, supplemented or restated) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes or the addition, substitution or release of any other Guarantor or any other entity or other Person primarily or secondarily liable in respect of the Guaranteed Obligations; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes, any other Note Document or any other instrument referred to therein; (c) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Issuer or its property; (d) any merger, amalgamation or consolidation of any Subsidiary Guarantor or of the Issuer into or with any other Person or any sale, lease or transfer of any or all of the assets of any Subsidiary Guarantor or of the Issuer to any Person; (e) any failure on the part of the Issuer for any reason to comply with or perform any of the terms of any other agreement with any Subsidiary Guarantor; (f) any failure on the part of any holder to obtain, maintain, register or otherwise perfect any security; or (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing), and in any event however material or prejudicial it may be to any Subsidiary Guarantor or to any subrogation, contribution or reimbursement rights any Subsidiary Guarantor may otherwise have.  Each U.S. Guarantor covenants that its obligations hereunder will not be discharged except by indefeasible payment in full in cash of all of the Guaranteed Obligations and all other obligations hereunder.

13.3.                     Waiver.

Each U.S. Guarantor unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Issuer in the payment of any amounts due under the Notes, any other Note Document or any other instrument referred to therein, and of any of the matters referred to in Section 13.2, (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any holder against such U.S. Guarantor, including, without limitation, presentment to or demand for payment from the Issuer or any Subsidiary Guarantor with respect to any Note, notice to the Issuer or to any Subsidiary Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Issuer, (c) any right to require any holder to enforce, assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in this Agreement, the Notes or any other Note Document, (d) any requirement for diligence on the part of any holder and (e) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of such U.S. Guarantor or otherwise operate as a discharge of such U.S. Guarantor or in any manner lessen the obligations of such U.S. Guarantor hereunder.

13.4.                     Obligations Unimpaired.

Each U.S. Guarantor authorizes the holders, without notice or demand to such U.S. Guarantor or any other Guarantor and without affecting its obligations hereunder, from time to time, in accordance with the provisions of the relevant Note Document or other instrument:  (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, all or any part of the Notes, any other Note Document or any other instrument referred to therein; (b) to change any of the representations, covenants, events of default or any other terms or conditions of or pertaining to the Notes, this Agreement, any other Note Document or any other instrument referred to therein, including, without limitation, decreases or increases in amounts of principal, rates of interest, the Make-Whole Amount or any other obligation; (c) to take and hold security for the payment of the Notes, any other Note Document or any other instrument referred to therein, for the performance of this Section 13 or otherwise for the Guaranteed Obligations and to exchange, enforce, waive, subordinate and release any such security; (d) to apply any such security and to direct the order or manner of sale thereof as the holders in their sole discretion may determine; (e) to obtain additional or substitute endorsers or guarantors or release any other Guarantor or any other Person or entity primarily or secondarily liable in respect of the Guaranteed Obligations; (f) to exercise or refrain from exercising any rights against the Issuer, any Subsidiary Guarantor or any other Person; and (g) to apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations and all other obligations owed hereunder.  The holders shall have no obligation to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Issuer, such U.S. Guarantor or any other Guarantor or any other Person or to pursue any other remedy available to the holders.

If an event permitting the acceleration of the maturity of the principal amount of any Notes shall exist and such acceleration shall at such time be prevented or the right of any holder to receive any payment on account of the Guaranteed Obligations shall at such time be delayed or otherwise affected by reason of the pendency against the Issuer, any Subsidiary Guarantor or any other guarantors of a case or proceeding under a bankruptcy or insolvency law, such U.S. Guarantor agrees that, for purposes of this Section 13 and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holder thereof had accelerated the same in accordance with the terms of this Agreement, and such U.S. Guarantor shall forthwith pay such accelerated Guaranteed Obligations.

13.5.                     Subrogation and Subordination.

(a)                                 Each U.S. Guarantor will not be entitled to and will not exercise any rights which it may have acquired by way of subrogation under this Section 13, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, nor will any U.S. Guarantor seek or be entitled to seek any reimbursement, contribution or indemnity from any other Obligor or any other Person, nor seek or be entitled to seek any rights or recourse to any security for the Notes or this Agreement, in each case unless and until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash.

(b)                                 Each U.S. Guarantor hereby subordinates the payment of all Financial Indebtedness and other obligations of the Issuer, any other Obligor or any other guarantor of the Guaranteed Obligations owing to such U.S. Guarantor, whether now existing or hereafter arising, including, without limitation, all rights and claims described in Section 13.5(a), to the indefeasible payment in full in cash of all of the Guaranteed Obligations.  If the Required Holders so request, any such Financial Indebtedness or other obligations shall be enforced and performance received by such U.S. Guarantor as trustee for the holders and the proceeds thereof shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of any U.S. Guarantor under this Section 13.

(c)                                  If any amount or other payment is made to or accepted by any U.S. Guarantor in violation of Section 13.5(a) and (b), such amount shall be deemed to have been paid to such U.S. Guarantor for the benefit of, and held in trust for the benefit of, the holders and shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of such U.S. Guarantor under this Section 13.

(d)                                 Each U.S. Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that its agreements set forth in this Section 13 (including this Section 13.5) are knowingly made in contemplation of such benefits.

(e)                                  Each U.S. Guarantor hereby agrees that, to the extent that a Subsidiary Guarantor shall have paid an amount hereunder to any holder that is greater than the net value of the benefits received, directly or indirectly, by such paying Guarantor as a result of the issuance and sale of the Notes (such net value, its “Proportionate Share”), such paying Guarantor shall, subject to Section 13.5(a) and (b), be entitled to contribution from any Subsidiary Guarantor that has not paid its Proportionate Share of the Guaranteed Obligations.  Any amount payable as a contribution under this Section 13.5(e) shall be determined as of the date on which the related payment is made by such Subsidiary Guarantor seeking contribution and each U.S. Guarantor acknowledges that the right to contribution hereunder shall constitute an asset of such U.S. Guarantor to which such contribution is owed.  Notwithstanding the foregoing, the provisions of this Section 13.5(e) shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the holders of the Notes hereunder or under the Notes, any other Note Document or any other document, instrument or agreement executed in connection therewith, and each U.S. Guarantor shall remain jointly and severally liable for the full payment and performance of the Guaranteed Obligations.

13.6.                     Reinstatement of Guarantee.

The Unconditional Guarantee shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any holder on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuer or any other guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Issuer or any other guarantors or any part of its or their property, or otherwise, all as though such payments had not been made.

13.7.                     Term of Guarantee.

The Unconditional Guarantee and all guarantees, covenants and agreements of the U.S. Guarantors contained in this Agreement shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations and all other obligations hereunder shall be indefeasibly paid in full in cash and shall be subject to reinstatement pursuant to Section 13.6.

13.8.                     Information Regarding the Issuer.

Each U.S. Guarantor now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Issuer.  No holder shall have any duty or responsibility to provide any U.S. Guarantor with any credit or other information concerning the affairs, financial condition or business of the Issuer which may come into possession of the holders.  Each U.S. Guarantor is executing and delivering this Agreement and each other Note Document to which it is a party without reliance upon any representation by the holders including, without limitation, with respect to (a) the due execution, validity, effectiveness or enforceability of any instrument, document or agreement evidencing or relating to any of the Guaranteed Obligations or any loan or other financial accommodation made or granted to the Issuer, (b) the validity, genuineness, enforceability, existence, value or sufficiency of any property securing any of the Guaranteed Obligations or the creation, perfection or priority of any lien or security interest in such property or (c) the existence, number, financial condition or creditworthiness of other guarantors or sureties, if any, with respect to any of the Guaranteed Obligations.

13.9.                     Further Assurances.

Each U.S. Guarantor agrees to execute and deliver all such instruments and take all such action as the Required Holders may from time to time reasonably request in order to effectuate fully the purposes of the Unconditional Guarantee.

13.10.              English Guarantor Confirmation

Notwithstanding that such consent is not required under the English Guarantee Agreements to which each English Guarantor entered into in connection with the Series A Notes, each of such English Guarantors hereby consents to the amendment and restatement of the Original Agreement pursuant to this Agreement and agrees that the entry into this Agreement shall not in any way release, diminish, impair or reduce its obligations under the English Guarantee Agreement to which it is a party.

14.                               REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

14.1.                     Registration of Notes.

The Issuer shall keep at its principal executive office a register of Notes for the registration and registration of transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Issuer shall not be affected by any notice or knowledge to the contrary.  The Issuer shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

14.2.                     Transfer and Exchange of Notes.

Upon surrender of any Note to the Issuer at the address and to the attention of the designated officer (all as specified in Section 19) for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other details for notices of each transferee of such Note or part thereof) within ten Business Days thereafter the Issuer shall execute and deliver, at the Issuer’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same Series as such surrendered Note in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1(a), in the case of a Series A Note, or in the form of Exhibit 1(b), in the case of a Shelf Note.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Issuer may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than US$100,000 (or €100,000 in the case of Notes denominated in Euros, or ₤100,000 in the case of Notes denominated in British Pounds), provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than US$100,000, €100,000 or ₤100,000, as applicable.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

14.3.                     Replacement of Notes.

Upon receipt by the Issuer at the address and to the attention of the designated officer (all as specified in Section 19(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an

Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)                                 in the case of loss, theft or destruction, receipt of an indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least US$50,000,000 (or its equivalent in other currencies) or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)                                 in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter the Issuer at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series as such lost, stolen, destroyed or mutilated Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

15.                               PAYMENTS ON NOTES.

15.1.                     Place of Payment.

Subject to Section 15.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made at the principal office of JPMorgan Chase Bank, N.A. in New York, New York.  The Issuer may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Issuer in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

15.2.                     Home Office Payment.

So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Issuer or the Guarantors, as applicable, will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest and all other amounts by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A (in the case of the Series A Notes) or as specified in such Purchaser’s Confirmation of Acceptance (in the case of a Shelf Note), or by such other method or at such other address as such Purchaser shall have from time to time specified to the Issuer in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Issuer made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Issuer at its principal executive office or at the place of payment most recently designated by the Issuer pursuant to Section 15.1.  Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Issuer in exchange for a new Note or Notes pursuant to Section 14.2.  The Issuer will afford the benefits of this Section 15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 15.2.

16.                               EXPENSES, ETC.

16.1.                     Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, the Issuer will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement (including, without limitation, the Unconditional Guarantee), the Notes or the other Note Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement (including, without limitation, the Unconditional Guarantee), the Notes or the other Note Documents, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with any Note Document, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of any member of the Group or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (c) shall not exceed US$3,500 (or its equivalent in other currencies).  The Issuer will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

16.2.                     Certain Taxes.

The Issuer agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery (but not the transfer) or the enforcement of any of the Notes or the execution and delivery or the enforcement of this Agreement or any other Note Document in the United States or the United Kingdom or of any amendment of, or waiver or consent under or with respect to, any Note Document, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Issuer pursuant to this Section 16 (provided that, where the Issuer has made a payment of such value added tax and the relevant holder reasonably determines that it has received or been granted a credit or repayment in respect of such value added tax from the relevant tax authority, such holder shall reimburse such amount to the Issuer), and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Issuer hereunder.

16.3.                     Survival.

The obligations of the Issuer under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of any Note Document, and the termination of any Note Document.

17.                               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the Notes and the other Note Documents, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of any Obligor pursuant to this Agreement shall be deemed representations and warranties of such Obligor under this Agreement.  Subject to the preceding sentence, this Agreement (including, without limitation, the Unconditional Guarantee), the Notes and the other Note Documents embody the entire agreement and understanding among each Purchaser and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.

18.                               AMENDMENT AND WAIVER.

18.1.                     Requirements.

This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of each Obligor and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1.1, 2.1, 3, 4, 5, 6 or 22, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, (b) (i) with the written consent of Prudential (and without the consent of any other holder of Notes), the provisions of Section 1.2 or 2.2 may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (ii) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of Sections 2.2 and 4 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes and (c) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 11 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, (iii) amend Section 8, 10(a), 11, 12, 18, 21 or 23.9, or (iv) release all or substantially all of the Unconditional Guarantee.

18.2.                     Solicitation of Holders of Notes.

(a)                                 Solicitation.  The Issuer will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes, unless such proposed amendment, waiver or consent relates only to a specific Series of Accepted Notes which have not yet been purchased, in which case such information will only be required to be delivered to the Purchasers which shall have become obligated to purchase Accepted Notes of such Series.  The Issuer will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 18 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)                                 Payment.  No Obligor will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

(c)                                  Consent in Contemplation of Transfer.  Any consent made pursuant to this Section 18.2 by the holder of any Note that has transferred or has agreed to transfer such Note to an Obligor or any Affiliate of an Obligor and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.

18.3.                     Binding Effect, etc..

Any amendment or waiver consented to as provided in this Section 18 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon each Obligor without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between any Obligor, on one hand, and the holder of any Note, on the other hand, nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.  As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

18.4.                     Notes Held by Obligors, etc..

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Obligor or any Affiliates of any Obligor shall be deemed not to be outstanding.

19.                               NOTICES; ENGLISH LANGUAGE.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized international commercial delivery service (charges prepaid), or (b) by a recognized international commercial delivery service (with charges prepaid).  Any such notice must be sent:

(i)                                     if to a Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A (in the case of the Series A Notes) or as specified by such Purchaser in its Confirmation of Acceptance (in the case of Shelf Notes), or at such other address as such Purchaser or nominee shall have specified to the Issuer in writing,

(ii)                                  if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Issuer in writing,

(iii)                               if to the Issuer, to the Issuer at its address set forth at the beginning hereof to the attention of the Secretary, or at such other address as the Issuer shall have specified to the holder of each Note in writing, or

(iv)                              if to any Subsidiary Guarantor, to such Subsidiary Guarantor at Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE, United Kingdom, Attention: the Company Secretary, or at such other address as such Subsidiary Guarantor shall have specified to the holder of each Note in writing.

Notices under this Section 19 will be deemed given only when actually received.

Each document, instrument, financial statement, report, notice or other communication delivered in connection with this Agreement shall be in English or accompanied by an English translation thereof.

This Agreement and the Notes have been prepared and signed in English and the parties hereto agree that the English version hereof and thereof (to the maximum extent permitted by applicable law) shall be the only version valid for the purpose of the interpretation and construction hereof and thereof notwithstanding the preparation of any translation into another language hereof or thereof, whether official or otherwise or whether prepared in relation to any proceedings which may be brought in any jurisdiction in respect hereof or thereof.

Notwithstanding anything to the contrary in this Section 19, any communication pursuant to Section 2.2 shall be made by the method specified for such communication in Section 2.2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telecopier communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telecopier terminal the number of which is listed for the party receiving the communication in the Information Schedule or at such other telecopier terminal as the party receiving the information shall have specified in writing to the party sending such information.

20.                               REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at any Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital or other similar process and such Purchaser may destroy any original document so reproduced.  Each Obligor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 20 shall not prohibit any Obligor or any holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

21.                               CONFIDENTIAL INFORMATION.

For the purposes of this Section 21, “Confidential Information” means information delivered to any Purchaser by or on behalf of any member of the Group in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of such Group member, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by any Group member or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 21, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (v) any Person from which it offers to purchase any security of the Issuer (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement.  On reasonable request by any Obligor in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Obligors embodying the provisions of this Section 21.

22.                               SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Issuer, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 22), shall be deemed to refer to such Affiliate in lieu of such original Purchaser.  In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Issuer of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 22), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

23.                               MISCELLANEOUS.

23.1.                     Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

23.2.                     Payments Due on Non-Business Days.

Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date, or any scheduled principal repayment date, of any Note is a date other than a Business Day, the payment otherwise due on such maturity date or scheduled principal repayment date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

23.3.                     Accounting Terms; IAS 39.

Except as otherwise specifically provided herein, all accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with the Accounting Principles, all computations made pursuant to this Agreement shall be made in accordance with the Accounting Principles, and all financial statements shall be prepared in accordance with the Accounting Principles.  Notwithstanding the foregoing or any other provision of this Agreement:

(a)                                 for purposes of determining Financial Indebtedness, indebtedness or debt (or any similar term) under any covenant or other term or provision contained in this Agreement (including any Incorporated Provision), any election by any Group member to measure any portion of a non-derivative financial liability at fair value (as permitted by International Accounting Standard 39 or any similar accounting standard), other than to reflect a hedge of such non-derivative financial liability (including interest rate, foreign currency and commodity hedges), shall be disregarded and such determination shall be made as if such election had not been made; and

(b)                                 if after the date of this Agreement a change in the Accounting Principles (as at the date of this Agreement) or the accounting practices is such:

(a)                                 as to affect the determination of the financial covenants contained in Section 9.1 or any related definitions; or

(b)                                 as to affect the determination of whether a Subsidiary is a Material Company; or

(c)                                  that it could (i) cause a Default or Event of Default related to any provision hereof (each an “Applicable Provision”), (ii) result in an indication that a Default or Event of Default related to any Applicable Provision shall occur in the future, then the parties hereto shall proceed as follows:

(1)                                                                                 any such Default or Event of Default arising solely as a result of such change in Accounting Principles shall be tolled or suspended;

(2)                                                                                 at the request of the Issuer or the Required Holders, the Issuer and the Required Holders shall promptly enter into good faith negotiations lasting for a period not to exceed ninety (90) days, pursuant to which the Issuer and the Required Holders shall (if possible) agree to an amendment or waiver of terms of this Agreement sufficient to (i) eliminate or preempt any such Default or Event of Default and (ii) ensure that the amendment does not result in any material alteration in the commercial effect of the terms of this Agreement as at June 29, 2016 and gives the Issuer comparable headroom and flexibility to that contemplated at June 29, 2016, and any amendments so agreed will take effect on the date agreed between the Issuer and the Required Holders; and

(3)                                                                                 in the event such good faith negotiations do not result in an amendment or waiver sufficient to eliminate or preempt any such Default or Event of Default or to ensure that the change does not result in any material alteration in the commercial effect of the terms of this Agreement within ninety (90) days of either party’s request, the Issuer shall be entitled to (in the case of a change in Accounting Principles giving rise to a Default or Event of Default or that is otherwise adverse to the Issuer) and shall if the Required Holders so request (in the case of a change in Accounting Principles adverse to the holders) re-determine or determine (as applicable) compliance with such Applicable Provision on the basis of the Accounting Principles in effect on the date of (and as applied by the Issuer in connection with) the Group’s most recent consolidated audited financial statements issued prior to such change in Accounting Principles (“Pre-Change Accounting Principles”).

(c)                                  In the event that any re-determination or determination (as applicable) of any Applicable Provision in accordance with Pre-Change Accounting Principles shall indicate (x) that the Issuer is then in compliance with the Applicable Provision on such basis, no Default nor Event of Default in relation thereto shall be deemed to have occurred (or be continuing) or shall occur thereafter (as applicable), and (y) that the Issuer is not then in compliance with the Applicable Provision on such basis, any Default nor Event of Default in relation thereto that would have arisen but for the relevant change in Accounting Principles shall be deemed to have occurred and be continuing.

23.4.                     Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

23.5.                     Construction, etc..

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

23.6.                     Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.  Delivery of an executed signature page hereto by facsimile or e-mail transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

23.7.                     Governing Law.

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

23.8.                     Jurisdiction and Process; Waiver of Jury Trial.

(a)                                 Each Obligor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes.  To the fullest extent permitted by applicable law, each Obligor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)                                 Each Obligor agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 23.8(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c)                                  Each Non-U.S. Obligor consents to process being served by or on behalf of any holder of a Note in any suit, action or proceeding of the nature referred to in

Section 23.8(a) by mailing a copy thereof by registered or certified or priority mail, postage prepaid, return receipt requested, or delivering a copy thereof in the manner for delivery of notices specified in Section 19, to BA Holdings, Inc., as its agent for the purpose of accepting service of any process in the United States.  Each Non-U.S. Obligor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d)                                 Nothing in this Section 23.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against any Obligor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e)                                  Each Non-U.S. Obligor hereby irrevocably appoints BA Holdings, Inc. to receive for it, and on its behalf, service of process in the United States.  BA Holdings, Inc. hereby accepts such appointment and designation for the period from the date of the Series A Closing to the date that is one calendar year after the latest maturity date of any Note as stated therein.

(f)                                   THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, THE UNCONDITIONAL GUARANTEE), THE NOTES, ANY OTHER FINANCE DOCUMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

23.9.                     Obligation to Make Payment in the Applicable Currency.

Any payment on account of an amount that is payable hereunder or under the Notes in the Applicable Currency which is made to or for the account of any holder of Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of any Obligor, shall constitute a discharge of the obligation of such Obligor, as applicable, under this Agreement or the Notes only to the extent of the amount of the Applicable Currency which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above.  If the amount of the Applicable Currency that could be so purchased is less than the amount of the Applicable Currency originally due to such holder, the Obligors agree to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency.  This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement and the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order.  As used herein the term “London Banking Day” shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

23.10.              Determinations Involving Different Currencies.

In the event of any determination of the requisite percentage or the principal amount of any Notes of more than one currency, the principal amount of any Note which is issued in a currency other than U.S. Dollars shall, for purposes of determining any such percentage or requisite principal amount, be deemed to be the Dollar Equivalent of such Note’s principal amount.

23.11.              Tax Forms.

(a)                                 Each Purchaser and each holder that is a “United States person” within the meaning of Section 7701(a)(30)of the Internal Revenue Code shall deliver to the Issuer executed originals of U.S. Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable law or reasonably requested by the Issuer as will enable the Issuer to certify to such Purchaser or holder’s exemption from U.S. backup withholding and/or information reporting requirements.

(b)                                 Each Purchaser and each holder that is not a “United States person” within the meaning of Section 7701(a)(30)of the Internal Revenue Code (a “Non-U.S. Holder”) shall deliver to the Issuer on or prior to the date on which such Non-U.S. Holder becomes a party to this Agreement (and from time to time thereafter upon the request of the Issuer), whichever of the following is applicable:

(i)                                     properly completed and duly executed originals of U.S. Internal Revenue Service Form W-8BEN (claiming a complete exemption from United States withholding tax on payments made under the benefits of an applicable income tax treaty);

(ii)                                  properly completed and duly executed originals of U.S. Internal Revenue Service Form W-8ECI (claiming a complete exemption from United States withholding tax because payments made are effectively connected with a U.S. trade or business);

(iii)                               properly completed and duly executed originals of U.S. Internal Revenue Service Form W-8IMY and all required supporting documentation (claiming a complete exemption from United States withholding tax on payments made); or

(iv)                              in the case of a Purchaser or holder claiming the benefits of the exemption for portfolio interest under Sections 871(h) or 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Non-U.S. Holder is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of the Issuer within the meaning of Section

881(c)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code and (y) properly completed and duly executed originals of U.S. Internal Revenue Service Form W-8BEN.

(c)                                  Each Purchaser or holder that is a Non-U.S. Holder shall deliver to the Issuer such other tax forms or other documents as shall be prescribed by applicable law to demonstrate, where applicable, that payments under this Agreement to such Purchaser or holder are exempt from United States withholding tax imposed pursuant to FATCA.

23.12.              Transaction References.

The Obligors agree that PRICOA Capital Group may (a) refer to its role in establishing the Facility, as well as the identity of the Obligors, the Series A Notes and the maximum aggregate principal amount of the Shelf Notes and the date on which the Facility was established, on its internet site or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium and (b) display the Issuer’s corporate logo in conjunction with any such reference.

[Remainder of page left intentionally blank.  Next page is signature page.]

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Obligors, whereupon this Agreement shall become a binding agreement among you and the Obligors.

Very truly yours,

LUXFER HOLDINGS PLC

By:
Name:
Title:

LUXFER GROUP LIMITED

By:
Name:
Title:

LUXFER GROUP 2000 LIMITED

By:
Name:
Title:

LUXFER GAS CYLINDERS LIMITED

By:
Name:
Title:

LUXFER GROUP SERVICES LIMITED

By:
Name:
Title:

MAGNESIUM ELEKTRON LIMITED

By:
Name:
Title:

Schedule A-79

LUXFER OVERSEAS HOLDINGS LIMITED

By:
Name:
Title:

LUXFER GAS CYLINDERS CHINA HOLDINGS LIMITED

By:
Name:
Title:

MEL CHEMICALS INC.

By:
Name:
Title:

MAGNESIUM ELEKTRON NORTH AMERICA, INC.

By:
Name:
Title:

LUXFER INC.

By:
Name:
Title:

HART METALS, INC.

By:
Name:
Title:

READE MANUFACTURING COMPANY

By:
Name:
Title:

LUXFER MAGTECH, INC.

By:
Name:
Title:

BA HOLDINGS, INC.

By:
Name:
Title:

This Agreement is hereby

accepted and agreed to as

of the date thereof.

PGIM, INC.

By:
Name:
Title:	Vice President

THE GIBRALTAR LIFE INSURANCE CO., LTD.

By:	Prudential Investment Management Japan Co., Ltd. (as Investment Manager)
By:	PGIM, Inc. (as Sub-Adviser)

By:
Name:
Title:	Vice President

PAR U HARTFORD LIFE INSURANCE COMFORT TRUST

By:	Prudential Arizona Reinsurance Universal Company (as Grantor)
By:	PGIM, Inc. (as Investment Manager)

By:
Name:
Title:	Vice President

FARMERS INSURANCE EXCHANGE
MID CENTURY INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)
By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:
Name:
Title:	Vice President

INFORMATION SCHEDULE

Authorized Officers for Prudential

P. Scott von Fischer Managing Director Prudential Capital Group Two Prudential Plaza Suite 5600 Chicago, Illinois 60601	Marie L. Fioramonti Managing Director Prudential Capital Group Two Prudential Plaza Suite 5600 Chicago, Illinois 60601
Telephone: (312) 540-4225 Facsimile: (312) 540-4222	Telephone: (312) 540-4233 Facsimile: (312) 540-4222

Paul G. Price Managing Director Central Credit Prudential Capital Group Four Gateway Center 100 Mulberry Street Newark, New Jersey 07102	William S. Engelking Managing Director Prudential Capital Group Two Prudential Plaza Suite 5600 Chicago, Illinois 60601
Telephone: (973) 802-9819 Facsimile: (973) 802-2333	Telephone: (312) 540-4214 Facsimile: (312) 540-4222

Joshua Shipley Vice President Prudential Capital Group Two Prudential Plaza Suite 5600 Chicago, Illinois 60601	Dianna Carr Senior Vice President Prudential Capital Group Two Prudential Plaza Suite 5600 Chicago, Illinois 60601
Telephone: (312) 540-4220 Facsimile: (312) 540-4222	Telephone: (312) 540-4224 Facsimile: (312) 540-4222

Schedule I-1

Tan Vu Managing Director Prudential Capital Group Two Prudential Plaza Suite 5600 Chicago, Illinois 60601	James J. McCrane Senior Vice President Prudential Capital Group 4 Gateway Center Newark, New Jersey 07102-4062
Telephone: (312) 540-5437 Facsimile: (312) 540-4222	Telephone: (973) 802-4222 Facsimile: (973) 624-6432
Charles J. Senner Director Prudential Capital Group 4 Gateway Center Newark, New Jersey 07102-4062	Anthony Coletta Senior Vice President Prudential Capital Group Two Prudential Plaza Suite 5600 Chicago, Illinois 60601
Telephone: (973) 802-6660 Facsimile: (973) 624-6432	Telephone: (312) 540-4226 Facsimile: (312) 540-4222
David Quackenbush Senior Vice President Prudential Capital Group Two Prudential Plaza Suite 5600 Chicago, Illinois 60601
Telephone: (312) 540-4228 Facsimile: (312) 540-4222

Schedule I-2

Authorized Officers for Issuer

Brian Gordon Purves Chief Executive Officer Anchorage Gateway 5 Anchorage Quay Salford M50 3XE England Tel: 0161 300 0601 Fax: 0870 1911494	David Fletcher Company Secretary Anchorage Gateway 5 Anchorage Quay Salford M50 3XE England Tel: 0161 300 0610 Fax: 0870 1911492

Andrew Michael Beaden Group Finance Director Anchorage Gateway 5 Anchorage Quay Salford M50 3XE England Tel: 0161 300 0620 Fax: 0870 1911491

Schedule I-3

Schedule A

INFORMATION RELATING TO PURCHASERS

		Note Number	Note Amount

	THE GIBRALTAR LIFE INSURANCE CO., LTD.	RA-1	$11,000,000

(1)	All principal, interest and Make-Whole Amount payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank
New York, NY
ABA No.: 021-000-021
Account Name: GIBPRVHFR2
Account No.: P86406 (please do not include spaces)

Each such wire transfer shall set forth the name of the Company, a reference to “3.67% Series A Senior Notes due 15 September 2021, Security No. INV11732, PPN: 550678 A*7” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	All payments, other than principal, interest or Make-Whole Amount, on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank
New York, NY
ABA No. 021-000-021
Account No. 304199036
Account Name: Prudential International Insurance Service Co.

Each such wire transfer shall set forth the name of the Company, a reference to “3.67% Series A Senior Notes due 15 September 2021, Security No. INV11732, PPN: 550678 A*7” and the due date and application (e.g., type of fee) of the payment being made.

Schedule A-1

(3)	Address for all notices relating to payments:

The Gibraltar Life Insurance Co., Ltd.
2-13-10, Nagata-cho
Chiyoda-ku, Tokyo 100-8953, Japan

Telephone: 81-3-5501-6680
Facsimile: 81-3-5501-6432
E-mail: mizuho.matsumoto@gib-life.co.jp

Attention: Mizuho Matsumoto, Team Leader of Investment
Administration Team

and e-mail copy to:

Ito_Yuko@gib-life.co.jp
Maki.Ichihari@gib-life.co.jp
Kenji.Inoue@gib-life.co.jp

(4)	Address for all other communications and notices:

Prudential Private Placement Investors, L.P.
c/o Pricoa Capital Group
Two Prudential Plaza
180 N. Stetson Avenue
Suite 5600
Chicago, Illinois 60601

Attention: Managing Director, PRICOA

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group
Two Prudential Plaza
180 N. Stetson Avenue
Suite 5600
Chicago, Illinois 60601

Attention: Kim L. Maranda
Telephone: (312) 540-4246

(6)	Tax Identification No.: 98-0408643

(7)	DTTP No.: 43/G/275502/DTTP

(8)	Jurisdiction of Tax Residence: Japan

Schedule A-2

		Note Number	Note Amount

	PAR U HARTFORD LIFE INSURANCE COMFORT TRUST	RA-2	$1,500,000

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

BONY Mellon
101 Barclay Street
New York, NY 10286
ABA: 021-000-018
Account Name: BNY Mellon Transfer Funds Reconcilement
Account Number: GLA 111-565
FFC: 248382 PAR U Hartford Life Insurance Comfort Trust

Each such wire transfer shall set forth the name of the Company, a reference to “3.67% Series A Senior Notes due 15 September 2021, Security No. INV11732, PPN: 550678 A*7” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all notices relating to payments:

PAR U Hartford Life Insurance Comfort Trust
c/o The Prudential Insurance Company of America
c/o Investment Operations Group
Gateway Center Two, 10th Floor
100 Mulberry Street
Newark, NJ 07102-4077

Attention: Manager, Billings and Collections

(3)	Address for all other communications and notices:

PAR U Hartford Life Insurance Comfort Trust
c/o Pricoa Capital Group
Two Prudential Plaza
180 N. Stetson Avenue
Suite 5600
Chicago, Illinois 60601

Attention: Managing Director, PRICOA

(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group

Telephone: (973) 367-3141
Facsimile: (888) 889-3832

Schedule A-3

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group
Two Prudential Plaza
180 N. Stetson Avenue
Suite 5600
Chicago, Illinois 60601

Attention: Kim L. Maranda
Telephone: (312) 540-4246

(6)	Tax Identification No.: 45-2941561

(7)	DTTP No.: 13/P/362390/DTTP

(8)	Jurisdiction of Tax Residence: United States of America

Schedule A-4

		Note Number	Note Amount

	FARMERS INSURANCE EXCHANGE	RA-3	$8,750,000

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank
ABA: 021000021
Beneficiary Account No: 9009000200
Beneficiary Account Name: JPMorgan Income
Ultimate Beneficiary: P13939 Farmers Insurance Exchange

Each such wire transfer shall set forth the name of the Company, a reference to “3.67% Series A Senior Notes due 15 September 2021, PPN: 550678 A*7” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all notices relating to payments:

Farmers
4680 Wilshire Blvd.
Los Angeles, CA 90010

Attention: Treasury

Treasury:
Treasury Manager
323-932-3450
usw.treasury.farmers@farmersinsurance.com

(3)	Address for all other communications and notices:

Prudential Private Placement Investors, L.P.
c/o Pricoa Capital Group
Two Prudential Plaza
180 N. Stetson Avenue
Suite 5600
Chicago, Illinois 60601

Attention: Managing Director, PRICOA

Schedule A-5

(4)	Address for Delivery of Notes:

(a) Send physical security by nationwide overnight delivery
service to:

Mailing Address (for overnight mail)
JPMorgan Chase Bank, N.A.
Physical Receive Department
4 Chase Metrotech Center
3rd Floor
Brooklyn, NY 11245-0001
Attention: Brian Cavanaugh, Tel. 718-242-0264

Street Deliveries (via messenger or walk up)
JPMorgan Chase Bank, N.A.
4 Chase Metrotech Center
1st Floor, Window 5
Brooklyn, NY 11245-0001
Attention: Physical Receive Department

(Use Willoughby Street Entrance)

Please include in the cover letter accompanying the Notes a reference to the Purchaser’s account number (“P13939 - Farmers Insurance Exchange”) and CUSIP information.

(b) Send copy by nationwide overnight delivery service to:

Prudential Capital Group
Gateway Center 2, 10th Floor
100 Mulberry
Newark, NJ 07102

Attention: Trade Management, Manager
Telephone: (973) 367-3141

(5)	Tax Identification No.: 95-2575893

(6)	DTTP No.: 13/F/362362/DTTP

(7)	Jurisdiction of Tax Residence: United States of America

Schedule A-6

		Note Number	Note Amount

	MID CENTURY INSURANCE COMPANY	RA-4	$3,750,000

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank
ABA: 021000021
Beneficiary Account No: 9009000200
Beneficiary Account Name: JPMorgan Income
Ultimate Beneficiary: G23628 Mid Century Insurance Company

Each such wire transfer shall set forth the name of the Company, a reference to “3.67% Series A Senior Notes due 15 September 2021, PPN: 550678 A*7” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all notices relating to payments:

Farmers
4680 Wilshire Blvd.
Los Angeles, CA 90010

Attention: Treasury

Treasury:
Treasury Manager
323-932-3450
usw.treasury.farmers@farmersinsurance.com

(3)	Address for all other communications and notices:

Prudential Private Placement Investors, L.P.
c/o Pricoa Capital Group
Two Prudential Plaza
180 N. Stetson Avenue
Suite 5600
Chicago, Illinois 60601

Attention: Managing Director, PRICOA

Schedule A-7

(4)	Address for Delivery of Notes:

(a) Send physical security by nationwide overnight delivery
service to:

Mailing Address (for overnight mail)
JPMorgan Chase Bank, N.A.
Physical Receive Department
4 Chase Metrotech Center
3rd Floor
Brooklyn, NY 11245-0001
Attention: Brian Cavanaugh, Tel. 718-242-0264

Street Deliveries (via messenger or walk up)
JPMorgan Chase Bank, N.A.
4 Chase Metrotech Center
1st Floor, Window 5
Brooklyn, NY 11245-0001
Attention: Physical Receive Department

(Use Willoughby Street Entrance)

Please include in the cover letter accompanying the Notes a reference to the Purchaser’s account number (“G23628 - Mid Century Insurance Company “) and CUSIP information.

(b) Send copy by nationwide overnight delivery service to:

Prudential Capital Group
Gateway Center 2, 10th Floor
100 Mulberry
Newark, NJ 07102

Attention: Trade Management, Manager
Telephone: (973) 367-3141

(5)	Tax Identification No.: 95-6016640

(6)	DTTP No.: 13/F/362331/DTTP

(7)	Jurisdiction of Tax Residence: United States of America

Schedule A-8

Schedule B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Acceptable Bank” means:

(a)                                 a bank or financial institution which has a rating for its short-term unsecured and non credit-enhanced debt obligations of A-3 or higher by Standard & Poor’s Rating Services, F(3) or higher by Fitch Ratings Ltd or P-3 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency or

(b)                                 any other bank or financial institution with which the Issuer has an account as of the date of this Agreement.

“Acceptance” is defined in Section 2.2(e).

“Acceptance Day” is defined in Section 2.2(e).

“Acceptance Window” means, with respect to any Quotation, the time period designated by Prudential during which the Issuer may elect to accept such Quotation.

“Accepted Note” is defined in Section 2.2(e).

“Accounting Principles” means the international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements or if required by the applicable law the generally acceptable accounting principles of the United States.

“Accounting Reference Date” has the meaning given to it in section 391 of the Companies Act 2006.

“Additional Subsidiary Guarantor” is defined in Section 1.3.

“Adjusted Acquisition EBITDA” means in respect of any Relevant Period, EBITDA for that Relevant Period after:

(a)                                 including the operating profit before interest, tax, depreciation, amortization and impairment charges (calculated on the same basis as EBITDA) of a member of the Group for the Relevant Period (or attributable to a business or assets acquired during the Relevant Period) prior to its becoming a member of the Group or (as the case may be) prior to the acquisition of the business or assets; and

(b)                                 excluding operating profit before interest, tax, depreciation, amortization and impairment charges (calculated on the same basis as EBITDA) attributable to any

Schedule B-1

member of the Group (or to any business or assets) disposed of during the Relevant Period.

“Adjusted EBITDA” means, in respect of any Relevant Period, EBITDA for that Relevant Period after:

(a)                                 adding the amount of any cash receipts (and deducting the amount of any cash payments) during such Relevant Period in respect of any Exceptional Items not already taken account of in calculating EBITDA for any Relevant Period but excluding:

(i)                                     Exceptional Items relating to cash receipts or cash paid for finance costs or discontinued operations and

(ii)                                  cash payments for Permitted Acquisitions and cash received for Permitted Disposals;

(b)                                 adding the amount of any increase in provisions, which are not Current Assets or Current Liabilities and deducting the amount of any non-cash credits which are not Current Assets or Current Liabilities) in each case to the extent taken into account in establishing EBITDA;

(c)                                  deducting the cash amount of maintenance capital expenditure actually paid (which shall be not more than US$13,200,000 (or its equivalent in any currency)) during that Relevant Period by any member of the Group except (in each case) to the extent funded from the proceeds of Permitted Disposals, third party grants, third party contributions or Insurance Proceeds) and

(d)                                 deducting the amount of any cash dividends or distributions paid or made by the Issuer in respect of that Relevant Period;

and so that no amount shall be added (or deducted) more than once.

“Affiliate” means, (a) in relation to any Person, a Subsidiary of that Person or a Holding Company of that person or any other Subsidiary of that Holding Company and (b) with respect to Prudential, shall include any managed account, investment fund or other vehicle for which Prudential or any Prudential Affiliate acts as investment advisor or portfolio manager.  Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Issuer.

“Agreed Form” means, in relation to any document, the form of such document which is previously agreed in writing by or on behalf of the Purchasers and the Obligors or, if not so agreed, is in the form specified by the Purchasers.

“Annual Financial Statements” means the financial statements for a Financial Year delivered pursuant to Section 7.1(b).

Schedule B-2

“Anti-Terrorism Law” means any U.S. state or federal law relating to terrorism or money laundering, including the Executive Order, the USA Patriot Act and the Money Laundering Control Act of 1986, Public Law 99-570.

“Applicable Currency” means (i) with respect to any Notes denominated in U.S. Dollars, U.S. Dollars, (ii) with respect to any Notes denominated in Euros, Euros and (iii) with respect to any Notes denominated in British Pounds, British Pounds.

“Articles” means the articles of association of the Issuer.

“assets” includes present and future properties, revenues and rights of every description (including any right to receive such revenues).

“Auditors” means one of PricewaterhouseCoopers LLP, Ernst & Young LLP, KPMG Audit PLC, Deloitte & Touche LLP, Grant Thornton LLP, Soren McAdam Christenson LLP, BDO International or any other firm of independent public accountants of recognized international standing.

“Authorization” means an authorization, consent, approval, resolution, license, exemption, filing, notarization or registration.

“Authorized Officer” means (a) in the case of the Issuer, its chief executive officer, its chief financial officer, any other Person authorized by the Issuer to act on behalf of the Issuer and designated as an “Authorized Officer” of the Issuer in the Information Schedule attached hereto or any other Person authorized by the Issuer to act on behalf of the Issuer and designated as an “Authorized Officer” of the Issuer for the purpose of this Agreement in an Officer’s Certificate executed by the Issuer’s chief executive officer or chief financial officer and delivered to Prudential, and (b) in the case of Prudential, any officer of Prudential designated as its “Authorized Officer” in the Information Schedule or any officer of Prudential designated as its “Authorized Officer” for the purpose of this Agreement in a certificate executed by one of its Authorized Officers or a lawyer in its law department.  Any action taken under this Agreement on behalf of the Issuer by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Issuer and whom Prudential in good faith believes to be an Authorized Officer of the Issuer at the time of such action shall be binding on the Issuer even though such individual shall have ceased to be an Authorized Officer of the Issuer, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential and whom the Issuer in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

“Available Currencies” means U.S. Dollars, Euros and British Pounds.

“Available Facility Amount” is defined in Section 2.2(a).

“Average Exchange Rate” means the 12 month average of the month end exchange rates as referenced to Reuters.

Schedule B-3

“Bank Agent” means Lloyds Bank plc, as agent of the Finance Parties (as defined in the Bank Facilities Agreement).

“Bank Document” means the Finance Documents (as defined in the Bank Facilities Agreement as in effect on September 18, 2014) and each other document executed in connection with the Bank Facilities Agreement or otherwise relating thereto.

“Bank Lender” means a Lender (as defined in the Bank Facilities Agreement).

“Bank Facilities Agreement” means the Senior Facilities Agreement, dated as of May 13, 2011, among (a) BA Holdings, Inc., (b) Lloyds Bank plc and Clydesdale Bank plc (trading as Yorkshire Bank), as mandated lead arrangers, (c) the parties listed in part 1 schedule 1 thereto as original borrowers, (d) the parties listed in part 2 of schedule 1 thereto as original guarantors, (e) the financial institutions listed in part 3 of schedule 1 thereto as lenders, (f) Lloyds Bank plc, Clydesdale Bank plc (trading as Yorkshire Bank) and Bank of America, N.A., as ancillary facilities providers, and (g) the Bank Agent, as the same may from time to time be amended, restated, supplemented, modified or extended; provided that any such amendment, restatement, supplement, modification or extension shall be made in accordance with the terms of this Agreement.

“Bilateral Facility” has the meaning given to such term in the Bank Facilities Agreement (as in effect on September 18, 2014).

“Blocked Person” is defined in Section 5.29(d).

“British Pound” or “£” means lawful money of the United Kingdom.

“Budget” means:

(a)                                 in relation to the period beginning on the Series A Closing Day and ending on December 31, 2014, the budget approved by the board of the Issuer on or prior to the current Financial Year delivered to Prudential and the Series A Purchasers prior to the date hereof; and

(b)                                 in relation to any other period, the budget delivered by the Issuer to the holders in respect of that period pursuant to, and in accordance with, Section 7.1(f).

“Business Day” means (a) other than as provided in clauses (b) and (c) below, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or London, England are authorized or required to be closed or (with respect to Euros) a day which is not a TARGET Settlement Day, (b) for purposes of Section 2.2(c) only, any day which is both a New York Business Day and a day on which Prudential is open for business and (c) for purposes of Section 8.7, (i) if with respect to Notes denominated in U.S. Dollars, a New York Business Day, (ii) if with respect to Notes denominated in British Pounds, any day which is both a New York Business Day and a day on which commercial banks are not required or authorized to be closed in London, England and (iii) if with respect to Notes denominated in Euros, any day which is both a New York Business Day and a day on which the Trans-European Automated

Schedule B-4

Real-time Gross Settlement Express Transfer payment system (or any successor thereto) is open for the settlement of payments in Euros (a “TARGET Settlement Day”).

“Cancellation Date” is defined in Section 2.2(g)(ii).

“Cancellation Fee” is defined in Section 2.2(g)(ii).

“Cash Equivalent Investments” means at any time:

(a)                                 certificates of deposit maturing within 6 Months after the relevant date of calculation and issued by an Acceptable Bank,

(b)                                 any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom or any member state of the European Economic Area (subject to any such member state of the European Economic Area having a credit rating equivalent to or better than the United States of America or the United Kingdom), or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within 3 Months after the relevant date of calculation and not convertible or exchangeable to any other security,

(c)                                  commercial paper not convertible or exchangeable to any other security:

(i)                                     for which a recognized trading market exists,

(ii)                                  issued by an issuer incorporated in the United States of America, the United Kingdom or any member state of the European Economic Area,

(iii)                               which matures within 3 Months after the relevant date of calculation, and

(iv)                              which has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services, F-1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating,

(d)                                 any investment in money market funds which:

(i)                                     have a credit rating of either A-1 or higher by Standard & Poor’s Rating Services, F-1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited,

(ii)                                  invest substantially all their assets in securities of the types described in paragraphs (a) to (c), and

(iii)                               can be turned into cash on not more than 30 days’ notice or

(e)                                  any other debt security approved by the Required Holders,

Schedule B-5

in each case, denominated in U.S. Dollars, Euros, British Pounds or an Optional Currency (as defined in the Bank Facilities Agreement as in effect on March 25, 2014) and to which an Obligor is alone or together with other Obligors beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security.

“Change of Control” means any Person or group of Persons acting in concert gains direct or indirect control of the Issuer.  For the purposes of this definition:

(a)                                 control of the Issuer means:

(i)                                     the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)                               cast, or control the casting of, more than 50% of the maximum number of votes that might be cast at a general meeting of the Issuer or

(B)                               appoint or remove all, or the majority, of the directors or other equivalent officers of the Issuer or

(C)                               give directions with respect to the operating and financial policies of the Issuer with which the directors or other equivalent officers of the Issuer are obliged to comply; or

(ii)                                  (the holding beneficially of more than 50% of the issued share capital of the Issuer (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital); and

(b)                                 acting in concert means, a group of Persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition, directly or indirectly, of shares in the Issuer by any of them, either directly or indirectly, to obtain or consolidate control of the Issuer.

“Change of Control Notice” is defined in Section 8.7.

“CISADA” is the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 (Pub. L. 111—195).

“Closing” means the Series A Closing and each Shelf Closing.

“Closing Day” means, with respect to the Series A Notes, the Series A Closing Day and, with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Confirmation of Acceptance for such Accepted Note, provided that (a) if the Issuer and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the “Closing Day” for such Accepted Note shall be such earlier Business Day, and (b) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to Section 3.2, the Closing Day for such Accepted Note,

Schedule B-6

for all purposes of this Agreement except references to “original Closing Day” in Section 2.2(g)(i), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

“Compliance Certificate” means a certificate substantially in the form set out in Exhibit 7.2.

“Confidential Information” is defined in Section 21.

“Confirmation of Acceptance” is defined in Section 2.2(e).

“Contribution Notice” means a contribution notice issued by the Pensions Regulator under section 38 or section 47 of the Pensions Act 2004.

“Current Assets” means the aggregate (on a consolidated basis) of all inventory, work in progress, trade and other receivables of each member of the Group including prepayments in relation to operating items and sundry debtors (but excluding cash and Cash Equivalent Investments) maturing within 12 Months from the date of computation but excluding amounts in respect of:

(a)                                 receivables in relation to corporation and deferred Tax,

(b)                                 Exceptional Items and other non-operating items,

(c)                                  insurance claims, and

(d)                                 any interest owing to any member of the Group.

“Current Liabilities” means the aggregate (on a consolidated basis) of all liabilities (including trade creditors, accruals and provisions) of each member of the Group falling due within 12 Months from the date of computation but excluding amounts in respect of:

(a)                                 liabilities for Financial Indebtedness and Finance Charges,

(b)                                 liabilities for corporation and deferred Tax,

(c)                                  Exceptional Items and other non-operating items,

(d)                                 insurance claims, and

(e)                                  liabilities in relation to dividends declared but not paid by the Issuer or by a member of the Group in favor of a Person which is not a member of the Group.

“Czech Subsidiary” means Magnesium Elektron Recycling CZ S.R.O., a limited liability company organized under the laws of the Czech Republic.

“Debt Service” means in respect of any Relevant Period the aggregate of:

(a)                                 Net Finance Charges for such Relevant Period,

Schedule B-7

(b)                                 the net amount of any cash receipts during that Relevant Period in respect of any corporation tax rebates or credits and the amount actually paid or due and payable in respect of corporation taxes during that Relevant Period by any member of the Group,

(c)                                  the aggregate of all scheduled repayments of Financial Indebtedness falling due during such Relevant Period but excluding:

(i)                                     any amounts repaid or falling due under any overdraft or revolving facility (including, without limitation, any facility available pursuant to the Bank Facilities Agreement or any Permitted Refinancing Agreement) and which were available for simultaneous redrawing according to the terms of such facility,

(ii)                                  any such obligations owed to any member of the Group and

(iii)                               any prepayment of Financial Indebtedness existing on the date of the Closing which is required to be repaid under the terms of this Agreement, and

(d)                                 the amount of the capital element of any payments in respect of such Relevant Period payable under any Finance Lease entered into by any member of the Group,

and so that no amount shall be included more than once.

“Debt Service Cover” means the ratio of Adjusted EBITDA to Debt Service in respect of any Relevant Period.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” with respect to any Note, has the meaning given in such Note.

“Delayed Delivery Fee” is defined in Section 2.2(g)(i).

“Designated Person” means a Person:

(a)                                 listed on the annex to the Executive Order;

(b)                                 owned or controlled by, or acting for or on behalf of, any Person listed on the annex to the Executive Order;

(c)                                  listed on the “Specially Designated Nationals and Blocked Persons” list maintained by the Office of Foreign Asset Control of the United States Department of the Treasury, as updated or amended from time to time;

(d)                                 whose property has been blocked, or is subject to seizure, forfeiture or confiscation, under any applicable Anti-Terrorism Law; or

(e)                                  that commits, threatens or conspires to commit or support “terrorism” as defined in the Executive Order.

Schedule B-8

“Disclosure Documents” is defined in Section 5.11.

“Disposal” means a sale, lease or license (other than an occupational rack rent lease or license), transfer, loan or other disposal by a Person of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions).

“Disposal Proceeds” means the consideration receivable by any member of the Group (including any amount receivable in repayment of intercompany debt) for any Disposal made by any member of the Group except for Excluded Disposal Proceeds.

“Disposal Prepayment Date” is defined in Section 8.8.

“Disposal Prepayment Offer” is defined in Section 8.8.

“Disruption Event” means either or both of:

(a)                                 a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Note Documents (or otherwise in order for the transactions contemplated by the Note Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the parties hereto, or

(b)                                 the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a party hereto preventing that, or any other party hereto:

(i)                                     from performing its payment obligations under the Note Documents, or

(ii)                                  from communicating with other parties hereto in accordance with the terms of the Note Documents,

and which (in either such case) is not caused by, and is beyond the control of, the party whose operations are disrupted.

“Dollar Equivalent” means, with respect to any Notes or Accepted Notes denominated or to be denominated in any Available Currency other than U.S. Dollars (“Non-Dollar Notes”), the U.S. Dollar equivalent of the principal amount of such Non-Dollar Notes, in each case as set forth in the records of Prudential.

“Dormant Subsidiary” means a member of the Group which does not trade (for itself or as agent for any Person) and does not own, legally or beneficially, assets (including indebtedness owed to it) which in aggregate have a value of US$33,000 or more or its equivalent in other currencies.

“EBIT” means in respect of any Relevant Period the consolidated operating profit of the Issuer before taxation for such Relevant Period (excluding the results from discontinued operations):

Schedule B-9

(a)                                 before deducting any interest, commission, fees, discounts, prepayment fees, premiums or charges, gains or losses on Financial Indebtedness and other finance payments whether paid, payable or capitalized by any member of the Group (calculated on a consolidated basis) in respect of such Relevant Period,

(b)                                 not including any accrued interest owing or paid to any member of the Group,

(c)                                  before taking into account any Exceptional Items,

(d)                                 before deducting any Transaction Costs,

(e)                                  before taking into account any gain or loss arising from an upward or downward revaluation of any other asset except for the impairment of working capital items,

(f)                                   after deducting the amount of any profit (or adding back the amount of any loss) of any member of the Group which is attributable to minority interests,

(g)                                  before taking into account any unrealized gains or losses on any derivative instrument (other than any derivative instrument which is accounted for on a hedge accounting basis),

(h)                                 [Reserved], and

(i)                                     excluding any profit or loss arising from the disposal of fixed assets,

in each case to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of the Group before taxation for such Relevant Period.

“EBITA” means in respect of any Relevant Period, EBIT for that Relevant Period after adding back any amount attributable to the impairment or amortization of assets or impairment of members of the Group and non-cash based charges and amortization costs associated with equity stock-based compensation schemes for such Relevant Period.

“EBITDA” means in respect of any Relevant Period, EBITA for such Relevant Period after adding back any amount attributable to the depreciation of assets of members of the Group for such Relevant Period.

“Employee Plan” means, at any time, an “employee pension benefit plan” as defined in section 3(32) of ERISA and subject to Title IV of ERISA (other than a Multiemployer Plan) then or at any time during the previous six years maintained for, or contributed to (or to which there is or was an obligation to contribute) on behalf of, employees of any Obligor or ERISA Affiliate.

“English Guarantee Agreement” is defined in Section 1.3.

“English Guarantor” means each Subsidiary Guarantor incorporated or formed under the laws of England and Wales.

Schedule B-10

“Environment” means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)                                 air (including, without limitation, air within natural or man made structures, whether above or below ground),

(b)                                 water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers), and

(c)                                  land (including, without limitation, land under water).

“Environmental Claim” means any claim, proceeding, formal notice or investigation by any Person in respect of any Environmental Law.

“Environmental Law” means any applicable law or regulation which relates to:

(a)                                 the pollution or protection of the Environment,

(b)                                 the conditions of the workplace, or

(c)                                  the generation, handling, storage, use, release or spillage of any substance which alone, or in combination with any other, is capable of causing harm to the Environment, including without limitation, any waste.

“Environmental Permits” means any permit and other Authorization and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from any Real Property owned or used by any member of the Group.

“EONIA” means (a) the applicable overnight rate calculated by the Banking Federation of the European Union for the relevant Business Day, displayed on the EONIA Screen of Reuters, or such other display as may replace page 247 on the EONIA Screen of Reuters, displaying the appropriate rate or (b) if no such rate is displayed on such EONIA Screen or other display, the arithmetic mean of the rates (rounded upwards to four decimal places) as quoted by Citibank N.A. to leading banks in the European interbank market, in each case at or about 7.00 p.m. Central European time on such day for the offering of deposits in euro for the period from one Business Day to the immediately following Business Day and, in relation to a day that is not a Business Day, EONIA for the immediately preceding Business Day.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means each person (as defined in section 3(9) of ERISA) that is a member of a controlled group of, or under common control with, any Obligor, within the meaning of section 414 of the Internal Revenue Code.

“ERISA Event” means any of the following events:

Schedule B-11

(a)                                 any reportable event, as defined in section 4043(c) of ERISA, with respect to an Employee Plan as to which the PBGC has not by regulation waived the requirement of section 4043(a) of ERISA that it be notified within thirty days of the occurrence of that event.  However, a failure to meet the minimum funding standard of section 412 of the Internal Revenue Code or section 302 of ERISA shall be a reportable event for the purposes of this paragraph (a) regardless of the issuance of any waiver under said sections;

(b)                                 the requirements of subsection (1) of section 4043(b) of ERISA (without regard to subsection (2) of that section) are met with respect to a contributing sponsor, as defined in section 4001(a)(13) of ERISA, of an Employee Plan and an event described in paragraph (9), (10), (11), (12) or (13) of section 4043(c) of ERISA is reasonably expected to occur with respect to that Employee Plan within the following 30 days;

(c)                                  the filing under section 4041(c) of ERISA of a notice of intent to terminate any Employee Plan;

(d)                                 the termination of any Employee Plan under section 4041(c) of ERISA;

(e)                                  the institution of proceedings under section 4042 of ERISA by the PBGC for the termination of, or the appointment of a trustee to administer, any Employee Plan;

(f)                                   the failure to make a required contribution to any Employee Plan that would result in the imposition of an encumbrance pursuant to section 412 of the Internal Revenue Code or section 302 of ERISA; or

(g)                                  engagement with an Employee Plan in a non-exempt prohibited transaction within the meaning of section 4795 of the Internal Revenue Code or section 406 of ERISA (other than as a result of an incorrect representation of a Purchaser pursuant to Section 6.2).

“ESOP” means the Luxfer Group Employee Share Ownership Plan established by a deed of trust dated 3 November 1997.

“Euro” or “€” means the unit of single currency of the Participating Member States.

“Event of Default” is defined in Section 10.

“Exceptional Items” means any exceptional, one-off or non-recurring items which represent gains or losses including (without limitation) those arising on:

(a)                                 the restructuring of the activities of an entity, including the associated redundancy program costs and reversals of any provisions for the cost of restructuring,

(b)                                 disposals, revaluations or impairment of non-current assets,

(c)                                  disposals of assets associated with discontinued operations and acquisition costs in relation to the acquisition of new operations,

Schedule B-12

(d)                                 Environmental remediation costs and provisions not in the ordinary course of business,

(e)                                  one-off gains and losses recognized on the early termination or curtailment of or change in employee retirement defined benefits, or

(f)                                   disposal of a business operation which is not classified as a discontinued operation for accounting purposes.

“Excluded Disposal Proceeds” means the proceeds of a Permitted Disposal unless such proceeds are to be used to repay or prepay Financial Indebtedness under the Bank Facilities Agreement or a Permitted Refinancing Agreement at any time when a Default or Event of Default exists.

“Excluded Insurance Proceeds” means any proceeds of an insurance claim which the Issuer notifies the holders are, or are to be, applied:

(a)                                 to meet a third party claim,

(b)                                 to cover operating losses in respect of which the relevant insurance claim was made,

(c)                                  to the replacement, reinstatement and/or repair of the assets or otherwise in amelioration of the loss in respect of which the relevant insurance claim was made,

(d)                                 by an Obligor to purchase assets useful to the business of the Obligors,

in each case as soon as possible after receipt, or

(e)                                  which do not exceed £10,000,000 (or its equivalent) when aggregated together with the proceeds of all other insurance claims (excluding those referred to in paragraphs (a), (b) and (c) of this definition) during the term of this Agreement.

“Executive Order” means Executive Order No. 13224 of September 23, 2001- Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism, 66 U.S. Fed. Reg. 49079 (2001), as amended.

“Existing Note Agreement” means that certain Note Purchase Agreement, dated May 13, 2011, among BA Holdings, Inc., the guarantors party thereto and the purchasers party thereto, as amended by the First Amendment to Note Purchase Agreement dated November 30, 2012 and the Second Amendment to Note Purchase Agreement dated March 25, 2014, and as further amended and in effect from time to time.

“Existing Note Documents” means the Note Documents (as defined in the Existing Note Agreement as in effect on the date of this Agreement) and each other document executed in connection with the Existing Note Agreement or otherwise relating thereto.

“Facility” is defined in Section 2.2(a).

Schedule B-13

“FATCA” means Sections 1471, 1472, 1473 and 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any applicable intergovernmental agreements and any fiscal or regulatory legislation, regulations or rules adopted pursuant to any such intergovernmental agreements, in each case with respect to the implementation of such Sections of the Internal Revenue Code, and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“Favored Lender Notice” is defined in Section 9.36.

“Finance Charges” means for any Relevant Period the aggregate amount of the accrued interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments in respect of Financial Indebtedness whether paid payable or capitalized by any member of the Group (calculated on a consolidated basis) in respect of such Relevant Period:

(a)                                 excluding any upfront fees or costs,

(b)                                 including the interest (but not the capital) element of payments in respect of Finance Leases,

(c)                                  including any commission, fees, discounts and other finance payments payable by (and deducting any such amounts payable to) any member of the Group under any interest rate hedging arrangement, and

(d)                                 taking no account of any unrealized gains or losses on any financial instruments other than any derivative investments which are accounted for on a hedge accounting basis,

(e)                                  excluding any Transaction Costs, and

(f)                                   excluding any interest cost or expected return on plan assets in relation to any post employment benefit schemes,

so that no amount shall be added (or deducted) more than once.

“Finance Lease” means any lease or hire purchase contract which would, in accordance with the Accounting Principles, be treated as a finance or capital lease.

“Financial Covenant” means any maintenance covenant (whether set forth as a covenant, undertaking, event of default, restriction or other such provision) that requires the Parent Guarantor or a member of the Group to achieve or maintain a stated level of financial condition or financial performance and includes, without limitation, any requirement that any member of the Group:

(i)                                     maintain a specified level of net worth, shareholders’ equity, total assets, cash flow or net income;

Schedule B-14

(ii)                                        maintain any specified ratio of any component of its capital structure to any other component thereof (including, without limitation, the relationship of indebtedness, senior indebtedness or subordinated indebtedness to total capitalisation or to net worth); or

(iii)                                     maintain any measure of its ability to service its indebtedness (including, without limitation, any specified ratio of revenues, cash flow or net income to indebtedness, interest expense, rental expense, capital expenditures and/or scheduled payments of indebtedness).

“Financial Indebtedness” means, without double counting, any indebtedness for or in respect of:

(a)                                 monies borrowed and debit balances at banks or other financial institutions,

(b)                                 acceptance under any acceptance credit or bill discounting facility (or dematerialized equivalent),

(c)                                  any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument,

(d)                                 any Finance Leases,

(e)                                  receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis),

(f)                                   any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account),

(g)                                  any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability of an entity which is not a member of the Group which liability would fall within one of the other paragraphs of this definition,

(h)                                 any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 180 days after the date of supply,

(i)                                     any amount raised under any other transaction (including any forward sale or purchase sale and sale back or sale and leaseback agreement) having the commercial

Schedule B-15

or economic effect of a borrowing or otherwise classified as borrowings under the Accounting Principles,

(j)                                    any amount raised by the issue of redeemable shares which are redeemable (other than at the option of the issuer thereof) before the latest maturity date of any Note as stated therein or are otherwise classified as borrowings under the Accounting Principles, and

(k)                                 the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j).

“Financial Quarter” means a 3 calendar months period ending on March 31, June 30, September 30 or December 31 in any Financial Year.

“Financial Year” means a financial year of the Issuer.

“French Subsidiary” means Luxfer Gas Cylinders S.A.S., a société par actions simplifiées organized under the laws of France.

“German Subsidiary” means Dynetek Europe GmbH, a Gesellschaft mit beschränkter Haftung incorporated under the laws of Germany with registered number HRB44318.

“Governmental Authority” means

(a)                                 the government of

(i)                                     the United States of America or England or any State or other political subdivision of either thereof, or

(ii)                                  any other jurisdiction in which the Issuer or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Issuer or any Subsidiary, or

(b)                                 any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Group” means the Issuer and each of its Subsidiaries for the time being.

“Group Structure Chart” is defined in Section 5.22.

“guarantee” means (other than in Section 13) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any Person or to make an investment in or loan to any Person or to purchase assets of any Person where, in each case, such obligation is assumed in order to maintain or assist the ability of such Person to meet its indebtedness.

“Guaranteed Obligations” is defined in Section 13.1.

Schedule B-16

“Hedge Treasury Note(s)” means, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as reasonably determined by Prudential) most closely matches the duration of such Accepted Note.

“Hedging Agreement” has the meaning given to such term in the Bank Facilities Agreement (as in effect on September 18, 2014).

“HMRC” means the United Kingdom HM Revenue and Customs.

“holder” means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Issuer pursuant to Section 14.1.

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“Incorporated Provision” is defined in Section 9.36.

“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Insurance Prepayment Date” is defined in Section 8.8.

“Insurance Prepayment Offer” is defined in Section 8.8.

“Insurance Proceeds” means the proceeds of any insurance claim under any insurance maintained by any member of the Group except for Excluded Insurance Proceeds and after deducting any reasonable expenses in relation to that claim which are incurred by any member of the Group to Persons who are not members of the Group.

“Intellectual Property” means:

(a)                                 any patents, trademarks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, know-how and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered and

(b)                                 the benefit of all applications and rights to use such assets of each member of the Group (which may now or in the future subsist).

“Interest Cover” means the ratio of EBITDA to Net Finance Charges in respect of any Relevant Period.

Schedule B-17

“Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and any and all regulations and rulings issued thereunder.

“Issuance Period” is defined in Section 2.2(b).

“Issuer” is defined in the first paragraph of this Agreement.

“Joinder Agreement” is defined in Section 1.3.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“Legal Reservations” means:

(a)                                 the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganization and other laws generally affecting the rights of creditors,

(b)                                 the time barring of claims under the Limitation Act 1980 and the Foreign Limitation Periods Act 1984, the possibility that an undertaking to assume liability for or indemnify a Person against non-payment of UK stamp duty may be void and defenses of set-off or counterclaim,

(c)                                  the possibility that the courts may recharacterize any security purporting to be a fixed charge as a floating charge (or vice versa), and

(d)                                 similar principles, rights and defenses under the laws of any Relevant Jurisdiction.

“Leverage” means in respect of any Relevant Period the ratio of Total Net Debt on the last day of such Relevant Period to Adjusted Acquisition EBITDA in respect of such Relevant Period.

“Major Breach” means any breach of:

(a)                                 Section 9.8 (Change of Business),

(b)                                 Section 9.9 (Acquisitions),

(c)                                  Section 9.12 (Pari Passu Ranking),

(d)                                 Section 9.13 (Negative Pledge),

(e)                                  Section 9.14 (Disposals),

(f)                                   Section 9.16 (Loans or Credit),

(g)                                  Section 9.17 (No Guarantees or Indemnities),

Schedule B-18

(h)                                 Section 9.18 (Dividends and Share Redemption),

(j)                                    Section 9.20 (Financial Indebtedness), and

(k)                                 Section 9.22 (Insurance).

“Major Default” means any of the following Events of Default:

(a)                                 Section 10(a) (Non-payment),

(b)                                 Section 10(b) (Financial Covenants and Other Obligations),

(c)                                  Section 10(c) (Other Obligations) but only insofar as it relates to a Major Breach,

(d)                                 Section 10(d) (Misrepresentation) but only insofar as it relates to a Major Representation,

(e)                                  Section 10(f) (Insolvency) and Section 10(g) (Insolvency Proceedings),

(f)                                   Section 10(i) (Unlawfulness and Invalidity) and Section 10(o) (Repudiation and Rescission of Agreements), and

(g)                                  Section 10(q) (ERISA).

“Major Representation” means each of the representations set out in Section 5.1 (Status) to Section 5.5(a) (Validity and Admissibility in Evidence) inclusive, Section 5.23 (Obligors), Section 5.29 (U.S. Regulations) and Section 5.30 (Sanctions).

“Make-Whole Amount” is defined in Section 8.6.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties or prospects of the Group taken as a whole.

“Material Adverse Effect” means a material adverse effect on:

(a)                                 the business, operations or property of the Group taken as a whole, or

(b)                                 the ability of an Obligor to perform its payment obligations under the Note Documents (taking into account the financial resources available to that Obligor from other members of the Group), or

(c)                                  the rights or remedies of any holder under any of the Note Documents.

“Material Company” means, at any time:

(a)                                 an Obligor,

(b)                                 a wholly-owned member of the Group that holds shares in an Obligor, or

Schedule B-19

(c)                                  a Material Subsidiary.

“Material Provision” means each of Sections 7, 9.7, 9.8, 9.9, 9.12, 9.13, 9,14, 9.31, 9.32 and 9.33 and each Incorporated Provision.

“Material Subsidiary” means a Subsidiary of the Issuer which has earnings before interest, tax and amortization (calculated on the same basis as EBITA) representing 5% or more of EBITA, or has gross assets, (excluding intra-Group items) representing 5% or more of the gross assets of the Group, calculated on a consolidated basis.  The foregoing shall be determined by reference to the most recent Compliance Certificate and/or the latest audited financial statements of that Subsidiary (consolidated in the case of a Subsidiary which itself has Subsidiaries) and the latest audited consolidated financial statements of the Group.  However, if a Subsidiary has been acquired since the date as at which the latest audited consolidated financial statements of the Group were prepared, the financial statements shall be deemed to be adjusted in order to take into account the acquisition of that Subsidiary (that adjustment being certified by the Group’s Auditors as representing an accurate reflection of the revised EBITA and gross assets of the Group).  A report by the Auditors of the Issuer that a Subsidiary is or is not a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties to this Agreement.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)                                 if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day and

(b)                                 if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

The above rules will only apply to the last Month of any period.

“Monthly Financial Statements” means the financial statements for a month delivered pursuant to Section 7.1(a).

“More Favorable Provision” is defined in Section 9.36.

“Multiemployer Plan” means, at any time, a multiemployer plan (as defined in section 4001(a)(3) of ERISA) then or at any time during the previous five years maintained for, or contributed to (or to which there is or was an obligation to contribute) on behalf of, employees of any Obligor or an ERISA Affiliate.

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

Schedule B-20

“Net Finance Charges” means, for any Relevant Period, the Finance Charges for such Relevant Period after deducting any interest payable in such Relevant Period to any member of the Group on any cash or Cash Equivalent Investment.

“New York Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York are required or authorized to be closed.

“Non-U.S. Obligor” means an Obligor that is not a U.S. Obligor.

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by a member of the Group primarily for the benefit of employees of members of the Group residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Internal Revenue Code.

“Note Document” means this Agreement, each Note, each Joinder Agreement, each English Guarantee Agreement and each other guarantee agreement executed by any Additional Subsidiary Guarantor in accordance with Sections 1.3 and 9.31, in each case as amended, novated, supplemented or restated (however fundamentally).

“Notes” is defined in Section 1.2.

“Obligor” means the Issuer and each Subsidiary Guarantor.

“OFAC Sanctions Regulations” means the U.S. sanctions administered by the Office of Foreign Asset Control of the U.S. Department of the Treasury as amended from time to time, and codified in 31 C.F.R. 500 et. seq.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of an Obligor whose responsibilities extend to the subject matter of such certificate.

“Original Financial Statements” means:

(a)                                 in relation to the Issuer, its audited consolidated financial statements for its financial year ended December 31, 2013;

(b)                                 in relation to the Issuer, the unaudited consolidated monthly management accounts for the period from January 1, 2014 to July 31, 2014;

(c)                                  in relation to each other Obligor that is an Obligor as of the date of this Agreement (to the extent prepared), its audited financial statements for the financial year ended December 31, 2013; and

(d)                                 in relation to any other Obligor, its financial statements delivered to the holders of Notes as required by Section 9.31.

“Original Subsidiary Guarantor” is defined in the first paragraph of this Agreement.

Schedule B-21

“Overnight Interest Rate” means with respect to an Accepted Note denominated in a currency other than U.S. Dollars, the actual rate of interest, if any, received by the Purchaser which intends to purchase such Accepted Note on the overnight deposit of the funds intended to be used for the purchase of such Accepted Note, it being understood that reasonable efforts will be made by or on behalf of the Purchaser to make any such deposit in an interest bearing account.

“Participating Member State” means any member state of the European Communities that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic Monetary Union.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Acquisition” means:

(a)                                 an acquisition pursuant to a Permitted Share Issue;

(b)                                 the incorporation of a company which on incorporation becomes a member of the Group, but only if that company is incorporated with limited liability in the European Union, the United Kingdom, the United States, or such other jurisdiction in which an existing member of the Group operates, and not in any jurisdiction that is on a restricted list for a holder;

(c)                                  an acquisition by a member of the Group of an asset sold, leased, transferred or otherwise disposed of by another member of the Group in circumstances constituting a Permitted Disposal;

(d)                                 an acquisition (not being an acquisition by the Issuer), of (1) all or the amount required to hold a controlling interest of the issued share capital of a limited liability company or (2) (if the acquisition is made by a limited liability company) a business or undertaking carried on as a going concern, but only if:

(i)                                     no Default or Event of Default is continuing on the closing date for the acquisition or would occur as a result of the acquisition;

(ii)                                  the acquired company, business or undertaking:

(A)                           is engaged in a business the substantially the same as that carried on by the Group and

(B)                            is incorporated or established, and carries on its principal business in the European Union, the United Kingdom, the United States, or such other jurisdiction in which an existing member of the Group operates, and not in any jurisdiction that is on a restricted list for a holder;

(iii)                               Leverage (calculated on a pro forma basis taking into account the acquisition) does not exceed 2.5:1;

Schedule B-22

(iv)                              the Issuer has delivered to the holders of Notes not later than 5 Business Days prior to the date it (or the relevant member of the Group) legally commits to make such acquisition (such date being the “Acquisition Commitment Date”), a certificate signed by two directors of the Issuer:

(A)                               giving notice to the holders of the proposed acquisition and

(B)                               to which is attached forecasts (which have been prepared on the basis of recent historical information and reasonable assumptions, and which assume that the acquisition has occurred), demonstrating that the Issuer will remain in compliance with its obligations under Section 9.1 for a period of not less than 12 Months from the closing date for the acquisition

(C)                               certifying that Leverage (calculated on a pro forma basis taking into account the acquisition) does not exceed 2.5:1 and

(v)                                 the consideration (including associated costs and expenses) for the acquisition and any Financial Indebtedness or other assumed actual or contingent liability, in each case remaining in the acquired company (or any such business) at the date of acquisition (the “Total Purchase Price”) does not exceed in aggregate 25 per cent of the consolidated net assets of the Group as at the Acquisition Commitment Date;

(e)                                  an acquisition by the Issuer of its own shares (to be held in treasury)  or by any other member of the Group of shares in the Issuer, in each case in connection with any employee share ownership or share incentive plan; or

(f)                                   an acquisition permitted by the Required Holders (such consent not to be unreasonably withheld or delayed) in writing.

“Permitted Bank Increase” means any increase, after March 25, 2014, in the principal amount or commitment of the facilities available under the Bank Facilities Agreement on March 25, 2014, or any increase, after March 25, 2014, in the fees or commission relating to the facilities available under the Bank Facilities Agreement provided that:

(a)                                 any such new Financial Indebtedness created by such increase (including any Financial Indebtedness incurred pursuant to a utilization of any Uncommitted Accordion Facility) would constitute Permitted Financial Indebtedness if it were incurred under clause (k) of the definition of Permitted Financial Indebtedness; or

(b)                                 the increase in fees or commission is in consideration for the amendment or waiver of, or the giving of a consent under, any term of a Bank Document.

“Permitted Disposal” means any sale, lease, license, transfer or other disposal which, except in the case of paragraphs (b) and (m), is on arm’s length terms:

Schedule B-23

(a)                                 of trading stock or cash made by any member of the Group in the ordinary course of trading of the disposing entity;

(b)                                 of any asset by a member of the Group to another member of the Group;

(c)                                  of assets in exchange for other assets comparable or superior as to type, value or quality;

(d)                                 of assets to a Permitted Joint Venture;

(e)                                  of obsolete or redundant Real Property, vehicles, or plant equipment for cash;

(f)                                   of Cash Equivalent Investments for cash or in immediate exchange for other Cash Equivalent Investments;

(g)                                  constituted by a license of intellectual property rights permitted by Section 9.24;

(h)                                 arising as a result of any Permitted Security;

(i)                                     of cash by way of a Permitted Loan;

(j)                                    of cash in order to complete a Permitted Acquisition;

(k)                                 of assets for cash where (i) the higher of the market value or the net consideration receivable in respect of such asset (when aggregated with the higher of the market value or the net consideration receivable for any other sale, lease, license, transfer or other disposal of an asset not allowed under the preceding paragraphs) does not exceed US$25,000,000 (or its equivalent) in aggregate, or (ii) (x) no Default or Event of Default is continuing or would result from such disposal, and (y) the Issuer offers, within 90 days following such disposition, to prepay the outstanding Notes held by each holder in accordance with the Permitted Disposal Net Proceeds Prepayment Offer provisions of Section 8.8 in a principal amount equal to such holder’s Permitted Disposal Pro Rata Portion of the net proceeds of such disposition; provided that, in the case of both clause (i) and clause (ii) above, if the proceeds of such disposition constitute Disposal Proceeds, then the provisions set forth in Section 8.8 with respect to Disposal Proceeds shall apply thereto;

(l)                                     that is a Permitted Transaction;

(m)                             of shares in the Issuer by the Issuer or any other member of the Group in connection with any employee share ownership or share incentive plan; or

(n)                                 of cash in order to fund the acquisition of shares in the Issuer in connection with any employee share ownership or share incentive plan.

Schedule B-24

“Permitted Disposal Net Proceeds” means the net proceeds of any disposition made pursuant to clause (k)(ii) of the definition of “Permitted Disposal”.

“Permitted Disposal Pro Rata Portion” means, in respect of any holder of any Note and any Permitted Disposal Net Proceeds, an amount equal to the product of:

(a)                                 the amount of such net proceeds, multiplied by

(b)                                 a fraction, the numerator of which is the outstanding principal amount of such Note, and the denominator of which is the sum of (i) the aggregate outstanding principal amount of all the Notes plus (ii) the aggregate outstanding principal amount of all the notes issued pursuant to the Existing Note Agreement plus (iii) the aggregate principal amount outstanding at such time under the Bank Facilities Agreement and any Permitted Refinancing Agreement.

“Permitted Distribution” means:

(a)                                 the payment of a dividend to any member of the Group by any of such Group member’s Subsidiaries;

(b)                                 the payment of a dividend by the Issuer provided no Event of Default has occurred and is continuing at the time such dividend is declared;

(c)                                  the redemption of up to £50,000 B preference shares at par value (plus any accrued dividend) issued by the Issuer to Brian Purves and Ian Mckinnon; and

(d)                                 the payment of any other dividend agreed between the Obligors and the Required Holders.

“Permitted Financial Indebtedness” means Financial Indebtedness:

(a)                                 arising under

(i) any of the Note Documents, or

(ii) (x) the Bank Facilities Agreement (other than any Bilateral Facility), as amended from time to time in compliance with this Agreement; provided that, with respect to any Financial Indebtedness arising under any Uncommitted Accordion Facility, the incurrence of such Financial Indebtedness constitutes a Permitted Bank Increase; (y) any Bilateral Facility made available to an Obligor by a Bank Lender in accordance with clause 8.1(a) (Bilateral Facilities) of the Bank Facilities Agreement (as in effect on March 25, 2014); or (z) a Permitted Refinancing Agreement, as amended from time to time in compliance with this Agreement; or

(b)                                 arising under a Permitted Loan or a Permitted Guarantee or as permitted by Section 9.28;

Schedule B-25

(c)                                  arising under (i) a foreign exchange transaction for spot or forward delivery entered into in connection with protection against fluctuation in currency rates where that foreign exchange exposure arises in the ordinary course of trade or in respect of loans made under the Bank Facilities Agreement, but not a foreign exchange transaction for investment or speculative purposes and (ii) the Hedging Agreement;

(d)                                 under finance or capital leases of vehicles, plant equipment or computers, provided that the aggregate capital value of all such items so leased under outstanding leases by members of the Group does not exceed US$16,500,000 (or its equivalent in other currencies) at any time;

(e)                                  of a company that becomes a member of the Group as a result of a Permitted Acquisition provided that the Financial Indebtedness is repaid in full within 45 days of that company becoming a member of the Group;

(f)                                   owed to another member of the Group;

(g)                                  [Reserved];

(h)                                 performance bonds issued in the ordinary course of trading in respect of non-financial obligations;

(i)                                     [Reserved];

(j)                                    permitted by the Required Holders in writing; and

(k)                                 such other Financial Indebtedness not permitted by the preceding paragraphs, provided that the outstanding principal amount of all Financial Indebtedness of the Group (including the Financial Indebtedness permitted pursuant to paragraphs (a) to (j) above (other than the Financial Indebtedness permitted under paragraphs (c), (f) or (g) of the definition of “Permitted Loan”)) does not exceed US$300,000,000 (or its equivalent) in aggregate for the Group at any time.

“Permitted Guarantee” means:

(a)                                 the endorsement of negotiable instruments in the ordinary course of trade;

(b)                                 any guarantee to a property landlord of which a member of the Group is a tenant;

(c)                                  any performance or similar bond guaranteeing performance by a member of the Group under any contract entered into in the ordinary course of trade;

(d)                                 any guarantee or indemnity arising under the articles of association of the Issuer;

(e)                                  any indemnity given by a member of the Group for its liabilities in the ordinary course of trade;

Schedule B-26

(f)                                   a guarantee in respect of Financial Indebtedness permitted under paragraph (h) of the definition of “Permitted Financial Indebtedness”;

(g)                                  a guarantee of Financial Indebtedness as part of a Permitted Joint Venture;

(h)                                 a guarantee in respect of obligations of another member of the Group;

(i)                                     any guarantee given in respect of the netting or set-off arrangements permitted pursuant to paragraph (c) of the definition of Permitted Security;

(j)                                    any guarantee or indemnity given by a member of the Group in respect of any obligations of an employee or officer of a member of the Group, which obligations shall not exceed US$165,000 (or its equivalent) in aggregate for all such obligations supported by such guarantees or indemnities pursuant to this paragraph (j) outstanding at any time;

(k)                                 [Reserved];

(l)                                     the Unconditional Guarantee, each English Guarantee Agreement and any other guarantee or indemnity of or in respect of the Financial Indebtedness evidenced by this Agreement and the Notes; and

(m)                             any guarantee given in respect of Financial Indebtedness arising under a Principal Lending Facility so long as the Issuer has complied with the provisions of Section 9.31(c) and 9.31(d).

“Permitted Joint Venture” means any investment by any member of the Group:

(a)                                 where the joint venture interest is held through an entity incorporated or formed with limited liability and

(i)                                     the joint venture entity is incorporated or established, and carries on its principal business in a jurisdiction in which an existing member of the Group operates and not in any jurisdiction that is on a restricted list for any holder,

(ii)                                  as at the date of the joint venture investment by the relevant member of the Group:

(A)                               Leverage (as shown in the latest Compliance Certificate) does not exceed 2.5:1 and

(B)                               the Issuer has delivered to the holders of Notes not later than 5 Business Days prior to the relevant member of the Group legally committing to make such joint venture investment, a certificate signed by two directors of the Issuer:

Schedule B-27

(1)                                 giving notice to the holders of the proposed joint venture investment and

(2)                                 to which is attached forecasts (which have been prepared on the basis of recent historical information and reasonable assumptions, and which assume that the joint venture investment has occurred), demonstrating that the Issuer will remain in compliance with its obligations under Section 9.1 for a period of not less than 12 Months from the date of the joint venture investment,

(iii)                               the joint venture investment is made on arm’s length terms,

(iv)                              such entity carries on or owns the same, a similar, complementary or related business to that carried on by the Group, and

(v)                                 the aggregate (without double counting) of:

(A)                               all outstanding amounts lent, advances, contributed to or for equity in, or otherwise invested in, such entity by members of the Group and

(B)                               the market value (at the date of transfer or contribution) of all assets transferred or contributed to such entity by members of the Group to the extent exceeding the value of the consideration for such transfers or contributions and

(C)                               all outstanding Financial Indebtedness incurred (whether by way of guarantee or otherwise) in relation to such entity by members of the Group shall not after the date of this Agreement, when taken together with any contingent liability of such Permitted Joint Venture, exceed US$25,000,000 (or its equivalent); or

(b)                                 permitted by the Required Holders (such consent not to be unreasonably withheld or delayed) in writing.

“Permitted Loan” means:

(a)                                 any trade credit extended by any member of the Group to its customers on normal commercial terms and in the ordinary course of its trading activities;

(b)                                 Financial Indebtedness which is referred to in the definition of, or otherwise constitutes, Permitted Financial Indebtedness;

(c)                                  any loan to a Permitted Joint Venture;

Schedule B-28

(d)                                 any loan or advance made to employees of any member of the Group which loans and advances shall not exceed US$3,300,000 (or its equivalent) in aggregate for all loans to employees outstanding at any time;

(e)                                  any loan, advance or other financial facility in an aggregate amount not to exceed US$2,000,000 in any calendar year made available to the trustee of the ESOP, the trustee or administrator (or any similar third party) of any other employee share ownership or share incentive plan or similar scheme or to an employee whether for the purpose of acquiring ordinary, preference or deferred shares or U.S. depositary receipts or shares in the Issuer or any member of the Group, provided that such loan, advance or other financial facility may not exceed US$10,000,000 (or its equivalent) at any one time outstanding;

(f)                                   a loan made by a member of the Group to another member of the Group; or

(h)                                 any loan (other than a loan that would fall within one of the paragraphs set out above) so long as the aggregate amount of Financial Indebtedness under any such loans does not exceed US$825,000 (or its equivalent) at any time.

“Permitted Refinancing Agreement” means any facility agreement, credit agreement or similar agreement which refinances or replaces all or any portion of the Bank Facilities Agreement so long as:

(a)                                 such agreement and any other Permitted Refinancing Documents do not contain, either initially or by amendment or other modification, any material terms, conditions, covenants or defaults other than those which (x) then exist in the Bank Facilities Agreement or those that would not be materially more restrictive on the Obligors than the terms, conditions, covenants and defaults in the then existing Bank Facilities Agreement or (y) could be included in the Bank Facilities Agreement by an amendment or other modification that would not be prohibited by the terms of this Agreement, and

(b)                                 the aggregate amount of Financial Indebtedness arising under such agreement would constitute Permitted Financial Indebtedness if it were incurred under clause (k) of the definition of Permitted Financial Indebtedness.

“Permitted Refinancing Documents” means a Permitted Refinancing Agreement and each other document executed in connection therewith that is a “financing document” (or such other similar term).

“Permitted Security” means:

(a)                                 any lien arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by any member of the Group;

Schedule B-29

(b)                                 any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the Group;

(c)                                  any payment or close out netting or set-off arrangement pursuant to any Treasury Transaction or foreign exchange transaction entered into by a member of the Group which constitutes Permitted Financial Indebtedness, excluding any Security or Quasi-Security under a credit support arrangement;

(d)                                 any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any member of the Group;

(e)                                  any Quasi-Security arising as a result of a disposal which is a Permitted Disposal; or

(f)                                   any Security or Quasi-Security arising as a consequence of any finance or capital lease permitted pursuant to paragraph (d) of the definition of “Permitted Financial Indebtedness”.

“Permitted Share Issue” means an issue of:

(a)                                 ordinary shares by the Issuer, paid for in full in cash upon issue and which by their terms are not redeemable and where such issue does not lead to a Change of Control of the Issuer,

(b)                                 any shares issued in connection with the ESOP or any other employee share ownership or share incentive plan or similar scheme, where such issue does not lead to a Change of Control, and

(c)                                  shares by a member of the Group (other than the Issuer) which is a Subsidiary to any Holding Company or, in the case of any Subsidiary which is a Joint Venture, to the shareholder(s) of such Joint Venture provided that any investment in a Joint Venture by a member of the Group by way of subscription for shares is permitted under the definition of Permitted Joint Venture.

“Permitted Transaction” means:

(a)                                 any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security or Quasi-Security given, or other transaction arising, under the Note Documents;

(b)                                 the solvent liquidation or reorganization of any member of the Group (other than the Issuer) so long as any payments or assets distributed as a result of such liquidation or reorganization are distributed to other members of the Group; or

Schedule B-30

(c)           transactions (other than (i) any sale, lease, license, transfer or other disposal and (ii) the granting or creation of Security or the incurring or permitting to subsist of Financial Indebtedness) conducted in the ordinary course of trading on arm’s length terms.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Issuer or any ERISA Affiliate or with respect to which the Issuer or any ERISA Affiliate may have any liability.

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“Principal Lending Facility” means (a) any facility made available under the Bank Facilities Agreement, (b) any facility made available under any Permitted Refinancing Agreement, (c) the Existing Note Agreement and (d) any facility or facilities made available under any other credit agreement, note purchase agreement, shelf agreement, indenture or any other term loan or working capital facility of any Obligor or any Subsidiary of an Obligor providing, in each case, for the incurrence of Financial Indebtedness, or commitments therefor, in a principal amount equal to or greater than £10,000,000 (or its equivalent in other currencies), in each case under clauses (a), (b), (c) and (d) as amended, restated, supplemented or otherwise modified and together with increases, refinancings and replacements thereof.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“provision of law” is a reference to a provision, of any treaty, legislation, regulation, decree, order or by-law and any secondary legislation enacted under a power given by that provision, as amended, applied or re-enacted or replaced (whether with or without modification) whether before or after the date of this Agreement.

“Prudential” is defined in the addressee line to this Agreement.

“Prudential Affiliate” means any Affiliate of Prudential.

“PTE” is defined in Section 6.2.

“Purchaser” is defined in the addressee line to this Agreement.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Quarter Date” means the last day of a Financial Quarter.

Schedule B-31

“Quarterly Financial Statements” means the financial statements for the three-month periods ending on March 31, June 30, September 30 and December 31 in each Financial Year delivered pursuant to Section 7.1(a).

“Quasi-Security” is defined in Section 9.13.

“Quotation” shall have the meaning provided in Section 2.2(d).

“Ratable Portion” means, in respect of any holder of any Note and any Disposal Proceeds or Insurance Proceeds, an amount equal to the product of:

(a)           the amount of such Disposal Proceeds or Insurance Proceeds, multiplied by

(b)           a fraction, the numerator of which is the outstanding principal amount of such Note, and the denominator of which is the sum of (i) the aggregate outstanding principal amount of all the Notes plus (ii) the aggregate outstanding principal amount of all the notes issued pursuant to the Existing Note Agreement plus (iii) the aggregate Commitments (as defined in the Bank Facilities Agreement as in effect on March 25, 2014) at such time under the Bank Facilities Agreement or the aggregate commitments at such time under a Permitted Refinancing Agreement, as applicable.

“Real Property” means:

(a)           any freehold, leasehold, commonhold or immovable property and

(b)           any buildings, fixtures, fittings, fixed plant or machinery from time to time situated on or forming part of that freehold, leasehold, commonhold or immovable property.

“Registration Duty” means any registration duty or similar amount payable pursuant to the laws of any jurisdiction in which an Obligor is organized in connection with the use in a judicial proceeding in such jurisdiction of this Agreement or any other Note Document or any other agreement or document related hereto or thereto or the transactions contemplated herein or therein.

“regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but if not having the force of law, then being a type with which Persons to which it applies customarily comply) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organization.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Relevant Jurisdiction” means, in relation to an Obligor:

Schedule B-32

(a)           its jurisdiction of incorporation and

(b)           any jurisdiction where it conducts its business.

“Relevant Period” means each 12 Month period ending on the most recent Quarter Date.

“Request for Purchase” is defined in Section 2.2(c).

“Required Holders” means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Obligors or any of their Affiliates).

“Rescheduled Closing Day” is defined in Section 3.2.

“Responsible Officer” means any Senior Financial Officer and any other officer of the Issuer or a Subsidiary Guarantor, as applicable, with responsibility for the administration of the relevant portion of this Agreement.

“Response Date” is defined in Section 8.7.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Security” means a mortgage, charge, pledge, lien, assignment or other security interest securing any obligation of any Person or any other agreement or arrangement having a similar effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Issuer or a Subsidiary Guarantor, as applicable.

“Series” is defined in Section 1.2.

“Series A Closing” means the time the closing of the Series A Notes occurred on the Series A Closing Day.

“Series A Closing Day” means September 18, 2014.

“Series A Note” is defined in Section 1.1.

“Series A Purchaser” is defined in the addressee line to this Agreement.

“Share Option Documents” means each deed of agreement granting options pursuant to parts A and B of the ESOP.

“Shelf Closing” means, with respect to any Series of Shelf Notes, the closing of the sale and purchase of such Series of Shelf Notes.

“Shelf Notes” is defined in Section 1.2.

Schedule B-33

“Specified Financial Statements” is defined in Section 5.12.

“Subsidiary” means a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006.  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Issuer.

“Subsidiary Guarantor” means each Original Subsidiary Guarantor and each Additional Subsidiary Guarantor, but shall exclude at such time any Subsidiary theretofore released from its obligations as a Subsidiary Guarantor pursuant to Section 9.31.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Taxing Jurisdiction” is defined in Section 12.

“Total Debt” means at any time the aggregate amount of all obligations of members of the Group for or in respect of Financial Indebtedness at that time but:

(a)           excluding any such obligations to any other member of the Group,

(b)           including in the case of Finance Leases only their capitalized value,

(c)           excluding unrealized gains and losses on Treasury Transactions (including currency exchange gains and losses), and

(d)           excluding any obligations in respect of performance bonds issued in the ordinary course of trading in respect of non-financial obligations to the extent such performance bonds are not called or enforced, and so that no amount shall be included or excluded more than once

“Total Net Debt” means Total Debt less the aggregate amount of cash and Cash Equivalent Investments held by an Obligor at that time and so that no amount shall be included or excluded more than once.

“Transaction Costs” means all fees, costs and expenses incurred by the Obligors in connection with the Note Documents.

“Transaction Documents” means the Note Documents, the Bank Documents, the Articles and any other document designated as a Transaction Document by the Required Holders and the Issuer.

“Treasury Transaction” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

Schedule B-34

“UK Treaty Holder” means a holder of Notes which: (a) is resident (as defined in the appropriate double taxation agreement) in a country with which the United Kingdom has a double taxation agreement giving residents of that country a full exemption from United Kingdom taxation on interest; (b) is entitled to the benefit of the exemption in such a double taxation agreement (subject to the completion of any necessary procedural formalities); and (c) does not carry on a business in the United Kingdom through a permanent establishment with which the payment is effectively connected.

“UK Treaty Passport” means a passport under the UK Treaty Passport Scheme.

“UK Treaty Passport Scheme” means the Double Taxation Treaty Passport Scheme for overseas corporate lenders introduced by HMRC on September 1, 2010.

“Uncommitted Accordion Facility” has the meaning given to such term in the Bank Facilities Agreement (as in effect on March 25, 2014).

“Unconditional Guarantee” is defined in Section 13.1.

“U.S. Bankruptcy Law” means the United States Bankruptcy Code of 1978 or any other United States federal or state bankruptcy, insolvency or similar law.

“U.S. Dollars” or “US$” means lawful money of the United States of America.

“U.S. Guarantor” means a Subsidiary Guarantor incorporated or formed under the laws of, or of any state (including the District of Columbia) of, the United States of America.

“U.S. Obligor” means an Obligor incorporated or formed under the laws of, or of any state (including the District of Columbia) of, the United States of America.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Working Capital” means on any date Current Assets less Current Liabilities.

Schedule B-35

Schedule C

ORIGINAL SUBSIDIARY GUARANTORS

Name	Jurisdiction of Organization
Luxfer Group Limited (Registered No. 3944037)	England and Wales
Luxfer Group 2000 Limited (Registered No. 4027006)	England and Wales
MEL Chemicals Inc.	New Jersey
Magnesium Elektron North America, Inc.	Delaware
Luxfer Gas Cylinders Limited (Registered No. 3376625)	England and Wales
Luxfer Group Services Limited (Registered No. 3981395)	England and Wales
Magnesium Elektron Limited (Registered No. 3141950)	England and Wales
Luxfer Overseas Holdings Limited (Registered No. 3081726)	England and Wales
Luxfer Gas Cylinders China Holdings Limited (Registered No. 5165622)	England and Wales
Luxfer Inc.	Delaware
Hart Metals, Inc.	Delaware
Reade Manufacturing Company	Delaware
Luxfer Magtech, Inc.	Delaware
BA Holdings, Inc.	Delaware

Schedule C-1

Exhibit 1(a)

[Form of Series A Note]

Luxfer Holdings PLC

3.67% Series A Senior Note Due September 15, 2021

No. RA-[ ]	[Date]
US$[ ]	PPN: 550678 A*7

FOR VALUE RECEIVED, the undersigned, LUXFER HOLDINGS PLC (herein called the “Issuer”), a public limited company incorporated under the laws of England and Wales, hereby promises to pay to [            ], or registered assigns, the principal sum of [                     ] U.S. DOLLARS (or so much thereof as shall not have been prepaid) on September 15, 2021, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 3.67% per annum from the date hereof, payable quarterly, on the 15th day of December, March, June and September in each year (each such date an “Interest Payment Date”), commencing with the December, March, June or September next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum (the “Default Rate”) from time to time equal to the greater of (i) 5.67% and (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand).

In addition to the interest payable pursuant to the above paragraph, in the event that Leverage on the last day of any Relevant Period (a “Testing Date”) is greater than 2.50 to 1.0, there shall accrue on the unpaid principal balance of this Note additional interest (“Additional Interest”) at the rate of 0.75% per annum for each period (each such period an “Additional Interest Period”) commencing on the Interest Payment Date immediately prior to such Testing Date through the Interest Payment Date immediately after the first subsequent Testing Date on which Leverage equals or is less than 2.50 to 1.0.  The Issuer shall pay, on each Interest Payment Date during each Additional Interest Period, all accrued and unpaid Additional Interest as of such Interest Payment Date.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A. in New York, New York or at such other place as the Issuer shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Private Shelf Agreement, dated September 18, 2014 (as from time to time amended, restated, supplemented or otherwise modified, the “Note Purchase Agreement”),

Exhibit 1(a)-1

among the Issuer, PGIM, Inc., the respective Subsidiary Guarantors party thereto and the respective Purchasers party thereto and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Issuer may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Issuer and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

LUXFER HOLDINGS PLC

By:
Name:
Title:

Exhibit 1(a)-2

Exhibit 1(b)

[Form of Shelf Note]

Luxfer Holdings PLC

[  ]% Series [  ] Senior Note Due [      ]

No. R[ ]-[ ]	[Date]
PPN: [ ]
ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:
INTEREST RATE:
INTEREST PAYMENT DATES:
FINAL MATURITY DATE:
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:

FOR VALUE RECEIVED, the undersigned, LUXFER HOLDINGS PLC (herein called the “Issuer”), a public limited company incorporated under the laws of England and Wales, hereby promises to pay to [            ], or registered assigns, the principal sum of [                     ] [U.S. DOLLARS][EUROS][BRITISH POUNDS] [on the final maturity date specified above (or so much thereof as shall not have been prepaid),][, payable on the principal prepayment dates and in the amounts specified above, and on the final maturity date specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of [a 360-day year of twelve 30 day months][FOR NOTES DENOMINATED IN DOLLARS OR EUROS]  [the actual number of days elapsed and a 365-day year][FOR NOTES DENOMINATED IN BRITISH POUNDS]) (a) on the unpaid balance hereof at the interest rate per annum specified above, payable on each interest payment date specified above and on the final maturity date specified above, commencing with the interest payment date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make Whole Amount, at a rate per annum (the “Default Rate”) from time to time equal to the greater of (i) 2% over the interest rate specified above or (ii) 2% over [the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate][FOR DOLLAR DENOMINATED OR BRITISH POUND DENOMINATED NOTES] ][EONIA][FOR EURO DENOMINATED NOTES], payable on each interest payment date as aforesaid (or, at the option of the registered holder hereof, on demand).

In addition to the interest payable pursuant to the above paragraph, in the event that Leverage on the last day of any Relevant Period (a “Testing Date”) is greater than 2.50 to 1.0, there shall accrue on the unpaid principal balance of this Note additional interest (“Additional Interest”) at the rate of 0.75% per annum for each period (each such period an “Additional Interest Period”) commencing on the interest payment date immediately prior to such Testing

Exhibit 1(b)-1

Date through the interest payment date immediately after the first subsequent Testing Date on which Leverage equals or is less than 2.50 to 1.0.  The Issuer shall pay, on each interest payment date during each Additional Interest Period, all accrued and unpaid Additional Interest as of such Interest Payment Date.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in [lawful money of the [United States of America][United Kingdom]][the single currency of the European Union] at the principal office of JPMorgan Chase Bank, N.A. in New York, New York or at such other place as the Issuer shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Private Shelf Agreement, dated September 18, 2014 (as from time to time amended, restated, supplemented or otherwise modified, the “Note Purchase Agreement”), among the Issuer, PGIM, Inc., the respective Subsidiary Guarantors party thereto and the respective Purchasers party thereto and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Issuer may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.

[The Issuer will make required prepayments of principal on the dates and in the amounts specified above and in the Note Purchase Agreement.]  This Note is [also] subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Issuer and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

LUXFER HOLDINGS PLC

By:
Name:
Title:

Exhibit 1(b)-2

Exhibit 1(c)(i)

Form of English Guarantee Agreement

GUARANTEE AGREEMENT

This Guarantee Agreement, dated as of [               , 20  ] (this “Guarantee Agreement”), is made by [               ], a [               ] (the “Guarantor”) in favor of the Purchasers (as defined below) and the other holders from time to time of the Notes (as defined below).  The Purchasers and such other holders are herein collectively called the “holders” and individually a “holder.”

Preliminary Statements:

I.             Luxfer Holdings PLC (Registered No. 3690830), a public limited company organized under the laws of England and Wales (the “Issuer”), [the Guarantor] and each of the [other] parties listed in Schedule C attached thereto [is entering][has entered] into a Note Purchase and Private Placement Agreement originally dated September 18, 2014 (as amended, modified, supplemented or restated from time to time, the “Note Agreement”) with PGIM, Inc. and the Persons party thereto as Purchasers (collectively, the “Purchasers”) [simultaneously with the delivery of this Guarantee Agreement].  Capitalized terms used herein have the meanings specified in the Note Agreement unless otherwise defined herein.

II.            Pursuant to the Note Agreement, the Issuer (i) [proposes to issue and sell][has issued and sold] US$25,000,000 aggregate principal amount of its 3.67% Series A Senior Notes due September 15, 2021 (as amended, restated, supplemented or otherwise modified and as in effect from time to time and including any notes issued in substitution therefor pursuant to the Note Agreement, collectively, the “Series A Notes”), and (ii) [proposes to authorize][has authorized] the issue of up to US$50,000,000 aggregate principal amount of its additional senior promissory notes from time to time (as amended, restated, supplemented or otherwise modified and as in effect from time to time and including any notes issued in substitution therefor pursuant to the Note Agreement, collectively, the “Shelf Notes”; and together with the Series A Notes, collectively, the “Initial Notes”).  The Initial Notes and any other notes that may from time to time be issued pursuant to the Note Agreement (in each case as amended, restated, supplemented or otherwise modified and as in effect from time to time and including any notes issued in substitution therefor pursuant to the Note Agreement) are herein collectively called the “Notes” and individually a “Note”.

III.          [It is a condition to the agreement of the Purchasers to purchase the Notes that this Guarantee Agreement shall have been executed and delivered by the Guarantor and shall be in full force and effect.][Pursuant to the Note Agreement, the Obligors are required to cause the Guarantor to deliver this Guarantee Agreement to the holders and to enter into a certain Joinder

Exhibit 1(c)(i)-1

Agreement, dated the date hereof, pursuant to which the Guarantor shall become a party to the Note Agreement (the “Joinder Agreement”).]

IV.          The Guarantor and the Issuer are operated as part of one consolidated business entity and are directly dependent upon each other for and in connection with their respective business activities and their respective financial resources.  The Guarantor will receive[, and has received,] direct and indirect economic and financial benefits from the indebtedness incurred under the Note Agreement and the Notes by the Issuer, and the incurrence of such indebtedness is or was in the best interests of the Guarantor.  By agreeing to enter into this Guarantee Agreement and the Joinder Agreement, the Guarantor will gain substantial financial and other benefits, both direct and indirect.

NOW THEREFORE, in [order to induce][compliance with the Note Agreement], and in consideration of, the execution and delivery of the Note Agreement and the purchase of the Notes by each of the Purchasers, the Guarantor hereby covenants and agrees with, and represents and warrants to each of the holders as follows:

Section 1.              GUARANTEE.

The Guarantor hereby irrevocably and unconditionally, and jointly and severally with the other Guarantors, guarantees to each holder, the due and punctual payment in full of (a) the principal of, Make-Whole Amount, if any, and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise) and (b) any other sums which may become owing by the Issuer to the holders under the terms and provisions of the Notes, the Note Agreement, any other Note Document or any other instrument referred to therein (all such obligations described in clauses (a) and (b) above are herein called the “Guaranteed Obligations”).  The guarantee in the preceding sentence is an absolute, present and continuing guarantee of payment and not of collectability and is in no way conditional or contingent upon any attempt to collect from the Issuer or any other Obligor or guarantor of the Notes or upon any other action, occurrence or circumstance whatsoever.  In the event that the Issuer shall fail so to pay any of such Guaranteed Obligations, the Guarantor agrees to pay the same when due to the holders entitled thereto, without demand, presentment, protest or notice of any kind, in the Applicable Currency, pursuant to the requirements for payment specified in the Notes and the Note Agreement.  Each default in payment of any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises.  The Guarantor agrees that the Notes issued in connection with the Note Agreement may (but need not) make reference to this Guarantee Agreement.

The Guarantor agrees to pay and to indemnify and save each holder harmless from and against any damage, loss, cost or expense (including attorneys’ fees) which such holder may

Exhibit 1(c)(i)-2

incur or be subject to as a consequence, direct or indirect, of (x) any breach by the Guarantor or by the Issuer of any warranty, covenant, term or condition in, or the occurrence of any default under, this Guarantee Agreement, the Notes, the Note Agreement, any other Note Document or any other instrument referred to therein, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (y) any legal action commenced to challenge the validity or enforceability of this Guarantee Agreement, the Notes, the Note Agreement, any other Note Document or any other instrument referred to therein and (z) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Guarantee Agreement, provided, that the Guarantor shall not be liable for any damage, loss, cost or expense arising out of the gross negligence or willful misconduct of any holder.

The Guarantor further irrevocably and unconditionally indemnifies each holder immediately on demand against any cost, loss or liability suffered by such holder if any payment obligation guaranteed by it is or becomes unenforceable, invalid or illegal; the amount of the loss or liability under this indemnity will be equal to the amount such holder would otherwise have been entitled to recover.

The Guarantor hereby acknowledges and agrees that the Guarantor’s liability hereunder is joint and several with any other Person(s) who may guarantee the Guaranteed Obligations, including any other Subsidiary Guarantor.

Anything herein or in the Notes, the Note Agreement, any other Note Document or any other instrument referred to therein to the contrary notwithstanding, the maximum liability of the Guarantor hereunder and under the Notes and the Note Agreement shall in no event exceed the amount which can be guaranteed by such Subsidiary Guarantor under applicable laws relating to the insolvency of debtors and this guarantee does not apply to any liability to the extent that it would result in this guarantee constituting financial assistance within the meaning of sections 678 or 679 of the United Kingdom Companies Act 2006.

The Guarantor agrees that the obligations under and in respect of the Notes, the Note Agreement and the other Note Documents may at any time and from time to time exceed the amount of the liability of the Guarantor hereunder without impairing this Guarantee Agreement or affecting the rights and remedies of any holder hereunder.

Section 2.              OBLIGATIONS ABSOLUTE.

The obligations of the Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of the Notes, the Note Agreement, any other Note Document or any other instrument referred to therein, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim the Guarantor may have against the Issuer or any holder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not the Guarantor shall have any knowledge or notice thereof),

Exhibit 1(c)(i)-3

including, without limitation: (a) any amendment to, modification of, supplement to or restatement of the Notes, the Note Agreement, any other Note Document or any other instrument referred to therein (it being agreed that the obligations of the Guarantor hereunder shall apply to the Notes, the Note Agreement, the other Note Documents and any such other instrument as so amended, modified, supplemented or restated) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes or the addition, substitution or release of any other Guarantor or any other entity or other Person primarily or secondarily liable in respect of the Guaranteed Obligations; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes, the Note Agreement, any other Note Document or any other instrument referred to therein; (c) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Issuer or its property; (d) any merger, amalgamation or consolidation of the Guarantor or of the Issuer into or with any other Person or any sale, lease or transfer of any or all of the assets of the Guarantor or of the Issuer to any Person; (e) any failure on the part of the Issuer for any reason to comply with or perform any of the terms of any other agreement with the Guarantor; (f) any failure on the part of any holder to obtain, maintain, register or otherwise perfect any security; or (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing), and in any event however material or prejudicial it may be to the Guarantor or to any subrogation, contribution or reimbursement rights the Guarantor may otherwise have.  The Guarantor covenants that its obligations hereunder will not be discharged except by indefeasible payment in full in cash of all of the Guaranteed Obligations and all other obligations hereunder.

Section 3.              WAIVER.

The Guarantor unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Issuer in the payment of any amounts due under the Notes, the Note Agreement, any other Note Document or any other instrument referred to therein, and of any of the matters referred to in Section 2 hereof, (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any holder against the Guarantor, including, without limitation, presentment to or demand for payment from the Issuer or the Guarantor with respect to any Note, notice to the Issuer or to the Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Issuer, (c) any right to require any holder to enforce, assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in the Note Agreement, the Notes or any other Note Document, (d) any requirement for diligence on the part of any holder and (e) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of the Guarantor or in any manner lessen the obligations of the Guarantor hereunder.

Exhibit 1(c)(i)-4

Section 4.              OBLIGATIONS UNIMPAIRED.

The Guarantor authorizes the holders, without notice or demand to the Guarantor and without affecting its obligations hereunder, from time to time, in accordance with the provisions of the relevant Note Document or other instrument:  (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, all or any part of the Notes, the Note Agreement, any other Note Document or any other instrument referred to therein; (b) to change any of the representations, covenants, events of default or any other terms or conditions of or pertaining to the Notes, the Note Agreement, any other Note Document or any other instrument referred to therein, including, without limitation, decreases or increases in amounts of principal, rates of interest, the Make-Whole Amount or any other obligation; (c) to take and hold security for the payment of the Notes, the Note Agreement, any other Note Document or any other instrument referred to therein, for the performance of this Guarantee Agreement or otherwise for the Guaranteed Obligations and to exchange, enforce, waive, subordinate and release any such security; (d) to apply any such security and to direct the order or manner of sale thereof as the holders in their sole discretion may determine; (e) to obtain additional or substitute endorsers or guarantors or release any other Guarantor or any other Person or entity primarily or secondarily liable in respect of the Guaranteed Obligations; (f) to exercise or refrain from exercising any rights against the Issuer and others, including any other Subsidiary Guarantor; and (g) to apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations and all other obligations owed hereunder.  The holders shall have no obligation to proceed against any other Subsidiary Guarantor or any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Issuer, the Guarantor or any other Subsidiary Guarantor or any other Person or to pursue any other remedy available to the holders.

If an event permitting the acceleration of the maturity of the principal amount of any Notes shall exist and such acceleration shall at such time be prevented or the right of any holder to receive any payment on account of the Guaranteed Obligations shall at such time be delayed or otherwise affected by reason of the pendency against the Issuer, the Guarantor or any other guarantors of a case or proceeding under a bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guarantee Agreement and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holder thereof had accelerated the same in accordance with the terms of the Note Agreement, and the Guarantor shall forthwith pay such accelerated Guaranteed Obligations.

Section 5.              SUBROGATION AND SUBORDINATION.

(a)           The Guarantor will not be entitled to and will not exercise any rights which it may have acquired by way of subrogation under this Guarantee Agreement, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, nor will the Guarantor seek or be entitled to seek any reimbursement, contribution or indemnity from the Issuer, any other Subsidiary Guarantor or any other Person, nor seek or be entitled to seek any rights or recourse to any security for the Notes or this Guarantee Agreement, in each case unless and until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash.

Exhibit 1(c)(i)-5

(b)           The Guarantor hereby subordinates the payment of all Financial Indebtedness and other obligations of the Issuer, any other Subsidiary Guarantor or any other guarantor of the Guaranteed Obligations owing to the Guarantor, whether now existing or hereafter arising, including, without limitation, all rights and claims described in clause (a) of this Section 5, to the indefeasible payment in full in cash of all of the Guaranteed Obligations.  If the Required Holders so request, any such Financial Indebtedness or other obligations shall be enforced and performance received by the Guarantor as trustee for the holders and the proceeds thereof shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of the Guarantor under this Guarantee Agreement.

(c)           If any amount or other payment is made to or accepted by the Guarantor in violation of any of the preceding clauses (a) and (b) of this Section 5, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, the holders and shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of the Guarantor under this Guarantee Agreement.

(d)           The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement and that its agreements set forth in this Guarantee Agreement (including this Section 5) are knowingly made in contemplation of such benefits.

Section 6.              REINSTATEMENT OF GUARANTEE.

This Guarantee Agreement shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any holder on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuer or any other guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Issuer or any other guarantors or any part of its or their property, or otherwise, all as though such payments had not been made.

Section 7.              REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR.

The Guarantor now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Issuer.  No holder shall have any duty or responsibility to provide the Guarantor with any credit or other information concerning the affairs, financial condition or business of the Issuer which may come into possession of the holders.  The Guarantor is executing and delivering this Guarantee Agreement and each other Note Document to which it is a party without reliance upon any

Exhibit 1(c)(i)-6

representation by the holders including, without limitation, with respect to (a) the due execution, validity, effectiveness or enforceability of any instrument, document or agreement evidencing or relating to any of the Guaranteed Obligations or any loan or other financial accommodation made or granted to the Issuer, (b) the validity, genuineness, enforceability, existence, value or sufficiency of any property securing any of the Guaranteed Obligations or the creation, perfection or priority of any lien or security interest in such property or (c) the existence, number, financial condition or creditworthiness of other guarantors or sureties, if any, with respect to any of the Guaranteed Obligations.

Section 8.              TERM OF GUARANTEE AGREEMENT.

This Guarantee Agreement and all guarantees, covenants and agreements of the Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations and all other obligations hereunder shall be indefeasibly paid in full in cash and shall be subject to reinstatement pursuant to Section 6.

Section 9.                                          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Guarantee Agreement and may be relied upon by any subsequent holder, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder.  All statements contained in any certificate or other instrument delivered by or on behalf of the Guarantor pursuant to this Guarantee Agreement shall be deemed representations and warranties of the Guarantor under this Guarantee Agreement.  Subject to the preceding sentence, this Guarantee Agreement embodies the entire agreement and understanding between each holder and the Guarantor and supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 10.                                   AMENDMENT AND WAIVER.

10.1        Requirements.  This Guarantee Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Guarantor and the Required Holders, except that no amendment or waiver (a) of any of the provisions of Section 1, 2, 3, 4, 5, 6, 8, 10 or 12.7 hereof, or any defined term (as it is used therein), or (b) which results in the limitation of the liability of the Guarantor hereunder will be effective as to any holder unless consented to by such holder in writing.

10.2        Solicitation of Holders of Notes.

(a)           Solicitation.  The Guarantor will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment,

Exhibit 1(c)(i)-7

waiver or consent in respect of any of the provisions hereof.  The Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 10.2 to each holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)           Payment.  The Guarantor will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder as consideration for or as an inducement to the entering into by any holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder even if such holder did not consent to such waiver or amendment.

(c)           Consent in Contemplation of Transfer.  Any consent made pursuant to this Section 10.2 by the holder of any Note that has transferred or has agreed to transfer such Note to an Obligor (including the Guarantor) or any Affiliate of an Obligor and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.

10.3        Binding Effect.  Any amendment or waiver consented to as provided in this Section 10 applies equally to all holders and is binding upon them and upon each future holder and upon the Guarantor without regard to whether any Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Guarantor and the holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder.  As used herein, the term “this Guarantee Agreement” and references thereto shall mean this Guarantee Agreement as it may be amended, modified, supplemented or restated from time to time.

10.4        Notes Held by Issuer, etc.  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guarantee Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Obligor (including the Guarantor) or any Affiliate of an Obligor shall be deemed not to be outstanding.

Exhibit 1(c)(i)-8

Section 11.            NOTICES; ENGLISH LANGUAGE.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(a)           if to the Guarantor, to [                                  ], or such other address as the Guarantor shall have specified to the holders in writing, or

(b)           if to any holder, to such holder at the addresses specified for such communications set forth in Schedule A to the Note Agreement (in the case of the Series A Notes), as specified by such holder in its Confirmation of Acceptance (in the case of Shelf Notes), or such other address as such holder shall have specified to the Guarantor in writing.

Each document, instrument, financial statement, report, notice or other communication delivered in connection with this Guarantee Agreement shall be in English or accompanied by an English translation thereof.

This Guarantee Agreement has been prepared and signed in English and the Guarantor agrees that the English version hereof (to the maximum extent permitted by applicable law) shall be the only version valid for the purpose of the interpretation and construction hereof and thereof notwithstanding the preparation of any translation into another language hereof or thereof, whether official or otherwise or whether prepared in relation to any proceedings which may be brought in [         ] or any other jurisdiction in respect hereof or thereof.

Section 12.            MISCELLANEOUS.

12.1        Successors and Assigns.  All covenants and other agreements contained in this Guarantee Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not.

12.2        Severability.  Any provision of this Guarantee Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law), not invalidate or render unenforceable such provision in any other jurisdiction.

12.3        Construction.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such express contrary provision) be deemed to excuse compliance with any other covenant.  Whether any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Exhibit 1(c)(i)-9

The section and subsection headings in this Guarantee Agreement are for convenience of reference only and shall neither be deemed to be a part of this Guarantee Agreement nor modify, define, expand or limit any of the terms or provisions hereof.  All references herein to numbered sections, unless otherwise indicated, are to sections of this Guarantee Agreement.  Words and definitions in the singular shall be read and construed as though in the plural and vice versa, and words in the masculine, neuter or feminine gender shall be read and construed as though in either of the other genders where the context so requires.

12.4        Further Assurances.  The Guarantor agrees to execute and deliver all such instruments and take all such action as the Required Holders may from time to time reasonably request in order to effectuate fully the purposes of this Guarantee Agreement.

12.5        Governing Law.  This Guarantee Agreement and any non-contractual obligations arising out of or in connection with it shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of England and Wales.

12.6        Jurisdiction.

(a)           The English courts have exclusive jurisdiction to settle any dispute in connection with this Guarantee Agreement, including a dispute relating to any non-contractual obligation arising out of or in connection with this Guarantee Agreement.

(b)           The English courts are the most appropriate and convenient courts to settle any such dispute and the Guarantor waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with this Guarantee Agreement.

(c)           This Section 12.6 is for the benefit of the holders of Notes only.  To the extent allowed by law, the Required Holders may take:

(1)           proceedings in any other court; and

(2)           concurrent proceedings in any number of jurisdictions.

12.7        Obligation to Make Payment in the Applicable Currency.  Any payment on account of an amount that is payable hereunder in the Applicable Currency which is made to or for the account of any holder in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Guarantor, shall constitute a discharge of the obligation of the Guarantor under this Guarantee Agreement only to the extent of the amount of the Applicable Currency which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above.  If the amount of the

Exhibit 1(c)(i)-10

Applicable Currency that could be so purchased is less than the amount of the Applicable Currency originally due to such holder, the Guarantor agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency.  This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Guarantee Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.  As used herein the term “London Banking Day” shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

12.8        Reproduction of Documents; Execution.  This Guarantee Agreement may be reproduced by any holder by any photographic, photostatic, electronic, digital, or other similar process and such holder may destroy any original document so reproduced.  The Guarantor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 12.8 shall not prohibit the Guarantor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.  A facsimile or electronic transmission of the signature page of the Guarantor shall be as effective as delivery of a manually executed counterpart hereof and shall be admissible into evidence for all purposes.

12.9        Third Party Beneficiaries.

This Guarantee Agreement confers benefits on each holder and is intended to be enforceable by each such holder.  Except as set forth in the preceding sentence, a Person who is not a party to this Guarantee Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any terms of this Guarantee Agreement.

[Remainder of page intentionally left blank; next page is signature page]

Exhibit 1(c)(i)-11

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee Agreement to be duly executed and delivered as a deed on the date first above written.

[EXECUTED and DELIVERED as a DEED	)

by [NAME OF GUARANTOR]	)

acting by a director	)

Signature of director

Name of director

in the presence of:

Signature of witness

Name of witness (in block capitals)

Address of witness

Occupation of witness]

[EXECUTED and DELIVERED as a DEED	)

by [NAME OF GUARANTOR]	)

acting by two directors	)

Signature of director

Name of director

Signature of director

Name of director]

Exhibit 1(c)(i)-12

Exhibit 1(c)(ii)

Form of Joinder Agreement

JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”), dated as of [          ], is executed by [                ], a [          ] (the “Guarantor”), in favor of each of the holders from time to time of the Notes (as defined below) (collectively, the “Noteholders”) issued by Luxfer Holdings PLC (the “Issuer”) pursuant to the Note Agreement (as defined below).

RECITALS

A.            The Issuer and each of the parties listed in Schedule C thereto (the “Original Subsidiary Guarantors” and together with the Issuer, collectively, the “Obligors”), on the one hand, and PGIM, Inc. and the Persons party thereto as Purchasers (collectively, the “Purchasers”), on the other hand, entered into a Note Purchase and Private Shelf Agreement, originally dated September 18, 2014 (as it may be amended, restated or otherwise modified from time to time, the “Note Agreement”), pursuant to which the Issuer (i) issued and sold 3.67% Series A Senior Notes due September 15, 2021 in the aggregate principal amount of US$25,000,000 (as amended, restated, supplemented or otherwise modified and as in effect from time to time and including any notes issued in substitution therefor pursuant to the Note Agreement, collectively, the “Series A Notes”), and (ii) authorized the issue of up to US$50,000,000 aggregate principal amount of its additional senior promissory notes from time to time (as amended, restated, supplemented or otherwise modified and as in effect from time to time and including any notes issued in substitution therefor pursuant to the Note Agreement, collectively, the “Shelf Notes”; and together with the Series A Notes, collectively, the “Notes”).

B.            The Guarantor and the Issuer are operated as part of one consolidated business entity and are directly dependent upon each other for and in connection with their respective business activities and their respective financial resources.  The Guarantor will receive[, and has received,] direct and indirect economic and financial benefits from the indebtedness incurred under the Note Agreement and the Notes by the Issuer, and the incurrence of such indebtedness is or was in the best interests of the Guarantor.  By agreeing to enter into this Joinder Agreement [and the Guarantee Agreement (as defined below)](1), the Guarantor will gain substantial financial and other benefits, both direct and indirect.

C.            In order to induce the Purchasers to purchase the Notes, the Obligors have covenanted in the Note Agreement that joinder agreements shall be duly executed by certain Subsidiaries of the Issuer.  Accordingly, this Joinder Agreement is issued in consideration of the purchase of the Notes by the Purchasers.  Annex 1 hereto sets forth a list of the joinder agreements with respect to the Notes executed prior to the date of this Joinder Agreement.

(1)  To be included if the Guarantor is organized in a jurisdiction outside the U.S.

Exhibit 1(c)(ii)-1

[D.           Concurrently herewith, the Guarantor is entering into a certain [Guarantee Agreement], dated the date hereof, pursuant to which the Guarantor is guaranteeing the obligations of the Issuer under the Notes, the Note Agreement and the other Note Documents (the “Guarantee Agreement”).](2)

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Guarantor hereby agrees with the Noteholders as follows:

1.             Unless otherwise defined herein, all capitalized terms used herein and defined in the Note Agreement shall have the respective meanings given to those terms in the Note Agreement.

2.             The Guarantor has received a copy of, and has reviewed, the Note Agreement as in existence on the date of this Joinder Agreement and is executing and delivering this Joinder Agreement to the Noteholders pursuant to Section 9.31 of the Note Agreement.

3.             In accordance with the terms of Section 9.31 of the Note Agreement, the Guarantor, by the execution and delivery of this Joinder Agreement, does hereby agree to become, and does hereby become, (a) a party to the Note Agreement as a “Subsidiary Guarantor” and (b) bound by the terms and conditions, covenants and other agreements in the Note Agreement to be performed or observed by, or otherwise applicable to, Subsidiary Guarantors [except for the provisions of Section 13 of the Note Agreement](3) [including, without limitation, becoming jointly and severally liable with the other Guarantors for the Guaranteed Obligations as set forth in Section 13 of the Note Agreement](4).  The Note Agreement is hereby, without any further action, amended to add the Guarantor as a “Subsidiary Guarantor” and signatory to the Note Agreement.

4.             The Guarantor hereby makes, as of the date hereof and only as to itself in its capacity as a Subsidiary Guarantor under the Note Agreement and/or as a Subsidiary, each of the representations and warranties set forth in Section 5 of the Note Agreement that are applicable to a Subsidiary Guarantor and a Subsidiary (except that any representation and warranty made as of or with respect to a specific earlier date is made only as of such date)[, and the representations and warranties set forth in Section 13.8 of the Note Agreement](5).

5.             The Guarantor hereby delivers to each of the Noteholders, contemporaneously with the delivery of this Joinder Agreement, each of the documents set forth on Annex 2 hereto.

(2)  To be included if the Guarantor is organized in a jurisdiction outside the U.S.

(3)  To be included if the Guarantor is organized in a jurisdiction outside the U.S.

(4)  To be included if the Guarantor is organized in the U.S.

(5)  To be included if the Guarantor is organized in the U.S.

Exhibit 1(c)(ii)-2

6.             Except as expressly supplemented hereby, the Note Agreement shall remain in full force and effect.

7.             All communications and notices hereunder shall be in writing and given as provided in Section 19 of the Note Agreement.  All communications and notices hereunder to the Guarantor shall be given to it at the address set forth under its signature hereto.

8.             Any provision of this Joinder Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.             This Joinder Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice of law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

10.          This Joinder Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Guarantor.

11.          This Joinder Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.  Delivery of an executed signature page hereto by facsimile or e-mail transmission shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

[Remainder of page intentionally left blank; next page is signature page]

Exhibit 1(c)(ii)-3

IN WITNESS WHEREOF, the Guarantor has caused this Joinder Agreement to be executed on its behalf by its duly authorized officer or agent as of the date first above written.

Guarantor:

[                  ]

By:
Name:
Title:

Address for notices and other communications:

Exhibit 1(c)(ii)-4

Annex 1

Joinder Agreements

Executed Prior to the Date of this Joinder Agreement

Existing Joinder Agreements:

[To be Completed]

Exhibit 1(c)(ii)-5

Annex 2

Additional Documents

(a)           A certified copy of the resolution of the board of directors or other governing body of the Guarantor approving the execution and delivery of this Joinder Agreement [and the Guarantee Agreement](6), the joinder of the Guarantor to the Note Agreement and the performance of its obligations thereunder, and authorizing the person or persons signing this Joinder Agreement [[and /,] the Guarantee Agreement](7) and any other documents to be delivered pursuant hereto to sign the same on behalf of the Guarantor.

(b)           Authenticated signatures of the person or persons specified in the resolutions referred to in clause (a) above.

(c)           The articles of incorporation or other constitutive documents of the Guarantor, certified as being in effect by the Guarantor’s Secretary or an Assistant Secretary or a director or other appropriate person (including, if relevant, copies of all amending resolutions or other amendments).

(d)           An opinion or opinions of counsel in form and substance satisfactory to the Required Holders, confirming that (i) [each of] this Joinder Agreement [and the Guarantee Agreement](8) has been duly authorized, executed and delivered by the Guarantor, (ii) [each of] this Joinder Agreement [and the Guarantee Agreement](9) constitutes the legal, valid and binding contract and agreement of the Guarantor, enforceable in accordance with its terms (except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles), and (iii) the execution, delivery and performance by the Guarantor of this Joinder Agreement [and the Guarantee Agreement](10) do not (A) violate any law, rule or regulation applicable to the Guarantor, or (B) (1) conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Security not permitted by the Note Agreement or (2) conflict with or result in any breach of any of the provisions of or constitute a default under (I) the provisions of the constitutive documents of the Guarantor, or (II) any agreement or other instrument to which the Guarantor is a party or by which it may be bound.

(e)           Such other documents and evidence with respect to the Guarantor as the Required Holders may reasonably request in order to establish the existence and good standing of the Guarantor and the authorization of the transactions contemplated by this Joinder Agreement.

(6)  To be included if the Guarantor is organized in a jurisdiction outside the U.S.

(7)  To be included if the Guarantor is organized in a jurisdiction outside the U.S.

(8)  To be included if the Guarantor is organized in a jurisdiction outside the U.S.

(9)  To be included if the Guarantor is organized in a jurisdiction outside the U.S.

(10)  To be included if the Guarantor is organized in a jurisdiction outside the U.S.

Exhibit 1(c)(ii)-6

Exhibit 2

Form of Request for Purchase

REQUEST FOR PURCHASE

Luxfer Holdings PLC

Reference is made to the Note Purchase and Private Shelf Agreement ((as amended, restated, supplemented or otherwise modified from time to time the “Agreement”), originally dated September 18, 2014, among Luxfer Holdings PLC (the “Issuer”) and the respective Subsidiary Guarantors party thereto, on the one hand, and PGIM, Inc. (“Prudential”), the Series A Purchasers and each Prudential Affiliate which becomes party thereto, on the other hand.  Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.

Pursuant to Section 2.2(c) of the Agreement, the Issuer hereby makes the following Request for Purchase:

1.                                      Currency:                                          [U.S. Dollars/Euros/British Pounds]

2.                                      Aggregate principal amount of the Shelf Notes covered hereby (the “Notes”) [US$][₤][€]          (11)

3.                                      Individual specifications of the Notes:

Principal
	Final	Prepayment	Interest
Principal	Maturity	Dates and	Payment
Amount	Date	Amounts	Period

[quarterly or semiannually] in arrears

4.                                      Use of proceeds of the Notes:

5.                                      Proposed day for the closing of the purchase and sale of the Notes:

(11)  Minimum principal amount of $5,000,000 (or its equivalent in an Available Currency).

Exhibit 2-1

6.                                      The purchase price of the Notes is to be transferred to:

Name and Address
and ABA Routing	Number of
Number of Bank	Account

7.                                      The Issuer certifies that (a) [except as set forth on Exhibit A hereto,] the representations  and warranties contained in Section 5 of the Agreement are true on and as of the date of this Request for Purchase and (b) there exists on the date of this Request for Purchase no Event of Default or Default.

Dated:	LUXFER HOLDINGS PLC

By:
Name:
Title:

Exhibit 2-2

EXHIBIT A

SUPPLEMENTAL REPRESENTATIONS

The Section references hereinafter set forth correspond to the similar sections of the Agreement which are supplemented hereby:

Exhibit 2-3

Exhibit 3

Form of Confirmation of Acceptance

CONFIRMATION OF ACCEPTANCE

Luxfer Holdings PLC

Reference is made to the Note Purchase and Private Shelf Agreement (as amended, restated, supplemented or otherwise modified from time to time the “Agreement”), originally dated September 18, 2014, among Luxfer Holdings PLC (the “Issuer”) and the respective Subsidiary Guarantors party thereto, on the one hand, and PGIM, Inc. (“Prudential”), the Series A Purchasers and each Prudential Affiliate which becomes party thereto, on the other hand.  Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.

Prudential or the Prudential Affiliate which is named below as a Purchaser of Shelf Notes hereby confirms the representations as to such Shelf Notes set forth in Section 6 of the Agreement, and agrees to be bound by the provisions of the Agreement applicable to the Purchasers or holders of the Notes.

Pursuant to Section 2.2(e) of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

I.                                        Accepted Notes:  Aggregate principal amount [US$][₤][€]

(A)                               (a)                                 Name of Purchaser:

(b)                                 Principal amount:

(c)                                  Final maturity date:

(d)                                 Principal prepayment dates and amounts:

(e)                                  Interest rate:

(f)                                   Interest payment period:  [      ] in arrears

(g)                                  Payment and notice instructions: As set forth on attached Purchaser Schedule

(h)                                 HMRC DT Treaty Passport Scheme reference number (if any):

(i)                                     Jurisdiction of tax residence:

(B)                               (a)                                 Name of Purchaser:

(b)                                 Principal amount:

(c)                                  Final maturity date:

(d)                                 Principal prepayment dates and amounts:

(e)                                  Interest rate:

(f)                                   Interest payment period:  [      ] in arrears

(g)                                  Payment and notice instructions: As set forth on attached Purchaser Schedule

Exhibit 3-1

(h)                                 HMRC DT Treaty Passport Scheme reference number (if any):

(i)                                     Jurisdiction of tax residence:

[(C), (D)    same information as above.]

II.                                   Closing Day:

LUXFER HOLDINGS PLC

By:
Name:
Title:
Dated:

PGIM, INC.

By:
Name:
Title: Vice President

[PRUDENTIAL AFFILIATE]

By:
Name:
Title: Vice President

[ATTACH PURCHASER SCHEDULES]

Exhibit 3-2

Exhibit 4.9(b)

Form of Confirmation of Guarantee

CONFIRMATION OF GUARANTEE

Reference is made to (a) the Note Purchase and Private Shelf Agreement originally dated September 18, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”), among Luxfer Holdings PLC (the “Issuer”), each of the undersigned (each, a “Subsidiary Guarantor”),  PGIM, Inc., and the purchasers named on Schedule A thereto and each Prudential Affiliate that becomes bound thereby as provided therein (collectively, the “Purchasers”), pursuant to which certain of the Subsidiary Guarantors have made the Unconditional Guarantee set forth therein, and (b) the several guarantee agreements made by certain of the Subsidiary Guarantors in favor of the holders of the Notes described therein (each, as amended, restated, supplemented or otherwise modified from time to time, a “Subsidiary Guarantee Agreement”).

Notwithstanding that such consent is not required under the Note Agreement or the Subsidiary Guarantee Agreements, each of the Subsidiary Guarantors hereby consents to the execution and issue by the Issuer of its [•]% Series [•] Senior Notes, due [•] (the “Series [•] Notes”) pursuant to the Note Agreement, which Series [•] Notes will be guaranteed by such Subsidiary Guarantor under the Note Agreement or under its Subsidiary Guarantee Agreement, as applicable.  As a material inducement to the Purchasers of the Series [•] Notes to consummate the purchase of the Series [•] Notes under the Note Agreement, each of the Subsidiary Guarantors respectively (i) acknowledges and confirms the continuing existence, validity and effectiveness of the Unconditional Guarantee or its Subsidiary Guarantee Agreement, as applicable, including, without limitation, with respect to the Series [•] Notes, and (ii) agrees that the issuance of the Series [•] Notes shall not in any way release, diminish, impair or reduce its obligations under the Unconditional Guarantee or its Subsidiary Guarantee Agreement, as applicable.

Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Note Agreement.

[SUBSIDIARY GUARANTORS]

Name:
Title:

Exhibit 4.9(b)-1

Exhibit 7.2

Form of Compliance Certificate

To:                             PGIM, Inc.
                                                [Holders of Notes]

From:               Luxfer Holdings PLC

Dated:

Dear Sirs

Note Purchase and Private Shelf Agreement, originally dated September 18, 2014, among Luxfer Holdings PLC, PGIM, Inc., the respective Subsidiary Guarantors party thereto and the respective Purchasers party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”)

1                                         We refer to the Note Purchase Agreement.  This is a Compliance Certificate.  Terms defined in the Note Purchase Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2                                         With reference to the [Annual Financial Statements] [Quarterly Financial Statements] for the [Financial Year ended [     ]] [Financial Quarter ended [     ]], we confirm that:

Covenant	Relevant Period	Target	Actual	Compliant/Non compliant
Debt Service Cover (Section 9.1(a)(i))	[ ] to [ ]	Not less than 1.25:1	[ ]:1	[ ]
Interest Cover (Section 9.1(a)(ii))	[ ] to [ ]	Not less than 4.0:1	[ ]:1	[ ]
Leverage (Section 9.1(a)(iii))	[ ] to [ ]	Not exceeding 3.0:1	[ ]:1	[ ]
Capital Expenditure (Section 9.1(a)(iv))	[ ] to [ ]	Not exceeding US$[ ] (110% of budgeted capital expenditure)	US$[ ]	[ ]

Schedule 7.2-1

Set forth in Exhibit A attached hereto are detailed calculations of each of the ratios set forth above.

3                                         We confirm that we have reviewed the relevant terms hereof and have made, or caused to be made, under our supervision, a review of the transactions and conditions of the Group from the beginning of the interim or annual period covered by the statements being furnished herewith to the date hereof and that such review has not disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default.(12)

4                                         We confirm that the following companies constitute Material Companies for the purposes of the Note Purchase Agreement (Section 9.31(b)):

[        ]

5                                         We confirm that the following companies are obligated as a borrower or a guarantor under or with respect to a Principal Lending Facility (Section 9.31(c)):

[        ]

6                                         We confirm that the aggregate earnings before interest, tax and amortization (calculated on the same basis as EBITA) of the Obligors (calculated on an unconsolidated basis and excluding all unrealized intra-Group profits of any member of the Group) exceeds 75% of EBITA of the Group (Section 9.31(a)(i)).

7                                         We confirm that the aggregate gross assets of the Obligors (calculated on an unconsolidated basis and excluding all intra-Group items and investments in Subsidiaries of any member of the Group) exceeds 75% of the consolidated gross assets of the Group (Section 9.31(a)(ii)).

Signed
	Finance Director of	Director of
	Luxfer Holdings PLC	Luxfer Holdings PLC

[insert applicable certification language]

(12)  If any condition or event that constitutes a Default or an Event of Default existed or exists, the certificate should specify the nature and period of existence thereof and what action the Obligors have taken or propose to take with respect thereto.

Exhibit 7.2

for and on behalf of
[name of Auditors of Luxfer Holdings PLC](13)

(13)  Only applicable if the Compliance Certificate accompanies the Audited Financial Statements and is to be signed by the Auditors.  To be agreed with the Issuer’s Auditors prior to signing of the Agreement.

Exhibit 7.2

Exhibit A

Calculations of Financial Covenants

Exhibit 7.2

Schedule 5.22

Group Structure Chart

As at October 2016

LUXFER HOLDINGS PLC
No. 3690830 #
Luxfer Gas Cylinders Limited
(Engineering)
No 3376625 #
Luxfer Gas Cylinders UK - Nottingham
Superform UK – Worc.
Luxfer Group 2000 Limited
(Holding Co.) No. 4027006 #
Luxfer Group Limited
(Holding Co.) No. 3944037 #
Lumina Trustee Limited
(Trustee Company)
No. 6055812 #
Biggleswick Limited
(non-trading)
No. 3349880 #
Luxfer Group Services Limited
*(2) (Service Company)
No. 3981395 #
Magnesium Elektron Limited*(1)
(Manufacturing)
No. 3141950 #
Swinton:
MEL Chemicals UK
Magnesium Elektron UK
LGL 1996 Limited
(Dormant)
(Non-trading) No.
Sub161 Pty Ltd (26.4%)
(Australia)
(Distribution)
Luxfer Uttam India Private Limited (51%)
(India)
(Manufacturing & Distribution)
Luxfer Overseas Holdings Limited
(Holding Co.)
No. 3081726
#
Luxfer Germany GmbH
HRB44318
(Manufacturing)
Magnesium Elektron CZ s.r.o. (Czech Republic)
(Manufacturing)
BAL 1996 Limited
(Dormant) No.3081702 #
Luxfer Magtech International Limited
No. 02891444 #
(Manufacturing)
BA Holdings, Inc.
(US Delaware)
(Holding Co.)
SEE PAGE 2
Luxfer Canada Limited (100%)
(Canada)
(Manufacturing)201
7012705
Luxfer Gas Cylinders S.A.S (France)
(Engineering)
Luxfer Australia Pty Limited
(Australia)
(Distribution)
Mel Chemicals China Limited
(Holding Co)
(Dormant)
No. 5364387 #
Luxfer Gas Cylinders China Holdings Limited
(Holding Co)
No. 5165622 #
Nikkei-MEL Company Limited
(Japan)
50%)
(Distribution)
Dynetek Cylinders India Private Ltd (India)
(49%)
Dormant
Dynetek Korea Co Ltd
(South Korea)
(49%)
Dormant
Gas Cylinders
Elektron
Head Office
Luxfer Gas Cylinders Shanghai Co Ltd
(China)
(Distribution)

***(2) £1.5m £1 redeemable preference shares owned by Luxfer Group 2000 Limited**

***(1) £27m £1 redeemable preference share owned by Luxfer Group 2000 Limited**

 # Jurisdiction of Incorporation England & Wales

Schedule 5.22-1

Exhibit 7.2